UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MFA FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

One Vanderbilt Avenue 48th Floor New York, New York 10017

Notice of Annual Meeting of Stockholders

Date:
June 6, 2023

Time:
2:00 p.m. ET

Place:
Virtual Internet

Your Vote
is Important

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. It is extremely important that your shares be represented and voted at the Annual Meeting.

To Our Stockholders

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of MFA Financial, Inc., a Maryland corporation (“MFA,” “we” or “our”), on Tuesday, June 6, 2023, at 2:00 p.m. Eastern Time. This year the Annual Meeting is being held for the following purposes:

To consider and vote on the election of the two (2) nominees named in the proxy statement to serve on MFA’s Board of Directors (the “Board”) until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

To consider and vote upon the ratification of the appointment of KPMG LLP as MFA’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
To consider and vote upon an advisory (non-binding) resolution to approve MFA’s executive compensation as disclosed in the proxy statement;

To consider and vote upon an amendment and restatement of the MFA Financial, Inc. Equity Compensation Plan, which, if approved at the Annual Meeting, will, among other things, increase the number of shares of common stock available for grant by MFA so that the number of shares available for issuance on or after the date of the Annual Meeting will be 8,468,548;

To consider and vote upon an advisory (non-binding) vote on the frequency of executive compensation advisory votes; and
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This year’s Annual Meeting will once again be a virtual meeting that will be held over the Internet. We believe the use of the Internet to host the Annual Meeting enables expanded stockholder participation. You will be able to attend the Annual Meeting, submit your questions and, if you are a record holder of our common stock or proxy for a record holder, vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/MFA2023 and entering your 16-digit control number.

The close of business on April 10, 2023, has been fixed by the Board as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Whether or not you plan to virtually attend the Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to MFA by using our dedicated Internet voting website, our toll-free telephone number or, if you prefer, the mail. By submitting your proxy voting instructions promptly, either by

Internet, telephone or mail, you can help MFA avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you virtually attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions given in advance of the meeting and vote your shares over the Internet at the virtual meeting.

In order to submit proxy voting instructions prior to the Annual Meeting, you have the option of authorizing your proxy (a) through the Internet at www.proxyvote.com and following the instructions described on the notice and access card previously mailed to you or on your proxy card, (b) by toll-free telephone at 1-800-690-6903 and following the prompts on the automated voting system or (c) by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

Your proxy is being solicited by the Board.

By Order of the Board

/s/ Harold E. Schwartz

Harold E. Schwartz

Secretary

New York, New York

April 24, 2023

Proxy Statement for the 2023 Annual Meeting of Stockholders

General Information

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of MFA Financial, Inc., a Maryland corporation (“MFA,” the “Company,” “we,” “our” or “us”), for exercise at MFA’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 6, 2023, at 2:00 p.m. Eastern Time, or at any postponement or adjournment thereof.

If a proxy is properly authorized, submitted without specifying any instructions thereon and not revoked prior to the Annual Meeting, the shares of our common stock, par value $0.01 per share (the “Common Stock”), represented by such proxy will be voted (i) FOR the election of the two (2) nominees for director named in this Proxy Statement to serve on the Board until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) FOR the advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement (“Say-on-Pay”), (iv) FOR the approval of the MFA Financial, Inc. Equity Compensation Plan, as amended and restated (the “Amended Plan”), which amends and restates our existing Equity Compensation Plan (which was last amended and restated, and most recently approved by our stockholders, in 2020) (the “Existing Plan”), and which, if approved at the Annual Meeting, will increase the number of shares of Common Stock available for grant by us so that the number of shares available for issuance on or after the date of the Annual Meeting will be 8,468,548 (which includes 3,240,238 shares of Common Stock subject to outstanding grants under the Existing Plan) and make certain other changes as described in this Proxy Statement and (v) ONE (1) YEAR on the advisory (non-binding) vote on the frequency of executive compensation advisory votes. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about April 24, 2023.

Attending and Participating in the Annual Meeting

This year’s Annual Meeting will once again be a virtual meeting that will be held over the Internet. We believe the use of the Internet to host the Annual Meeting enables expanded stockholder participation, reduces costs for both the Company and our stockholders and provides the same rights to participate as stockholders would have at an in-person meeting.

You may attend the virtual Annual Meeting if you are a stockholder of record, hold a proxy for a stockholder of record or are a beneficial owner of our Common Stock with evidence of ownership. You may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/MFA2023 and entering the 16-digit control number included on your proxy card or your voting instruction form. You will be able to submit questions and, if you are a stockholder of record of our Common Stock or a proxy for a stockholder of record, vote your shares during the Annual Meeting.

Stockholders eligible to vote may submit questions after logging into the virtual meeting platform as described above by typing a question in the field below the caption “Ask a Question”, and clicking “Submit.” We will attempt to respond to as many questions

MFA Financial, Inc.	1	2023 Proxy Statement

that are pertinent to the Company as time allows. Questions that are substantially similar may be grouped and answered once to avoid repetition.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which stockholders can view once they have checked in and during the Annual Meeting on the meeting website.

Technical Assistance. The Annual Meeting will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at approximately 1:45 p.m. Eastern Time. The virtual Annual Meeting platform is fully supported across most browsers (Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter any difficulties while accessing the virtual Annual Meeting during the check-in or meeting time, a technical assistance phone number will be made available on the Annual Meeting registration page approximately 15 minutes prior to the start time of the meeting through the conclusion of the Annual Meeting.

Annual Report

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report to Stockholders”), which includes financial statements audited by KPMG LLP, our independent registered public accounting firm, and their report thereon, dated February 23, 2023.

Voting Information

Record Date and Outstanding Shares

Stockholders will be entitled to one vote for each share of Common Stock held of record at the close of business on April 10, 2023 (the “Record Date”), with respect to (i) the election of the two (2) directors named in this Proxy Statement to serve on the Board until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) the advisory (non-binding) Say-on-Pay vote, (iv) the approval of the Amended Plan, (v) the advisory (non-binding) vote on the frequency of executive compensation advisory votes (“Say-on-Frequency”) and (vi) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

As of the Record Date, we had issued and outstanding 101,912,357 shares of Common Stock.

Ownership of Shares

Stockholders may own shares of Common Stock in one or more of the following ways: (i) directly in their name as the stockholder of record, (ii) indirectly through a broker, bank or other intermediary in “street name” or (iii) indirectly through the Company’s 401(k) Savings Plan (the “401(k) Plan”).

If shares of Common Stock are registered directly in the stockholder’s name, we are sending proxy materials directly to the stockholder. As the holder of record, the stockholder has the right to give their proxy directly to our tabulating agent or to vote electronically during the virtual Annual Meeting via webcast. If the stockholder holds their shares in street name, the stockholder’s broker, bank or other intermediary is sending proxy materials to them, and the stockholder may direct the intermediary how to vote on their behalf by completing the voting instruction form that accompanies the proxy materials or following the instructions in the notice they received. If the stockholder holds shares through the Company’s 401(k) Plan, the proxy includes shares of Common Stock that the 401(k) Plan has credited to the participant’s account.

MFA Financial, Inc.	2	2023 Proxy Statement

Internet Availability of Proxy Materials

We utilize a “notice and access” model rather than mailing full sets of proxy materials to all of our stockholders, as we believe, among other things, that the Company benefits from the reduced costs associated with this method of delivery, and it is friendlier to the environment. Thus, pursuant to rules of the Securities and Exchange Commission (“SEC”), we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials to all our stockholders. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2022 Annual Report to Stockholders, on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set of such materials can be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How to Vote

In order to submit proxy voting instructions prior to the Annual Meeting, stockholders have the option to authorize their proxy by Internet, telephone or mail. Stockholders are requested to authorize a proxy to vote their shares of our Common Stock during the virtual Annual Meeting via webcast by using the dedicated Internet voting website or toll-free telephone number provided for this purpose. Specific instructions regarding the Internet and telephone voting options are described in the Notice Regarding the Availability of Proxy Materials previously mailed to you and/or on your proxy card. Alternatively, stockholders may authorize their proxy by completing, signing and dating their proxy card and returning it in the postage-prepaid envelope provided. Stockholders who authorize their proxy by using the Internet or telephone voting options do not need to also return a proxy card.

Internet and telephone voting are available through 11:59 p.m. Eastern Time on Monday, June 5, 2023, for all shares other than shares held through the 401(k) Plan. To allow sufficient time for the 401(k) Plan trustee to vote, the trustee must receive voting instructions for shares of Common Stock held through the plan by 11:59 p.m. New York City time on Thursday, June 1, 2023. If the trustee does not receive voting instructions from the 401(k) Plan participant by that date, the trustee will not vote the participant’s shares. Accordingly, Internet and telephone voting are available through 11:59 p.m. Eastern Time on Thursday, June 1, 2023, for shares held in the 401(k) Plan.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017, (ii) authorizing a later proxy by Internet or telephone or submitting a later-dated proxy card or (iii) voting electronically during the Annual Meeting via webcast. Attending the virtual Annual Meeting via webcast will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes electronically during the Annual Meeting.

Quorum and Required Vote

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

Assuming a quorum is present, the business scheduled to come before the Annual Meeting will require the following affirmative votes:

1.	with respect to the election of directors, a majority of the total votes cast for and against the election of each nominee;
2.	with respect to the ratification of the appointment of our independent registered public accounting firm, a majority of the votes cast on the proposal;
3.	with respect to the advisory (non-binding) Say-on-Pay vote, a majority of the votes cast on the proposal;
4.	with respect to the approval of the Amended Plan, a majority of the votes cast on the proposal; and
5.

with respect to the advisory (non-binding) Say-on-Frequency vote, the option receiving a majority of the votes cast on the proposal, provided that if no option receives a majority of votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders.

MFA Financial, Inc.	3	2023 Proxy Statement

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.

An abstention is the voluntary act of directing your proxy to abstain or attending the meeting in person (via webcast over the Internet) and marking a ballot to abstain.

A broker non-vote occurs when a nominee (i.e., a broker) holding shares for a beneficial owner has not received instructions from the beneficial owner on a particular proposal for which the nominee is not permitted to exercise discretionary voting power under New York Stock Exchange (the “NYSE”) rules, and therefore, the nominee does not cast a vote on the proposal.

Under NYSE rules, brokers are not permitted to vote shares held in their clients’ accounts on elections of directors, the non-binding Say-on-Pay vote, the vote on the Amended Plan or the non-binding Say-on-Frequency vote (each of which is considered a non-routine matter), unless, in each case, the client (as beneficial owner) has provided voting instructions to the broker. The ratification of the appointment of our independent registered public accounting firm is, however, a proposal for which brokers do have discretionary voting authority (although they may choose not to exercise such authority). If you hold your shares in “street name” (i.e., through a broker or other nominee), your broker or nominee will not vote your shares on non-routine matters unless you provide instructions on how to vote your shares. You can instruct your broker or nominee how to vote your shares by following the voting procedures provided by your broker or nominee.

Abstentions do not count as votes cast on any of the election of directors, the ratification of the appointment of KPMG LLP, the advisory (non-binding) Say-on-Pay vote, the proposal to approve the Amended Plan or the advisory (non-binding) Say-on-Frequency vote and will have no effect on the results of such proposals.

Broker non-votes, if any, do not count as votes cast on the election of directors, the ratification of the appointment of KPMG LLP, the advisory (non-binding) Say-on-Pay vote, the vote on the Amended Plan, the advisory (non-binding) Say-on-Frequency vote and will have no effect on the results of such proposals.

MFA Financial, Inc.	4	2023 Proxy Statement

Corporate Governance

Role of the Board

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of the Board. The Board is responsible for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of the Board keep informed of our business by participating in meetings of the Board and its committees, by, among other things, reviewing analyses, reports and other materials provided to them and through discussions with our chief executive officer (“CEO”) and other executive officers.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board (the “Board Chair”) and CEO, with the Board Chair held by a non-executive independent director. Under our Bylaws, the Board Chair does not automatically serve as CEO, and the Board Chair may be an executive or non-executive of the Company. At present, our Board believes that the separation of roles, while not required, fosters clear accountability and enhances the Board’s oversight of and independence from management, as well as assisting the Board’s ability to carry out its roles and responsibilities on behalf of stockholders. The Board also believes that the current leadership structure fosters effective decision making and alignment on corporate strategy. In addition, the Board believes that separation of the Board Chair and CEO roles strengthens risk management and allows our CEO to focus more of his time and energy on day-to-day management and operations of the business.

Role of the Non-Executive Board Chair

Laurie S. Goodman, an independent director, currently serves as our Board Chair. Among other things, the Board Chair: (1) presides at all meetings of the Board; (2) has the authority to call, and will lead, meetings and executive sessions of our independent and non-management directors; (3) consults with the CEO and the Board committee chairs in establishing the agenda for Board and Board committee meetings; (4) helps facilitate communication between the CEO and the Board; (5) acts as a liaison between the Board and management; (6) confirms the Board has a process of periodically assessing the effectiveness of the Board, its committees and individual directors and management; and (7) performs such other functions as may be designated from time to time. The Board Chair is elected annually by a majority of the directors then serving on the Board at the first meeting of the Board following the annual meeting of stockholders.

Board’s Role in Risk Oversight

The Board is responsible for the oversight of MFA’s risk management. The Board oversees and monitors MFA’s risk management framework and reviews risks that may be material to us. As part of this oversight process, the Board periodically receives reports from management on areas of material risk to MFA, including operational, financial, interest rate, liquidity, credit, market, legal and regulatory, accounting, strategic, cyber (i.e., data protection and information security) and personnel risks. The Board receives these reports from the appropriate sources within MFA to enable it to understand our risk identification, risk management and risk mitigation strategies. To the extent applicable, the Board and its committees coordinate their risk oversight roles. As part of its written charter, the Audit Committee of the Board periodically discusses guidelines and policies to govern the process by which risk assessment and risk management, including major financial risk exposures, are undertaken by MFA and its management, and the

MFA Financial, Inc.	5	2023 Proxy Statement

Compensation Committee of the Board oversees our compensation programs to ensure that they do not encourage unnecessary or excessive risk taking. The principal goal of these processes is to achieve thoughtful Board-level attention to (i) our risk management process and framework, (ii) the nature of the material risks we face, (iii) the adequacy of our risk management process and framework designed to identify, respond to and mitigate these risks and (iv) as necessary or appropriate, possible changes to our risk management process and framework to react to a fluid business environment.

Director Independence

MFA’s Corporate Governance Guidelines (the “Governance Guidelines”), which have been adopted and are periodically reviewed by the Board, provide that a majority of the directors serving on the Board must be independent as affirmatively determined by the Board in accordance with the rules and standards established by the NYSE. In addition, as permitted under the Governance Guidelines, the Board has also adopted certain additional categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that six of our seven current directors, Laurie S. Goodman, Robin Josephs, Francis J. Oelerich III, Lisa Polsky, Sheila A. Stamps and Richard C. Wald, qualify as independent directors under the NYSE listing standards and the Independence Standards. Craig L. Knutson, by virtue of his position as our CEO and President, is not an independent director.

The Independence Standards can be found on our website at www.mfafinancial.com.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, officers and employees. The Code of Conduct was designed to assist directors, officers and employees in complying with the law, in resolving certain moral and ethical issues that may arise in the performance of their duties and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence on the conduct of audits, records retention, fair dealing, discrimination and harassment, and health and safety. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Code of Conduct and will recommend, as appropriate, proposed changes to the Code of Conduct to the Board.

The Code of Conduct can be found on our website at www.mfafinancial.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017.

Corporate Governance Guidelines

General. The Board has adopted the Governance Guidelines, which address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Guidelines are Board composition, Board functions and responsibilities, Board committees, director qualification standards, director resignations, director retirements, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and Board and committee performance evaluations. The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Governance Guidelines and will recommend to the Board, as appropriate, proposed changes to the Governance Guidelines.

The Governance Guidelines can be found on our website at www.mfafinancial.com. We will also provide the Governance Guidelines, free of charge, to stockholders who request them. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017.

MFA Financial, Inc.	6	2023 Proxy Statement

Majority Voting for Directors/Director Resignation Policy. Our Bylaws provide that a nominee for director will be elected by receiving the affirmative vote of a majority of the total votes cast for and against the election of such nominee in a non-contested election
(i.e., where the number of nominees is the same as the number of directors to be elected).

Under the terms of our Governance Guidelines, if a nominee for director who is an incumbent director is not elected by the vote required in our Bylaws, the director is required to promptly tender to the Board his or her offer to resign from the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board, will decide whether or not to accept such offer to resign, and thereafter, it will promptly and publicly disclose its decision. The nominee may address the Board, but may not be present during deliberations or voting on whether to accept the nominee’s resignation. If the Board determines not to accept the director’s offer to resign, the director will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation.

In a contested election, the director nominees who receive a plurality of votes cast are elected as directors. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast.

Director Retirement Policy. The Governance Guidelines provide that no person who has reached the age of 75 at the time of their election or appointment may be elected or appointed as a director.

Review and Approval of Transactions with Related Persons

The Board has adopted written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock or immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

●

Any covered related party transaction must be approved by the Board or by a committee of the Board consisting solely of disinterested directors. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to the Company.

●	On at least an annual basis, the Board or committee will monitor the transaction to assess whether it is advisable for the Company to amend or terminate the transaction.

Procedures

●

Management or the affected director or executive officer will bring the matter to the attention of the Chair of the Audit Committee or, if the Chair of the Audit Committee is the affected director, to the attention of the Chair of the Nominating and Corporate Governance Committee.

●	The appropriate committee Chair shall determine whether the matter should be considered by the Board or by a committee of the Board consisting solely of disinterested directors.
●	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
●	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.
●

If a transaction that has been entered into without prior approval is not ratified, the Board or committee may consider additional action, in consultation with counsel, including, but not limited to, with respect to transactions that are pending

MFA Financial, Inc.	7	2023 Proxy Statement

or ongoing, termination of the transaction on a prospective basis or modification of the transaction in a manner that would permit it to be ratified by the Board or committee, and with respect to transactions that are completed, rescission of such transaction and/or disciplinary action.

Identification of Director Candidates

In accordance with the Governance Guidelines and its charter, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director candidates for the Board and for recommending director candidates to the Board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are nominated to stand for election to the Board in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly-qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of the Board, our operating requirements and the interests of the Company. In accordance with the Governance Guidelines, director candidates should have experience in positions with a high degree of responsibility and decision making, be able to exercise good business judgment, be able to provide practical wisdom and mature judgment and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, and recommends director candidates based upon contributions they can make to the Board and management and their ability to represent MFA’s long-term interests and those of its stockholders.

Although we do not have a formal written diversity policy, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences, expertise and education in evaluating director candidates for Board membership. We believe that director diversity is, and will continue to be, an important component relating to the Board’s composition, as multiple and varied backgrounds and points of view contribute to a more informed and effective decision-making process.

Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our then current needs and those of the Board. If the Nominating and Corporate Governance Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating and Corporate Governance Committee may then obtain additional information about a director candidate’s background and experience, including by means of personal interviews. The Nominating and Corporate Governance Committee will then re-evaluate the director candidate using its evaluation criteria. The Nominating and Corporate Governance Committee receives input on such director candidates from other directors, and recommends director candidates to the Board for nomination. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

The Nominating and Corporate Governance Committee accepts stockholder recommendations of director candidates and applies the same standards in considering director candidates submitted by stockholders as it does in evaluating director candidates recommended by members of the Board or management. Stockholders may make recommendations at any time,

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but recommendations of director candidates for consideration as director nominees at our next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders. Accordingly, to submit a director candidate for consideration for nomination at our 2024 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by no later than the close of regular business hours on December 26, 2023. The written notice must demonstrate that it is being submitted by a stockholder of MFA and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each recommended director candidate’s consent to serve as a director and contact information for each director candidate so that his or her interest can be verified and, if necessary, to gather further information.

Communications with the Board

The Board has established a process by which stockholders and/or other interested parties may communicate in writing with our directors, a committee of the Board, the Board’s non-employee directors as a group or the Board generally. Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors. The Board has approved this communication process.

Executive Sessions of Independent Directors

The independent directors serving on the Board meet in executive session at least four times per year at regularly scheduled meetings of the Board. These executive sessions of the independent directors are presided over by Laurie S. Goodman, in her capacity as the non-executive Chair of the Board.

Corporate Responsibility: Social and Environmental Considerations

MFA understands the importance of incorporating environmental and social considerations into its business and day-to-day operations, and we appreciate the increased interest of our stockholders in these matters. We consider the interests of all our stakeholders — our stockholders, employees, lenders and other counterparties, vendors and community — in pursuing the long-term success and best interests of our business.

Social Considerations

MFA’s primary social considerations and impacts relate to our investment activity and human capital management, both of which are critical to our success as an organization.

Investment Activity

As a provider of private capital to the U.S. housing market through our investments in residential mortgages, our business enhances liquidity in the residential real estate mortgage markets and, in turn, facilitates homeownership in the United States. As of December 31, 2022, MFA had approximately $7.9 billion in aggregate mortgage and mortgage-related investments.

Human Capital Management

As an employer, we have a responsibility to our most important asset, our employees. We recognize the importance of ongoing communication and engagement with our employees through direct channels, facilitated by our relatively small employee base. We are committed to providing our employees an engaging, supportive and inclusive atmosphere in which to grow professionally and contribute. We are also committed to promoting equality and further increasing diversity within our workforce. In this regard, we are proud to have been one of 483 companies across a variety of business sectors in 45 countries and regions that was included in the 2023 Bloomberg Gender-Equality Index, which recognizes companies committed to transparency in gender reporting and

MFA Financial, Inc.	9	2023 Proxy Statement

advancing gender equality. 2023 was the fourth consecutive year in which MFA received this accolade. In addition, during 2022 MFA was certified as a Great Place to Work™ by Great Place to Work® Institute for the third consecutive year based on the results of an anonymous survey of our employees. We have also been recognized and included in the 50/50 Women on Boards Gender Diversity and Directory Index since 2019, and women comprise more than half the number of directors on our Board.

Finally, we pride ourselves on providing a wide selection of resources to protect our employees’ health, well-being, financial security and safety, and work-life balance, including:

Compensation, Retirement and Income Protection

●   Competitive base salary and bonus potential

●   Equity compensation plan

●   401(k) plan with company matching contribution

●   Company-paid short-term and long-term disability insurance

●   Company-paid group term life and accidental death & dismemberment insurance

●   Student loan repayment assistance program

●   Child care reimbursement program

Health, Wellness and Community

●   Company-subsidized medical insurance

●   Company-paid dental and vision insurance

●   Flexible spending accounts for health, dependent care, commuting and parking expenses

●   Paid parental leave

●   Paid vacation, personal and sick days and Federal holidays

●   Gym reimbursement program

●   Employee assistance program

●   Charitable contribution matching program

●   W@M — Women at MFA employee network

●   Paid time off for participation in volunteer activities

●   Eldercare reimbursement

●   Headquarters located in WELL-certified building

●   Participation in Toys for Tots holiday toy drive with company match of all donations

●   Financial support for the following:

     ○    Samuel Waxman Cancer Research Foundation

     ○    WIN (Women in Need), which provides family shelter and supportive housing in New York City

     ○    Kiva, which supports women-owned businesses in impoverished countries

Professional Education and Development

●   Tuition reimbursement for career-related college and continuing education courses

●   Reimbursement of costs for pursuing and maintaining job-related professional licenses, including prep course and exam fees

●   Reimbursement for membership in career-related professional organizations and associations

Business Continuity and Disaster Recovery

●   Active business continuity and disaster recovery program to identify and remediate threats to our operations and employees

●   Company maintains a dedicated and fully functional co-location facility usable in the event our principal office is unusable

●   Annual company-wide disaster recovery drill

MFA Financial, Inc.	10	2023 Proxy Statement

Environmental Considerations

As a specialty finance company that invests in and finances residential mortgage assets, including originating and servicing business purpose mortgage loans, our business operations have a relatively modest impact on the environment. Nonetheless, we strive to use resources efficiently and responsibly.

Our efforts to reduce our environmental impact include:

●	Headquarters building has earned the highest LEED, WELL and Wired Certifications
●	Headquarters building incorporates a 90,000 gallon rainwater collection system that reduces demand for cooling tower water by one million gallons of water annually
●	Office cleaning and pest control conducted with specific green products
●	Street-to-desk touchless entry experience
●	Headquarters location has a walkability score of 99 and facilitates the use of public transportation for nearly all employees
●	Bike room within headquarters building
●	Mandated recycling program for glass, metal, paper and plastic products
●	Individual recycling containers in all common areas
●	Commuter benefit program enables employees to use a pre-tax benefit account to pay for public transportation
●	Cloud computing to reduce electricity footprint
●	Recycling of electronic equipment and ink cartridges
●	Energy Star® printers, monitors and other electronics
●	Motion sensor control LED lighting
●	Motion sensor faucets and toilets
●	Filled water dispensers
●	Compostable and recycled kitchen products

MFA Financial, Inc.	11	2023 Proxy Statement

Board and Committee Matters

Board of Directors

The Board is responsible for directing the management of our business and affairs. The Board conducts its business through meetings and actions taken by unanimous written consent in lieu of meetings. During the year ended December 31, 2022, the Board held six meetings and acted 13 times by unanimous consent in lieu of a meeting. Each of our directors then serving on the Board attended at least 75% of the meetings of the Board (and of the Board’s committees on which they then served) that were held in 2022. All directors then serving on the Board attended our 2022 Annual Meeting of Stockholders. The Board’s policy, as set forth in our Governance Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of our stockholders.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Francis J. Oelerich III (Chair), Laurie S. Goodman, Robin Josephs and Lisa Polsky are currently the members of the Audit Committee. The Board has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of audit committee members, the Governance Guidelines, the Independence Standards, the written charter of the Audit Committee and our Bylaws. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” beginning on page 19 of this Proxy Statement for a description of their respective backgrounds and experience), that each of Mr. Oelerich, Ms. Goodman, Ms. Josephs and Ms. Polsky qualifies as an “audit committee financial expert” for purposes of, and as defined by, SEC rules and has the requisite accounting or related financial management expertise required by the NYSE listing standards. In addition, the Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards. During 2022, the Audit Committee met eight times.

The Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. In accordance with its charter, the Audit Committee has a policy requiring that the terms of all auditing and non-auditing services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee. The Audit Committee also reviews and evaluates the scope of all non-auditing services to be provided by our independent registered public accounting firm in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the Financial Accounting Standards Board or other similar governing bodies. The specific responsibilities of the Audit Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

Compensation Committee. Robin Josephs (Chair), Francis J. Oelerich III, Sheila A. Stamps and Richard C. Wald are currently the members of the Compensation Committee. The Board has determined that all of the members of the Compensation

MFA Financial, Inc.	12	2023 Proxy Statement

Committee are independent as required by the NYSE listing standards, the Governance Guidelines, the Independence Standards, the written charter of the Compensation Committee and our Bylaws. During 2022, the Compensation Committee met seven times and acted five times by unanimous consent in lieu of a meeting.

The Compensation Committee is responsible for, among other things, overseeing the design, approval, administration and evaluation of MFA’s compensation plans, policies and programs and reviewing and establishing the compensation of our directors and executive officers. The specific responsibilities of the Compensation Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

Compensation Committee Interlocks and Insider Participation. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee. Lisa Polsky (Chair), Laurie S. Goodman, Sheila A. Stamps and Richard C. Wald are currently the members of the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Governance Guidelines, the Independence Standards, the written charter of the Nominating and Corporate Governance Committee and our Bylaws. During 2022, the Nominating and Corporate Governance Committee met five times and acted once by unanimous consent in lieu of meeting.

The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to stand for election by our stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to the Company and directing the Board in an annual review of its performance. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which can be found on our website at www.mfafinancial.com.

We will provide the charter of any of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, free of charge, to stockholders who request them. Requests should be directed to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017.

Report of the Audit Committee

The Audit Committee of the Board is responsible for monitoring, on behalf of the Board, the integrity of MFA’s consolidated financial statements, the Company’s system of internal controls, the performance, qualifications and independence of its independent registered public accounting firm and its compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate the performance of and, when appropriate, replace MFA’s independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board.

Management has the primary responsibility for the Company’s financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of (i) the Company’s annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of the Company’s internal control over financial reporting and expressing an opinion with respect thereto. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial

MFA Financial, Inc.	13	2023 Proxy Statement

statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Company’s management and our independent registered public accounting firm.

During 2022, the Audit Committee held eight meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, KPMG LLP, the Company’s independent registered public accounting firm, and Grant Thornton LLP, the Company’s internal auditing firm.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022, and the related report prepared by KPMG LLP, with management and KPMG LLP. The Audit Committee discussed with KPMG LLP and Grant Thornton LLP the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed with management, KPMG LLP and Grant Thornton LLP management’s annual report on MFA’s internal control over financial reporting and the report prepared by KPMG LLP with respect to its audit of MFA’s internal control over financial reporting. The Audit Committee met with KPMG LLP and Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of MFA’s internal control environment and the overall quality of MFA’s financial reporting.

The Audit Committee reviewed and discussed with KPMG LLP its audit plan for MFA and their proposed implementation of this plan. The Audit Committee also discussed with KPMG LLP matters that independent accounting firms are required to communicate to audit committees under the rules of the SEC, generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of MFA’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB, which included a discussion of KPMG LLP’s judgments about the quality (not just the acceptability) of MFA’s accounting principles as applied to financial reporting.

The Audit Committee also discussed with KPMG LLP its independence from the Company. KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and represented that it is independent from MFA. When considering the independence of KPMG LLP, the Audit Committee considered whether services provided by KPMG LLP, beyond those rendered in connection with its audit of MFA’s consolidated financial statements, its reviews of MFA’s interim condensed consolidated financial statements included in MFA’s quarterly reports on Form 10-Q and its audit of the effectiveness of MFA’s internal control over financial reporting, were compatible with maintaining its independence. The Audit Committee reviewed and approved the audit and other professional services performed by, and the amount of fees paid for such services to, KPMG LLP.

The Audit Committee has adopted policies and procedures for the pre-approval of auditing and non-auditing services for the purpose of maintaining the independence of MFA’s independent registered public accounting firm. The Audit Committee received periodic updates on the amount of fees and scope of audit and other professional services provided.

Based on the Audit Committee’s review and the outcome of these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board, and the Board has approved, that MFA’s audited consolidated financial statements for the fiscal year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K filed with the SEC and 2022 Annual Report to Stockholders. The Audit Committee has also selected and appointed KPMG LLP as MFA’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and is presenting this appointment to the Company’s stockholders for ratification.

MFA Financial, Inc.	14	2023 Proxy Statement

Audit Committee

Francis J. Oelerich III, Chair

Robin Josephs

Laurie S. Goodman

Lisa Polsky

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended, or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

MFA Financial, Inc.	15	2023 Proxy Statement

Compensation of Non-Employee Directors

Pursuant to the terms of its charter, the Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the compensation of the non-employee directors (the “Non-Employee Directors”) on the Board.

At present, we have the following compensation program for Non-Employee Directors:

●	an annual cash retainer of $100,000, which retainer is payable in equal quarterly installments in arrears.
●	an annual grant to each director under the Company’s Equity Compensation Plan of fully-vested shares of our Common Stock or fully-vested stock units (“RSUs”) with a grant value of $150,000.
●

an annual cash retainer for service on one or more committees of the Board pursuant to which each member of the Board’s (i) Audit Committee (other than the Audit Committee Chair) receives $15,000 per year, (ii) Compensation Committee (other than the Compensation Committee Chair) receives $15,000 per year and (iii) Nominating and Corporate Governance Committee (other than the Nominating and Corporate Governance Committee Chair) receives $5,000 per year. These fees are payable in equal quarterly installments in arrears.

●

an annual cash fee of (i) $35,000 per year paid to the Chair of the Board’s Audit Committee, (ii) $35,000 per year paid to the Chair of the Board’s Compensation Committee and (iii) $15,000 per year paid to the Chair of the Board’s Nominating and Corporate Governance Committee, which fees are payable in equal quarterly installments in arrears.

●	an additional annual grant to the non-executive Chair of the Board of fully-vested shares of our Common Stock or fully-vested RSUs with a grant date value of $115,000.

Our Non-Employee Directors may also participate in our Fourth Amended and Restated 2003 Non-Employee Directors’ Deferred Compensation Plan (the “Non-Employee Directors Plan”), which allows participants to elect to defer receipt of 50% or 100% of their annual cash fees and to elect whether to receive their equity-based compensation in the form of fully-vested shares of our Common Stock or fully-vested RSUs. Under the Non-Employee Directors Plan, cash amounts that are deferred are deemed to be converted into hypothetical “stock units,” which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts (and the resultant hypothetical stock units), together with any dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. Cash amounts deferred are generally subject to an initial five-year deferral period, which may be extended for an additional five years if the Non-Employee Director so elects. To the extent a Non-Employee Director elects to take their equity compensation in the form of RSUs, such RSUs will settle, in shares of Common Stock on a one-for-one basis after an initial five-year deferral period (subject to an additional five year deferral if the director so elects).

MFA Financial, Inc.	16	2023 Proxy Statement

The following table summarizes the compensation of our Non-Employee Directors for the year ended December 31, 2022.

2022 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash $(1)	Stock/RSU Awards $(2)	Total $(3)
James A. Brodsky(4)	60,000	—	60,000
Laurie S. Goodman	120,000	265,000	385,000
Robin Josephs	150,000	150,000	300,000
Francis J. Oelerich III	150,000	150,000	300,000
Lisa Polsky	130,000	150,000	280,000
Sheila A. Stamps	120,000	150,000	270,000
Richard C. Wald	120,000	150,000	270,000

1.

Amounts in this column represent, as applicable, the annual board retainer fees, annual committee chair fees and committee membership fees earned or paid to Non-Employee Directors for service in 2022. For Ms. Goodman and Mr. Wald, amount includes cash fees that the director elected to defer under the Non-Employee Directors Plan.

2.

Amounts in this column represent the aggregate grant date fair value of such stock or RSU awards computed in accordance with FASB ASC Topic 718. During 2022, each non-employee director (except Mr. Brodsky) was granted 10,973 fully-vested RSUs on June 8, 2022 (based on a price per share of $13.67, which was the closing price of the Common Stock on such day). In addition, Ms. Goodman, our non-executive Board Chair, was granted an additional 8,413 fully-vested RSUs on June 8, 2022 (based on the same price). The right to receive dividend equivalents was factored into the grant date fair value of the fully-vested RSUs reported in this column. A discussion of the assumptions underlying the calculation of RSU values may be found in Note 12 to our Consolidated Financial Statements on pages 125 to 129 of our 2022 Annual Report on Form 10-K.

3.

Total compensation for Non-Employee Directors does not include dividend equivalents (which consist of a cash distribution equal to the cash dividend paid on a share of Common Stock) paid during 2022 in respect of the fully-vested RSUs granted to Ms. Goodman, Ms. Josephs, Mr. Oelerich, Ms. Polsky, Ms. Stamps and Mr. Wald.

4.	Mr. Brodsky retired from the Board effective June 7, 2022.

The following table summarizes certain additional information regarding cash amounts deferred by our Non-Employee Directors participating in the Non-Employee Directors Plan as of December 31, 2022.

Name	Fair Market Value of Deferred Amounts at Jan. 1, 2022(1) $	Cash Distribution Jan. 15, 2022 $	Remaining Deferred Amount after Jan. 15, 2022 Distribution(2) $	Fair Market Value of Deferred Amounts at Dec. 31, 2022(3) $
James A. Brodsky	855,222	—	855,222	543,800
Laurie S. Goodman	817,371	—	817,371	572,627
Robin Josephs	655,511	—	655,511	403,181
Lisa Polsky	320,676	—	320,676	216,501
Richard C. Wald	187,645	—	187,645	216,803

1.

Amounts in this column represent the value of compensation deferred by the director (including dividend equivalents credited to hypothetical stock units) from the inception of the individual director’s elected participation in the Non-Employee Directors Plan, less cash distributions, if any, made at the termination of any elected deferral and payment period before the effect of any distributions made during 2022. Amounts in this column represent the fair market value of stock units in the director’s deferred compensation account (including dividend equivalents credited to hypothetical stock units) based on the closing price of the Common Stock of $18.24 per share as reported on the NYSE on December 31, 2021 (as adjusted to reflect our 1-for-4 reverse stock split effected on April 4, 2022).

2.	Amounts in this column represent the value of the director’s deferred compensation account under the Non-Employee Directors Plan following the distributions, if any, made on January 15, 2022.
3.

Amounts in this column represent the fair market value at December 31, 2022, of hypothetical stock units in the director’s deferred compensation account (including dividend equivalents credited to outstanding stock units) (based upon the closing price of the Common Stock of $9.85 per share reported on the NYSE on December 30, 2022 (the last trading day of the year), under the Non-Employee Directors Plan.

MFA Financial, Inc.	17	2023 Proxy Statement

The Non-Employee Directors are subject to a share retention/alignment requirement pursuant to which each Non-Employee Director is required to hold and maintain equity in MFA, which could include Common Stock and/or RSUs under the Non-Employee Directors Plan (collectively, the “Equivalent Shares”), in an amount equal to no less than three times (3x) the annual cash retainer (currently $100,000 per year) payable to Non-Employee Directors. Generally, this retention requirement must be met within five years after becoming a director. As of the Record Date (April 10, 2023), all of our directors (other than Ms. Stamps, who was elected to the Board in December 2021) have met this retention requirement.

The following table summarizes information regarding the number of Equivalent Shares owned by each of our current Non-Employee Directors as of the Record Date.

Name	Shares of Common Stock Beneficially Owned #	Fully-Vested RSUs Owned #	Total Number of Equivalent Shares Owned #
Laurie S. Goodman	2,854	70,807	73,661
Robin Josephs	28,828	56,277	85,105
Francis J. Oelerich III	4,924	40,267	45,191
Lisa Polsky	-0-	35,116	35,116
Sheila A. Stamps	-0-	10,973	10,973
Richard C. Wald	-0-	35,116	35,116

Non-employee directors are also eligible to receive other grants of Common Stock and phantom shares, as well as grants of stock options, under the Company’s Equity Compensation Plan. We also reimburse all Non-Employee Directors for reasonable travel and other expenses incurred in connection with attending Board, committee and stockholder meetings and other Company-sponsored events and/or other activities in which they engage or participate on our behalf. In addition, we provide all non-employee directors with up to $500,000 of accidental death and dismemberment insurance while traveling to or attending Board, committee and stockholder meetings and other Company-sponsored events. Directors who are employees of the Company (currently, only Mr. Knutson) are not entitled to receive additional compensation for serving on the Board.

MFA Financial, Inc.	18	2023 Proxy Statement

Proposal 1. Election of Directors

Board of Directors

In accordance with our Charter and Bylaws, the Board is currently comprised of seven (7) directors, Laurie S. Goodman, Robin Josephs, Craig L. Knutson, Francis J. Oelerich III, Lisa Polsky, Sheila A. Stamps and Richard C. Wald, and it is divided into three classes.

One class of directors is elected at each annual meeting of our stockholders for a term of three (3) years. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The term of the Board’s Class I directors expires at the Annual Meeting. The terms of the other two classes of directors expire at MFA’s 2024 Annual Meeting of Stockholders (Class II directors) and MFA’s 2025 Annual Meeting of Stockholders (Class III directors).

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Ms. Goodman and Mr. Wald have been nominated by the Board to stand for election as Class I directors by the stockholders at the Annual Meeting to serve a term until our 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Ms. Goodman and Mr. Wald are currently directors of MFA, and each has consented to stand for election at the Annual Meeting.

If the candidacy of Ms. Goodman or Mr. Wald should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidate or candidates (if any) as shall be nominated by the Board or the Board may determine to reduce its size.

The Board has no reason to believe that Ms. Goodman or Mr. Wald would be unable or unwilling to serve as Class I directors.

Set forth below is a summary of self-identified diversity characteristics for each of our directors, including Ms. Goodman and Mr. Wald, the nominees for election at the Annual Meeting. We also provide the same for our continuing Class II and Class III directors. The Board has determined that all of our current directors are qualified to serve as directors of the Company. The biographies of each of the Board’s nominees standing for election or re-election and of our continuing directors, which follow below, contain information regarding each person’s service as a director, business experience and education, director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Board and the Nominating and Corporate Governance Committee to determine that the person should serve as a director.

In addition to the specific information set forth in their respective biographies, we believe that each of our directors also possesses the tangible and intangible attributes and skills that are important to being an effective director on the Board, including experience in areas of expertise relevant and beneficial to our business and industry, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of directors of the Company.

MFA Financial, Inc.	19	2023 Proxy Statement

Diversity of the Board

	L. S. Goodman	R. Josephs	C. L. Knutson	F. J. Oelerich III	L. Polsky	S. A. Stamps	R. C. Wald
Gender
Female	●	●			●	●
Male			●	●			●
Ethnicity or Race
Black or African American						●
White/ Caucasian	●	●	●	●	●		●

MFA Financial, Inc.	20	2023 Proxy Statement

Class I Director Nominees

The following information is furnished regarding the nominees for election as our Class I directors by the holders of Common Stock.

Laurie S. Goodman Age: 67 Director Since: 2014

Ms. Goodman is currently an Institute Fellow at the Housing Finance Policy Center at the Urban Institute, a Washington, D.C.-based nonprofit organization dedicated to elevating the debate on social and economic policy. Ms. Goodman founded the Housing Finance Policy Center in 2013, and served as its director or co-director from 2013 through 2021. Prior to joining the Urban Institute, she was with Amherst Securities Group, L.P., a boutique broker dealer specializing in securitized products, where she had been a Senior Managing Director since late 2008 leading a group known for its analysis of housing policy issues. Prior to her tenure at Amherst Securities, Ms. Goodman was head of Global Fixed Income Research and Manager of U.S. Securitized Products Research at UBS and its predecessor firms from July 1993 through November 2008. Prior to her tenure with UBS, Ms. Goodman spent ten years in senior fixed income research positions at Citicorp, Goldman Sachs, and Merrill Lynch. She was also a mortgage portfolio manager at Eastbridge Capital and a Senior Economist at the Federal Reserve Bank of New York. Ms Goodman also serves as a director of Arch Capital Group Ltd., a Bermuda-based insurance company, where she serves on its audit, underwriting oversight and nominating and governance committees, and Homepoint Capital Inc., a residential mortgage originator and servicer, where she serves as a member of its Audit Committee and Chair of its Nominating and Corporate Governance Committee. Ms. Goodman is also a member of the Consumer Financial Protection Bureau’s Consumer Advisory Board. Ms. Goodman has an A.M. and Ph.D. in economics from Stanford University and a B.A. in mathematics from the University of Pennsylvania. She has published more than 200 articles in professional and academic journals and co-authored and co-edited five books. Ms. Goodman was inducted into the Fixed Income Analysts Hall of Fame in 2009.

We believe that Ms. Goodman’s qualifications to serve on the Board include her extensive knowledge of mortgage finance, housing policy issues, the fixed income capital markets and, in particular, the mortgage-backed securities markets.

Richard C. Wald Age: 63 Director Since: 2020

Mr. Wald has served as Vice Chairman and a management (non-voting) member of the Board of Directors of Emigrant Bank, a privately held financial institution based in New York City, and its Vice Chairman, since 2012. In addition, Mr. Wald has served as Chief Regulatory Officer of Emigrant Bank since 2009 and Chairman and Chief Executive Officer of each of Emigrant Mortgage Company, and Emigrant Funding Corporation since 2011. Mr. Wald has also been an Adjunct Professor of Law at the Zicklin School of Business of Baruch College since 2013. Mr. Wald was an associate with the law firm of Fried, Frank, Harris, Shriver and Jacobson from 1986 to 1992 and was an Honors Program Attorney with the Federal Deposit Insurance Corporation from 1984 to 1986. Mr. Wald received a J.D. from the Boston University School of Law and a B.A. from the State University of New York at Stony Brook.

We believe that MR. Wald’s qualifications to serve on the Board include his extensive experience in mortgage banking and his extensive knowledge of legal, reguLATORY and compliance matters in the mortgage banking industry.

MFA Financial, Inc.	21	2023 Proxy Statement

Vote

The Board recommends a vote “For” the election of each of Ms. Goodman and Mr. Wald as Class I Directors.

Continuing Class II Directors

The following information is furnished regarding our Class II directors (who will continue to serve on the Board until our 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify).

Robin Josephs Age: 63 Director Since: 2010

From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. From 1986 to 1996, Ms. Josephs was a senior executive with Goldman, Sachs & Co. serving in the real estate group of the investment banking division and, later, in the equity capital markets division. Ms. Josephs has served since 2017 as a member of the board of directors of Safehold Inc., an investor in commercial real estate ground leases, where she serves as Chair of the audit committee and is a member of the nominating and governance and investment committees. In addition, Ms. Josephs has served since 2017 as a member of the board of directors of Starwood Real Estate Income Trust, Inc., a real estate income trust investing primarily in commercial real estate and commercial real estate debt. Ms. Josephs also served as a member of the Board of Directors of iStar Inc. from 1998 to March 2023 until its merger with Safehold; of SVF Investment Corp. 2, a special purpose acquisition company sponsored by Softbank Investment Advisers, the investment manager to the Softbank Vision Funds from May 2021 to 2023; of Quinstreet, Inc. from 2013 to 2021; and of Plum Creek Timber Company, Inc. from 2003 until its sale to Weyerhaeuser Company in February 2016. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs received her B.S. degree (magna cum laude) from The Wharton School of the University of Pennsylvania (Phi Beta Kappa) and an M.B.A. from Columbia University.

We believe that Ms. Josephs’ qualifications to serve on the Board include her significant knowledge of the specialty finance and real estate industries, her extensive experience in the investment banking industry, including her expertise in public and private real estate finance and equity capital markets, her substantial service on the boards and committees of other public companies, her experience with corporate governance, finance and other related matters.

MFA Financial, Inc.	22	2023 Proxy Statement

Craig L. Knutson Age: 63 Director Since: 2017

Mr. Knutson has served as MFA’s Chief Executive Officer and President since August 2017. Mr. Knutson was appointed Co-CEO of MFA in July 2017 and President and Chief Operating Officer in January 2014 and served in those capacities prior to his appointment as CEO and President in August 2017. Mr. Knutson served as our Executive Vice President from 2008 to 2013. From 2004 to 2007, Mr. Knutson served as Senior Executive Vice President of CBA Commercial, LLC, an acquirer and securitizer of small balance commercial mortgages. From 2001 to 2004, Mr. Knutson served as President and Chief Operating Officer of ARIASYS Inc., a software development company specializing in custom solutions for small to midsize businesses. From 1986 to 1999, Mr. Knutson held various progressive positions in the mortgage trading and mortgage finance departments of First Boston Corporation (later Credit Suisse), Smith Barney and Morgan Stanley. From 1981 to 1984, Mr. Knutson served as an Analyst and then Associate in the Investment Banking Department of E.F. Hutton & Company Inc. Mr. Knutson holds an M.B.A. from Harvard University and an A.B. (magna cum laude) from Hamilton College.

We believe that Mr. Knutson’s qualifications to serve on the Board include his position as our Chief Executive Officer as well as his prior senior-level positions with MFA, his extensive knowledge of mortgage-backed securities, residential mortgage loans and capital markets, his substantial knowledge of our business operations and investment strategies and his overall experience in the investment banking industry, including his expertise in corporate finance.

MFA Financial, Inc.	23	2023 Proxy Statement

Sheila A. Stamps Age: 65 Director Since: 2021

Ms. Stamps currently serves on the Board of Directors of Pitney Bowes Inc., a global shipping and mailing company that provides services to businesses and governments, where she also serves on the audit and executive compensation committees, and IQVIA Holdings Inc., a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, where she serves on the audit committee. Ms. Stamps also served on the Board of Directors of Atlas Air Worldwide Holdings, Inc., a leading global provider of outsourced aircraft and aviation operating services from 2018 to March 2023, where she served as Chair of the audit and finance committee, and of CIT Group, Inc., a financial holding company, from February 2014 to January 2022, where she served as a member of the audit and nominating & governance committees, as well as a member of the Board of CIT’s subsidiary, CIT Bank, N.A. From 2014 to 2018 Ms. Stamps served as a Commissioner and audit committee Chair on the Board of the New York State Insurance Fund, the state’s largest workers’ compensation insurance provider. From 2011 to 2012 she served as Executive Vice President at DBI, LLC, a private mortgage investment company. From 2008 to 2011 Ms. Stamps served as Director of Pension Investments and Cash Management at the New York State Common Retirement Fund, and from 2004 to 2005 she was a Fellow at the Weatherhead Center for International Affairs at Harvard University. From 2003 to 2004, Ms. Stamps served as a Managing Director and Head of Relationship Management, Financial Institutions, at Bank of America Corp. (formerly FleetBoston). From 1982 to 2003, she held a number of executive positions with Bank One Corporation (now JPMorgan), including Managing Director and Head of European Asset-Backed Securitization and Managing Director and Senior Originator of Asset-Backed Securitization. Ms. Stamps has a B.S. in Management Sciences from Duke University and an MBA in Finance from the University of Chicago.

We believe that Ms. Stamps’ qualifications to serve on the Board include her extensive experience in the banking and financial services industry, her significant knowledge of finance and the U.S. capital markets, her experience as a senior executive with strategy, risk and business development expertise, her substantial service on the boards and board committees of other public companies and her experience with corporate governance and other related matters.

MFA Financial, Inc.	24	2023 Proxy Statement

Continuing Class III Directors

The following information is furnished regarding our Class III directors (who will continue to serve on the Board until our 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify).

Francis J. Oelerich III Age: 62 Director Since: 2019

Mr. Oelerich has been a Managing Director of XMS Capital Partners, a global, independent financial services firm providing investment banking, asset management and merchant banking services, since 2018. Prior thereto, Mr. Oelerich was a Managing Director in the Mergers & Acquisitions Department of Deutsche Bank Securities, Inc. from 2008 to 2017. Prior to Deutsche Bank, Mr. Oelerich worked in investment banking for Morgan Stanley & Co. Incorporated from 1982 to 1984 and from 1986 to 2008, rising to the level of Managing Director. Mr. Oelerich received an M.B.A. from Harvard University, where he was elected a George F. Baker Scholar and named a Loeb, Rhoades Fellow, and a B.B.A. (with high honors) from the University of Notre Dame.

We believe that Mr. Oelerich’s qualifications to serve on the Board include his extensive experience in the investment banking industry, including his expertise in corporate finance and his extensive experience advising public company boards of directors on mergers and acquisitions and other strategic matters.

Lisa Polsky Age: 66 Director Since: 2020

Ms. Polsky has served as a member of the Board of Directors of HSBC Bank USA, N.A. since January 2023. She also serves as a member of the Board of Directors and member of the audit committee of Vertex Holdco, Inc., the privately-held parent of VeriFone, a provider of technology and services for point-of-sale electronic payment transactions. She was previously a member of the Board of Trustees of Guardian Life’s Variable Products Trust, from 2016-2022, where she chaired the audit committee. Ms. Polsky also served as a member of Deutsche Bank AG’s U.S. Board from 2016 through October 2021, where she chaired the risk committee. Ms. Polsky also served on the Board of Directors of Piper Jaffray from 2007 to 2016, where she chaired the audit committee and the compensation committee. She also recently served as a member of the Advisory Council of ConsenSys Software, Inc., a blockchain software technology company, from 2020 to 2022. She was previously a Senior Risk Advisor to each of AQR Capital Management LLC, an investment management firm, and Ultra Capital, a venture capital firm. Prior thereto, Ms. Polsky served as Chief Risk Officer at CIT, a financial holding company, from 2010 to 2016, and she was Chief Risk Officer of Morgan Stanley earlier in her career. Ms. Polsky began her career building derivative trading and hedge fund businesses at Citibank and Bankers Trust. Ms. Polsky holds a B.S. in International Business and Economics from New York University.

We believe that Ms. Polsky’s qualifications to serve on the Board include her extensive risk management experience for sophisticated financial services firms and her substantial service on the boards and committees of other public and private companies in the financial services sector and her experience with corporate governance, finance and other related matters.

In accordance with our Charter and Bylaws, vacancies occurring on the Board as a result of death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority of the remaining directors in office, and any director elected to fill a vacancy holds office for the remainder of the full term of the class of directors in which the vacancy occurred.

There is no familial relationship among any of the members of our Board or executive officers.

MFA Financial, Inc.	25	2023 Proxy Statement

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

On March 8, 2023, the Audit Committee of the Board appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Board is asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP for 2023. In the event that stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other accounting firms for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

KPMG LLP first audited our financial statements beginning with the year ended
December 31, 2011.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by KPMG LLP in respect of the fiscal years ended December 31, 2022 and 2021.

Vote

The Board recommends a vote For the ratification of the appointment of Kpmg Llp as our independent registered public accounting firm for the year ending December 31, 2023.

MFA Financial, Inc.	26	2023 Proxy Statement

	Fiscal Year Ended December 31,
	2022 $	2021 $
Audit Fees(1)	1,806,395	1,570,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,938	1,938
Total	1,808,333	1,571,938

1.

2022 and 2021 Audit Fees include, as applicable: (i) the audit of the consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the audits of the financial statements of certain subsidiaries of the Company; and (iv) comfort letters, consents and other services related to the SEC and other regulatory filings and communications. Audit Fees for 2022 and 2021 also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2.	There were no Audit-Related Fees incurred in 2022 and 2021.
3.

No Tax Fees were paid to or earned by KPMG LLP during 2022 or 2021. The Company paid Ernst & Young LLP $ 368,850 in 2022 and $410,025 in 2021 for tax compliance, tax planning, tax advisory and related tax services.

4.

During each of 2022 and 2021, the Company paid KPMG LLP $1,938 for a subscription to certain GAAP technical reference materials. Except as described in the previous sentence and in the table and notes above, there were no other professional services rendered by KPMG LLP in 2022 and 2021.

All audit and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote

The Board recommends a vote For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

MFA Financial, Inc.	27	2023 Proxy Statement

Executive Officers

The following table sets forth certain information with respect to each of our executive officers. The Board appoints or annually reaffirms the appointment of all of our executive officers:

Officer	Age	Position Held
Craig L. Knutson	63	Chief Executive Officer and President
Gudmundur Kristjansson	43	Co-Chief Investment Officer
Bryan Wulfsohn	40	Co-Chief Investment Officer
Stephen D. Yarad	53	Chief Financial Officer
Mei Lin	44	Senior Vice President and Co-Controller
Terence B. Meyers	68	Senior Vice President - Tax
Michael C. Roper	35	Senior Vice President and Chief Accounting Officer
Harold E. Schwartz	58	Senior Vice President, General Counsel and Secretary
Natasha Seemungal	38	Senior Vice President and Co-Controller

Biographical information on Mr. Knutson is provided in “Election of Directors” of this Proxy Statement.

Gudmundur Kristjansson serves as Co-Chief Investment Officer. Mr. Kristjansson joined MFA in 2007 and has served as a Senior Vice President since 2014 and Co-Chief Investment Officer since January 2019. From 2005 to 2007, Mr. Kristjansson served as an Associate in Trading and Analytics at Performance Trust Capital Partners where he focused on fixed income strategy and research as well as developing fixed income analytics. Mr. Kristjansson holds a Master of Engineering degree in Operations Research from Cornell University and a B.S. in Mechanical and Industrial Engineering from the University of Iceland (Reykjavik).

Bryan Wulfsohn serves as Co-Chief Investment Officer. Mr. Wulfsohn joined MFA in 2010 and has served as a Senior Vice President since 2015 and Co-Chief Investment Officer since January 2019. From 2008 to 2010, Mr. Wulfsohn served as a Senior Financial Analyst at Inland Western Real Estate Trust, Inc., where he focused on corporate strategy. From 2005 to 2007, Mr. Wulfsohn served as an associate in the capital markets group at CBA Commercial, LLC, an acquirer and securitizer of small balance commercial mortgages. Mr. Wulfsohn holds a B.A. from Franklin and Marshall College, and he is a CFA charterholder.

Stephen D. Yarad serves as our Chief Financial Officer. Mr. Yarad joined MFA in 2010. Prior to joining MFA, Mr. Yarad was a partner in the financial services audit practice of KPMG LLP, having been admitted to the partnership of the firm in 2005. He commenced his career with KPMG LLP in Australia in 1991 and held various progressive positions before relocating to the United States at the end of 2001. In addition to being a Chartered Accountant and Associate Member of the Institute of Chartered Accountants in Australia, he is also a Certified Public Accountant licensed in New York and New Jersey. Mr. Yarad holds a Bachelor of Commerce (Accounting and Finance) with merit from the University of New South Wales (Sydney, Australia) and a Graduate Diploma in Applied Finance and Investment from the Securities Institute of Australia.

Mei Lin serves as Senior Vice President and Co-Controller. Ms. Lin was appointed Co-Controller in December 2021. Ms. Lin joined MFA in 2018 as a First Vice President. From 2014 to 2018, Ms. Lin served as Vice President of Product Control for U.S. Mortgages

MFA Financial, Inc.	28	2023 Proxy Statement

at Jefferies LLC. From 2009 to 2014, Ms. Lin served as Vice President of Finance for C12 Capital Management, a hedge fund. Ms. Lin began her career in the financial services industry in 2006 at Barclays Capital Inc., where she served as Vice President of Product Control for Principal Mortgage Trading Group. Ms. Lin holds a B.A. in Finance from Remin University of China, and an M.B.A. in Finance from University of Illinois - Urbana Champaign, and she is a CFA charterholder.

Terence B. Meyers serves as Senior Vice President and Director of Tax. Mr. Meyers joined MFA in 2013. Prior to joining MFA, Mr. Meyers was most recently a Director in the financial services tax practice of Deloitte Tax, LLP, where he held various positions from 1983 to 2013. While at Deloitte Tax, Mr. Meyers provided advice to clients regarding the tax and accounting treatment of mortgage loans, mortgage-backed securities and other debt instruments, mortgage banking activities and asset securitization, derivative and hedging transactions. Mr. Meyers is a Certified Public Accountant and holds an M.B.A. in Taxation and a B.S. from St. John’s University College of Business Administration. Mr. Meyers also has a J.D. from St. John’s University School of Law.

Michael C. Roper serves as Senior Vice President and Chief Accounting Officer. Mr. Roper joined MFA in 2014 and was appointed Chief Accounting Officer in December 2021. Mr. Roper previously served as our Controller. Prior to joining MFA, Mr. Roper was the Assistant Controller for Apollo Residential Mortgage, Inc. Mr. Roper began his career at Ernst & Young LLP primarily focusing on providing client services to publicly-traded mortgage REITs. Mr. Roper is a Certified Public Accountant and holds a B.S. from Bentley University and an M.S. from Pace University.

Harold E. Schwartz serves as Senior Vice President, General Counsel and Secretary. Mr. Schwartz joined MFA in 2011. From 2001 to 2011, Mr. Schwartz served as a Vice President and Senior Counsel for American Express Company, where he specialized in corporate, securities, corporate governance and mergers and acquisitions matters. From 1996 to 2000, Mr. Schwartz served as Senior Vice President, General Counsel and Secretary of Caribiner International, Inc., a business communications services and audio visual equipment rental company. Mr. Schwartz began his career working for the law firm of Schulte Roth & Zabel LLP. Mr. Schwartz has a J.D. from Georgetown University and an A.B. from Duke University.

Natasha Seemungal serves as Senior Vice President and Co-Controller. Mrs. Seemungal was appointed Co-Controller effective December 2021. Mrs. Seemungal joined MFA in 2009 as an Accounting Analyst, and has served in various positions of progressive responsibility, including most recently as MFA’s Assistant Controller. Prior to joining MFA, Mrs. Seemungal began her career at The Estee Lauder Companies. Mrs. Seemungal holds a B.S and M.S in Accounting from St. John’s University College of Business Administration.

MFA Financial, Inc.	29	2023 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Introduction

The following section discusses the key features of our executive compensation program and the approach taken by the Compensation Committee of the Board in setting and determining compensation for 2022 for:

●	Craig L. Knutson, our Chief Executive Officer and President;
●	Gudmundur Kristjansson, one of our Senior Vice Presidents and Co-Chief Investment Officer;
●	Bryan Wulfsohn, one of our Senior Vice Presidents and Co-Chief Investment Officer;
●	Stephen D. Yarad, our Chief Financial Officer; and
●	Harold E. Schwartz, one of our Senior Vice Presidents and our General Counsel and Secretary (collectively, our “Named Executive Officers”).

The Compensation Committee oversees the design and administration of our compensation programs and makes decisions relating to the compensation of our Named Executive Officers. The Compensation Committee intends that the compensation paid to the Named Executive Officers be consistent with our overall compensation philosophy, as well as competitive with market practices.

The sections that follow describe:

●	The Compensation Committee’s process for reviewing the components of the compensation of the Named Executive Officers.
●	The reasons for paying each element of compensation to the Named Executives Officers, including the methodology for competitive benchmarking and the use of peer groups.
●	How compensation levels are determined, including the performance measures used for performance-based compensation and factors taken into account in the Compensation Committee’s determination that those measures are appropriate.

2022 Compensation Summary

It is the Compensation Committee’s role to review the Company’s executive compensation plans and programs and, after noting the outcome of the most recent stockholder advisory vote on executive compensation, make compensation decisions it believes are appropriate. Among other things, below is a summary of certain of the determinations made by the Compensation Committee with respect to 2022 compensation matters, and in particular with respect to Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn, our three most senior and most highly-compensated employees, each of whom has an employment agreement with us. These items are discussed further within this CD&A and in the executive compensation tables and notes to the tables and other narratives regarding compensation matters, all of which follow.

●	Although our 2022 business, financial performance and share price were adversely affected by the global volatility in interest rates throughout the year, our active portfolio management mitigated the impact of such volatility on our business. The U.S. economy and financial markets were negatively impacted as a result of, among other factors, the Federal Reserve’s actions to significantly increase the Fed Funds rate in an attempt to reduce the rate of inflation. Interest rate and credit sensitive companies such as MFA and its mortgage REIT peers were not immune to the impact of the Federal Reserve’s actions.
MFA Financial, Inc.	30	2023 Proxy Statement

Our GAAP net loss for the year was approximately $264.5 million, which was driven largely by non-cash net losses on investments accounted for at fair value through earnings. In addition, our GAAP book value per share declined approximately 22.2% from December 31, 2021, to $14.87 at December 31, 2022. Nonetheless, through active portfolio management, including hedging and securitization activities, we were able to maintain a strong balance sheet and mitigate the impact of the volatile interest rate environment on our cost of funds. Among other items, our 2022 performance included the following:

●	Our focus on hedging and liability management during 2022 limited the impact of volatile markets, as our cost of funds (including the impact of interest rate swaps) rose only 131 basis points to 3.7% at December 31, 2022, despite the Federal Reserve raising the Federal Funds rate by 425 basis points during the course of the year.
●	We continued to prioritize liquidity and prudent management of recourse leverage, closing the year with approximately $334 million in unrestricted cash and low recourse leverage (i.e., the ratio of our financing liabilities (excluding non-recourse securitized debt) to net equity) of 1.8:1. Including securitized debt, our overall leverage was 3.5:1 at December 31, 2022.
●	We increased our non-mark-to-market financing to 67% of our total asset-based financing at December 31, 2022, from 58% at the end of 2021 (which, among other things, reduced our exposure to margin calls).
●	At year-end 2022, approximately 99% of our asset-based financing costs were effectively fixed rate, an increase from 58% at the end of 2021, which we accomplished through securitization transactions and interest rate swaps.
●	We completed nine securitization transactions, across multiple mortgage loan types, totaling $2.3 billion, which reflected the continued execution on our strategy to reduce our reliance on shorter-term, mark-to-market funding of our investments portfolio in favor of longer-term, non-mark-to-market funding.
●	We added approximately $2.3 billion of interest rate swaps during 2022 to hedge our funding risk from movements in interest rates, which brought our total swap hedges to $3.2 billion at year-end.
●	In accordance with pay-for-performance principles, 2022 annual incentive compensation for Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn was primarily formulaically determined by MFA’s 2022 financial performance. Mr. Knutson was paid overall annual incentive compensation for the 2022 Performance Period (December 1, 2021 to November 30, 2022) of $2,250,000. Mr. Knutson’s annual incentive compensation for 2022 reflected a payment to him of 112.5% of his overall “target” annual incentive award of $2,000,000 for 2022, as compared to his overall annual incentive compensation of $3,750,000 for the 2021 performance period, which reflected a payment to him of 187.5% of his overall “target” annual incentive award for that year (which “target” was also $2,000,000).

In addition, Mr. Kristjansson and Mr. Wulfsohn were each paid overall annual incentive compensation for the 2022 Performance Period of $1,068,750. Similar to Mr. Knutson’s annual incentive award, each of Mr. Kristjansson’s and Mr. Wulfsohn’s annual incentive compensation for 2022 reflected a payment to the executive of 112.5% of his overall “target” annual incentive award of $950,000 for 2022, as compared to his overall annual incentive compensation of $1,781,250 for the 2021 performance period, which reflected a payment to each executive of approximately 187.5% of his overall “target” annual incentive award for that year (which “target” was also $950,000).

The decrease in annual incentive compensation for each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn for 2022 as compared to 2021 was a reflection of MFA’s financial performance during the year, which resulted in a 50% decrease for the 2022 Performance Period in the component of each executive’s annual bonus that is formulaically-determined as compared to the formulaically-determined portion of their bonus for the 2021 performance period.

Also, Mr. Yarad’s and Mr. Schwartz’s respective annual incentive awards of $370,000 and $425,000, respectively, for the 2022 Performance Period, which were solely discretionary as determined by the Compensation Committee, reflected an approximately 10% decrease from the annual incentive compensation that each such executive received for the 2021 performance period.

●	Year-end vesting and realized value of long-term incentive awards granted to Named Executive Officers in 2020 were adversely affected by the substantial decline price of MFA’s Common Stock over the course of the three-year vesting and performance period

MFA Financial, Inc.	31	2023 Proxy Statement

for such awards. The substantial overall decline in our Common Stock price suffered during the three-year period ended December 31, 2022, had a pronounced negative impact on the realized value of the time-based restricted stock units (“TRSUs”) that had been granted to our Named Executive Officers in early 2020 and vested at the end of 2022. The decline in our stock price also had a significant impact on the vesting and realized value of the performance-based restricted stock units (“PRSUs”) granted in early 2020 with a three-year performance period that ended December 31, 2022. More specifically, at their vesting on December 31, 2022, the value of the TRSUs that had been granted to each Named Executive Officer in early 2020 had declined approximately 68.2% from the TRSUs’ grant date value (see 2022 Realized Compensation table below). In addition, as a result of the absolute and relative performance of MFA’s Common Stock during the three-year period ended December 31, 2022, only 7.1% of the “target” number of PRSUs granted to the Named Executive Officers in early 2020 ultimately vested, such that the actual value realized on the PRSUs reflected a decline of 96.8% from the grant date value of the “target” number of PRSUs (see 2022 Realized Compensation below).
●	60% of 2022 long-term equity awards to Named Executive Officers were performance-based. Of the long-term equity-based incentive awards (in the form of TRSUs and PRSUs) granted to each of the Named Executive Officers in January 2022, approximately 60% were performance-based awards that will “cliff” vest based on our absolute TSR (in the case of one-half of such awards) and our TSR relative to a group of internally- and externally-managed residential mortgage REITs (in the case of the other half of such awards), in each case for the three-year period from January 1, 2022 to December 31, 2024, with the number of awards to ultimately vest ranging from zero to two times a “target” number. The remaining approximately 40% of the long-term equity-based incentive awards granted to our Named Executive Officers were time-based awards that “cliff” vest after three years. These long-term awards act to further align the interests of our management team and our stockholders over a multi-year period. The long-term equity awards granted to each of the Named Executive Officers during 2022 are further described on pages 40 to 42 and pages 44 to 46 of this Proxy Statement under the heading “2022 Long-Term Equity-Based Incentive Awards.”
●	Consistent with MFA’s pay-for-performance philosophy, the overall compensation realized by each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn was substantially below the overall target opportunity for each executive. As identified above, the decline in our stock price had a significant impact on the compensation actually realized by our three most highly compensated executives. The table below summarizes the grant value and realized value of the principal components of compensation that was paid or vested during 2022.

2022 Realized Compensation

	Mr. Knutson			Mr. Kristjansson/Mr. Wulfsohn
Component	Grant Date Value/ Target Value ($)	Value Realized ($)	Realized Value as % of Grant Date/ Target Value	Grant Date Value/ Target Value ($)	Value Realized ($)	Realized Value as % of Grant Date/ Target Value
2022 Base Salary	800,000	800,000	100%	500,000	500,000	100%
2022 Annual Incentive	2,000,000	2,250,000	112.5%	950,000	1,068,750	112.5%
2020 TRSUs(1)	1,093,300	347,390	31.8%	377,688	120,012	31.8%
2020 PRSUs(2)	1,575,252	50,412	3.2%	472,581	15,130	3.2%
Total	5,468,552	3,447,802	63.0%	2,300,269	1,703,892	74.1%
1.	TRSUs were granted in early 2020 and vested on December 31, 2022. Value realized excludes dividend equivalents paid during vesting period.
2.	PRSUs were granted in early 2020 and vested on December 31, 2022 at 7.1% of “target” number of awards. Value realized excludes dividend equivalents paid on vested awards. Per the terms of the PRSUs, no dividends were paid on unvested awards.
MFA Financial, Inc.	32	2023 Proxy Statement

●	Consistent with MFA’s performance-based compensation philosophy, approximately 87% of the CEO’s 2022 compensation was at-risk. As in past years, our Named Executive Officers’ compensation for 2022 was allocated among base salary, annual incentive compensation comprised of a formulaically-determined bonus based on two measures of adjusted return on average equity (“ROAE”) and a discretionary bonus (IRM Bonus), TRSUs and PRSUs. For 2022, Mr. Knutson received direct compensation aggregating approximately $6.25 million, which was comprised of a base salary in the amount of $800,000, a Distributable Earnings ROAE Bonus (as discussed below) of $1,500,000, an IRM Bonus in the amount of $750,000, TRSUs with an aggregate grant date value of approximately $1,280,000 and PRSUs with an aggregate grant date value of approximately $1,920,000. Mr. Knutson did not earn an Adjusted GAAP ROAE Bonus (as discussed below) for the 2022 Performance Period. Of the total compensation received by Mr. Knutson for 2022, approximately 48.8% was paid in cash and 51.2% was granted in the form of TRSUs and PRSUs, and approximately 87.2% of 2022 compensation was “at- risk”.

Consideration of 2022 Advisory Vote on Executive Compensation

At our Annual Meeting of Stockholders held in June 2022, 96.4% of the votes cast with respect to the say-on-pay proposal voted to approve our executive compensation for 2021. The Compensation Committee has reviewed the results of the 2022 say-on-pay vote and believes that the significant support of MFA stockholders in this vote reflects support for MFA’s approach to executive compensation.

The Compensation Committee will continue to consider the outcome of future Say-on-Pay votes and other stockholder input, as well as available market data, in making future decisions regarding executive compensation.

Compensation Philosophy and Objectives

Through our executive compensation programs, we seek to attract, motivate and retain top quality senior executives who are committed to our core values of excellence and integrity. The Compensation Committee’s fundamental philosophy is to closely align these compensation programs with the achievement of annual and long-term performance goals tied to our financial success and the creation of stockholder value.

The Compensation Committee’s principal objectives in developing and administering the executive compensation programs are to:

●	Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value consistent with appropriate levels of leverage and risk;
●	Retain, motivate and attract a highly-skilled senior executive team that will contribute to the successful performance of the Company;
●	Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the executive’s particular position in the marketplace;
●	Support a culture committed to paying for performance where compensation is commensurate with the level of risk-adjusted returns that are achieved; and
●	Maintain a high degree of flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy and our prevailing business environment, as well as changing labor market dynamics.

The Compensation Committee periodically reviews and evaluates executive officer compensation levels and our compensation program. It is the Compensation Committee’s view that compensation decisions are complex and best made after a deliberative review of Company and individual performance, as well as industry compensation levels. Consistent with this view, the Compensation Committee assesses our performance within the context of the industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for each such individual’s respective position, role and responsibilities within MFA.

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Compensation Benchmarking/Use of Peer Groups

The Compensation Committee benchmarks from time to time the compensation levels and practices relating to our Named Executive Officers and other executive officers against industry-based compensation levels and practices. While it is the Compensation Committee’s goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, the Compensation Committee has not established a specific target market percentile for executive officer pay levels, as pay practices and compensation levels among participants in our industry can vary significantly from one year to the next such that the use of a specific target market position would not necessarily reflect the Compensation Committee’s assessment of performance as the primary driver of pay levels.

The Compensation Committee has, in general, undertaken an annual review of MFA’s peer group methodology. The Compensation Committee has engaged in these reviews in part because it historically had been difficult to develop a peer group for executive compensation purposes in the residential mortgage REIT sector due to the significant number of companies in the sector that were, until the last few years, externally advised. These externally-advised companies had few, if any, employees that were compensated directly and/or fully by the REIT. Rather, such persons’ compensation was paid by the external manager of the REIT, and as a result, the REIT itself was required to disclose publicly little to no compensation information regarding its executives. Furthermore, the Compensation Committee believed that any peer group for compensation purposes that was comprised solely of internally-advised residential mortgage REITs would not have been a large enough group to provide meaningful comparative information. In light of the “internalization” of several residential mortgage REITs over the past few years, additional compensation information has become more available for the Compensation Committee to consider as it makes decisions regarding the structure, design and pay levels of our executive compensation program. Nonetheless, a significant number of companies in the residential mortgage REIT sector continue to remain externally advised, which limits the amount of compensation information that is available to inform the Compensation Committee.

Because of the limited compensation information available for mortgage REITs, the Compensation Committee has developed a peer group that extends beyond mortgage REITs. This peer group also includes a number of other real estate-focused finance companies in both the residential and commercial sectors, the executives of which are required to have similar skills and experience as the executives of MFA, including the evaluation of credit risk, interest rate risk and allocation of capital (which are skills required in connection with the evaluation of residential whole loans, business purpose loans, residential mortgage-backed securities and other residential mortgage-related assets). In addition, the Compensation Committee has also considered for inclusion in the peer group companies that identify MFA as a peer, that identify peers as peers in their own peer group, and companies that have, in prior years, been identified by the proxy advisory firms as being comparable to MFA in their evaluation of MFA in connection with developing their annual Say-on-Pay vote recommendation.

The Compensation Committee notes that the peer group does not include externally-managed mortgage REITs because comprehensive compensation data for their executives are generally not publicly available. In addition, the Compensation Committee has not included generally higher-paying private equity firms and hedge funds with which MFA must compete for executive talent. These organizations have not been included in the peer group because they have different business economics and pay models from ours and because comprehensive compensation data for these firms are generally not publicly available.

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With the above in mind, in the summer of 2022, the Compensation Committee, in consultation with its independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), identified the following companies against which Company performance would be compared and compensation practices would be reviewed (the majority of which are the same companies identified by the Compensation Committee to inform its 2021 compensation decisions):

AGNC Investment Corp. (AGNC)	Mr. Cooper Group, Inc. (COOP)
Arbor Realty Trust, Inc. (ABR)	New York Mortgage Trust, Inc. (NYMT)
BrightSpire Capital, Inc. (BRSP)*	PennyMac Financial Services, Inc. (PFSI)
Broadmark Realty Capital, Inc. (BRMK)*	Redwood Trust, Inc. (RWT)
Chimera Investment Corporation (CIM)	Two Harbors Investment Corp. (TWO)
Dynex Capital Inc. (DX)*	Virtus Investment Partners Inc. (VRTS)
Granite Point Mortgage Trust (GPMT)	Walker & Dunlop, Inc. (WD)
Ladder Capital Corp. (LADR)
*	New peer company for 2022.

For 2022, the Compensation Committee modified the peer group by adding the three new companies denoted above, which the Compensation Committee believes are comparable in size, line of business and compensation practices to those of MFA and compete for executive talent with skills and experience similar to those possessed by MFA’s executive management. For 2022, the Compensation Committee removed Capstead Mortgage Corporation from the peer group due to its having been acquired in late 2021. The Compensation Committee also removed each of Essent Group, Ltd., iStar Financial, Inc., MGIC Investment Corporation and Radian Group, Inc., as the Compensation Committee believed that such companies were no longer comparable in size, line of business and/or compensation practices to those of MFA.

Components of Compensation

The Compensation Committee believes that it is important to create compensation programs that appropriately balance short-term, cash-based compensation with long-term, equity-based compensation. Our executive officer compensation program includes the following primary components:

●	Base salaries paid in cash, which are based on the scope of the executive’s role, the responsibilities associated with the position and the individual’s performance in that role, as well as competitive market practices;
●	Annual bonus awards, which are paid in cash, are intended to motivate and reward the Company’s short-term financial and operational performance, as well as short-term individual performance; and
●	Long-term incentive awards (“LTIAs”), which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promote value creation and long-term performance and retain executive officers.

In addition to the primary components of the executive officer compensation program, we maintain our Senior Officers Deferred Bonus Plan (the “Senior Officers Plan”). The Senior Officers Plan (a description of which can be found on pages 46 and 57 of this Proxy Statement) permits our executive officers to defer, at their election, up to 100% of their annual bonus compensation in the form of hypothetical “stock units”. The performance of the deferred stock units is tied to the performance of our Common Stock. At present, none of our executive officers has any amounts deferred under the Senior Officers Plan.

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We do not provide perquisites or other benefits to our Named Executive Officers, as the Compensation Committee believes in prioritizing variable, at-risk compensation. Our Named Executive Officers receive the same benefits available to our other salaried employees (a summary of which can be found on pages 10 and 11 of this proxy statement).

The discussion below regarding our primary elements of compensation and the Compensation Committee’s decisions for 2022 reflects the terms and conditions of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn’s employment agreements that were in effect during 2022. Likewise, the discussion regarding Mr. Yarad and Mr. Schwartz reflects their compensation arrangements with the Company for 2022.

Key Elements of Compensation

As indicated above, the compensation of our Named Executive Officers is comprised of three principal elements, summarized in the following chart:

Element	Key Features	Purpose
Base Salary

●    Levels set periodically based on scope of the executive’s role, responsibilities of the position, individual performance and competitive market practices

●    Changes may be considered based on performance and other factors

● Provides a base level of guaranteed compensation
Annual Incentives

●    For 2022, for Messrs Knutson, Kristjansson and Wulfsohn, per terms of their respective employment agreement,

(a) portion of annual bonus based on the achievement of adjusted return on common equity targets and

(b) portion based on the Compensation Committee’s discretionary assessment of Company and individual performance

●    For 2022, for Messrs. Yarad and Schwartz based on a discretionary determination of Company and individual performance

●    Annual incentive award paid in cash

● Provides an incentive to achieve annual financial and individual performance goals
Long-Term Incentive Awards	● Grants of stock-based awards with multi-year vesting requirements ● Vesting may be time-based or performance-based ● For 2022, LTIAs granted in the form of time-based and performance-based RSUs

●    Performance-based awards provide long-term incentives tied to TSR on both an absolute basis and relative to a group of internally- and externally-managed mortgage REITs selected by the Compensation Committee at the time of grant

●    Further aligns executive’s interests with stockholders and encourages retention of key executives

The following discussion provides additional explanation about each of the elements of compensation described above.

Base Salary. We provide the Named Executive Officers with annual base salaries to provide them with a base level of guaranteed compensation for their services provided during the term of their employment. From time to time, the Compensation Committee reviews market analyses and considers the advice of its independent compensation consultant in setting base salaries.

Consistent with the Compensation Committee’s overall philosophy, the compensation program for the Named Executive Officers is expected to continue to emphasize incentive compensation over base salary. However, the Compensation Committee does not have a pre-set mix or target of base salary to incentive compensation awards for the Named Executive Officers.

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Annual Incentives. For 2022, we had the following types of annual incentive programs for our Named Executive Officers:

●	Pursuant to the terms of his employment agreement, a portion of each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn’s annual incentive award was formulaically determined based on the achievement of objective performance goals established by the Compensation Committee and a lesser portion of each executive’s annual incentive award was determined based on the discretion of the Compensation Committee. As described below, each component of Messrs. Knutson, Kristjansson and Wulfsohn’s respective annual incentive award has a “target” level and the amount of the award that is ultimately paid could be higher or lower than the target.
●	Messrs. Yarad and Schwartz were eligible for a discretionary annual incentive award based on a subjective assessment by the Compensation Committee, in consultation with Mr. Knutson, of MFA’s annual performance and the annual performance of each individual executive. For Mr. Yarad and Mr. Schwartz, no pre-set “target” level for their respective annual incentive award was established. For 2022, the Compensation Committee believed that a discretionary incentive opportunity for these Named Executive Officers provided the committee with flexibility in assessing and rewarding individual performance and individual contributions.

Annual Incentive Award for Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn

Pursuant to the terms of the employment agreements that we have in place with each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn, each executive was eligible to receive an annual performance-based bonus based on the Company’s and his individual performance during the 2022 Performance Period (i.e., the 12-month period beginning on December 1, 2021 and ending on November 30, 2022). Under the terms of his employment agreement Mr. Knutson’s “target” annual bonus (the “Overall Target Bonus”) for the 2022 Performance Period was $2,000,000 (which was unchanged from his Overall Target Bonus for the 2021 performance period), and each of Mr. Kristjansson and Mr. Wulfsohn’s Overall Target Bonus for the 2022 Performance Period was $950,000 (which also was unchanged from each executive’s Overall Target Bonus for the 2021 performance period).

Each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn’s respective employment agreement provides that his annual bonus is comprised of two components:

●	the major portion of the bonus is payable based on the achievement of objective performance goals established by the Compensation Committee on an annual basis, which may include performance goals based on ROAE as well as other objective performance measures that the Compensation Committee shall determine are appropriate for a given performance period. For the 2022 Performance Period, the Compensation Committee established performance goals based on two measures of ROAE, as adjusted: Adjusted GAAP ROAE and Distributable Earnings ROAE (each as described below) (with the bonuses based on such measures hereinafter referred to as the “Adjusted GAAP ROAE Bonus” and the “Distributable Earnings ROAE Bonus” and together, the “Formulaic Bonus”); and
●	a lesser portion of the bonus is payable based on the executive’s individual performance, Company performance and the Company’s risk management (referred to as the “IRM Bonus”).

Formulaic Bonus

With respect to the Formulaic Bonus, for the 2022 Performance Period the target amount of the Formulaic Bonus (the “Target Formulaic Bonus”) for Messrs. Knutson, Kristjansson and Wulfsohn was equal to 75% of his Overall Target Bonus. Based on his Overall Target Bonus, for the 2022 Performance Period Mr. Knutson’s Target Formulaic Bonus was $1,500,000, with one-half ($750,000) of the Target Formulaic Bonus allocated to the Adjusted GAAP ROAE Bonus and one-half ($750,000) allocated to the Distributable Earnings ROAE Bonus. Similarly, based on his Overall Target Bonus, for the 2022 Performance Period each of Mr. Kristjansson’s and Mr. Wulfsohn’s Target Formulaic Bonus was $712,500, with one-half ($356,250) of the Target Formulaic Bonus allocated to the Adjusted GAAP ROAE Bonus and one-half ($356,250) allocated to the Distributable Earnings ROAE Bonus. The Compensation Committee did not change the level of the Target Formulaic Bonus for any of the executives for the 2022

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Performance Period from the “target” level of the formulaic portion of the executives’ annual bonus established for the 2021 performance period. Each of Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s respective employment agreement provides that he is eligible to receive from zero to 200% of his Target Formulaic Bonus.

Calculation of Adjusted GAAP ROAE. For the 2022 Performance Period, the determination of the Adjusted GAAP ROAE Bonus was based on a methodology that reflects certain adjustments to GAAP net income and GAAP stockholders’ equity. For purposes of determining the 2022 Adjusted GAAP ROAE Bonus, “Adjusted GAAP ROAE” was calculated by dividing (i) our net income for the 2022 Performance Period as determined in accordance with GAAP (but excluding the impact of non-cash, non-operating expense items such as depreciation and amortization expense and such other non-cash expense items as may be determined by the Compensation Committee of the Board) (“Adjusted GAAP Earnings”) by (ii) our average total stockholders’ equity (based on stockholders’ equity as of the last day of each month during the performance period) as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders’ equity attributable to preferred stock and such other items as may be determined by the Compensation Committee) (“Adjusted Average Equity”).

Calculation of Distributable Earnings ROAE. The determination of the Distributable Earnings ROAE Bonus was based on a methodology that reflects certain further adjustments to the calculation of Adjusted GAAP Earnings as described above, and was substantially the same methodology used by the Company when reporting its quarterly financial results during 2022. More specifically, for purposes of determining the 2022 Distributable Earnings ROAE Bonus, “Distributable Earnings ROAE” was calculated by dividing (i) Adjusted GAAP Earnings (but excluding the impact of (a) certain transaction expenses (e.g., legal fees, rating agency fees, third-party due diligence costs and underwriting or placement agency expenses) incurred in connection with securitization and other financing transactions accounted for at fair value and such other cash expense items as determined by the Compensation Committee) (“Distributable Earnings”) and (b) non-cash items such as net mark-to-market gains and losses on our assets and liabilities accounted for on a fair value basis, equity-based compensation expense and such other non-cash items as determined by the Compensation Committee by (ii) Adjusted Average Equity.

Use of Adjusted GAAP ROAE and Distributable Earnings ROAE. The Compensation Committee has, from time to time, reviewed the appropriateness of using return on common equity (or a measure derived therefrom) as a principal financial metric on which to evaluate Company performance and, in turn, on which to determine a portion of the annual bonuses for our CEO and certain other senior executives. The Compensation Committee believes that return on common equity is an appropriate measure to evaluate annual Company performance and to serve as the basis for determining Mr. Knutson’s annual bonus, as well as the annual bonus of each of Mr. Kristjansson and Mr. Wulfsohn (but with the adjustments to the calculation of such measure as described above). As a company whose primary source of earnings is income from real estate-related debt investments, the Compensation Committee believes that return on common equity generally provides an appropriate measurement of our financial performance.

The Compensation Committee, with the assistance of FW Cook, periodically reviews the overall structure of the annual incentive component of our most senior executives’ compensation. The Compensation Committee continues to believe that it is appropriate to use, in large part, a formulaic approach for the determination of our most senior executives’ bonuses (which approach was first adopted in 2014) with a methodology continuing to be based on measures of return on common equity. This belief is premised in large part on the nature of MFA’s business model, which has continued to focus on investing in residential mortgages, mortgage-related debt instruments and other mortgage-related assets. Returns that MFA can earn on new real estate-related debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of debt instruments (which rates depend, among other factors, on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the United States) with a comparable duration (which is a measure of the price sensitivity of an asset to changes in interest rates) plus an incremental risk premium above the risk-free rate.

Changes to Formulaic Bonus for 2022. In an effort to address year-to-year changes in our operating environment and changes in our business and the mix of our investment assets, as well as to retain flexibility to refine the use of ROAE to respond to changes in financial conditions, the Compensation Committee sets performance goals and targets on an annual basis, which

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may include performance goals based on ROAE as well as other objective performance measures. For the 2022 Performance Period, the Compensation Committee, in consultation with FW Cook, determined that it was appropriate to base Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s Formulaic Bonus not only on the achievement of performance goals with respect to Adjusted GAAP ROAE (which has been the measure historically used by the Compensation Committee), but also to base a portion of the Formulaic Bonus on the achievement of performance goals with respect to Distributable Earnings ROAE.

The Compensation Committee’s determination to use a measure of ROAE based on Distributable Earnings is based on the belief that Distributable Earnings is a meaningful measure of MFA’s operating performance, as the calculation of Distributable Earnings for purposes of determining the Distributable Earnings ROAE Bonus excludes, principally, the impact of unrealized gains and losses on the Company’s investment assets, which can be amplified in volatile interest rate markets and may distort the earnings potential of such investment assets (which the Board factors into the determination of dividends on the Common Stock) and longer-term performance of these investment assets. In this regard, the Compensation Committee believed the use of Distributable Earnings ROAE would be a particularly meaningful measure to evaluate Company performance, in light of the volatility in interest rates that began to assert itself in the fourth quarter of 2021.

With the above in mind, the Compensation Committee established the following levels of Adjusted GAAP ROAE for the purpose of determining the amount of the Adjusted GAAP ROAE Bonus that could be earned by each executive for the 2022 Performance Period:

●	The “Adjusted GAAP ROAE Target” (i.e., the level of Company financial performance at which the “target” Adjusted GAAP ROAE Bonus would be earned) for the 2022 Performance Period would be 6.5% (as calculated as described above).
●	No Adjusted GAAP ROAE Bonus would be earned if Adjusted GAAP ROAE was less than 3.0% (the “threshold” Adjusted GAAP ROAE level) for the 2022 Performance Period.
●	The maximum Adjusted GAAP ROAE Bonus (i.e., 200% of the target Adjusted GAAP ROAE Bonus) for each executive would be earned to the extent that Adjusted GAAP ROAE was in excess of 13.0% for the 2022 Performance Period.

To the extent that our Adjusted GAAP ROAE for the 2022 Performance Period were to be greater than the threshold Adjusted GAAP ROAE level of 3.0% but less than 13%, then the executive would be paid a multiple of between zero and two times his target Adjusted GAAP ROAE Bonus, with the executive being paid the target amount ($750,000 in the case of Mr. Knutson and $356,250 in the case of each of Mr. Kristjansson and Mr. Wulfsohn) to the extent that MFA’s Adjusted GAAP ROAE equaled the Adjusted GAAP ROAE Target for the 2022 Performance Period.

In addition, the Compensation Committee established the following levels of Distributable Earnings ROAE for the purpose of determining the amount of the Distributable Earnings ROAE Bonus that could be earned by each executive for the 2022 Performance Period:

●	The “Distributable Earnings ROAE Target” (i.e., the level of Company financial performance at which the “target” Distributable Earnings ROAE Bonus would be earned) for the 2022 Performance Period would be 8.0% (as calculated as described above).
●	No Distributable ROAE Earnings Bonus would be earned if Distributable Earnings ROAE was less than 5.5% (the “threshold” Distributable Earnings ROAE level) for the 2022 Performance Period.
●	The maximum Distributable Earnings ROAE Bonus (i.e., 200% of the target Distributable Earnings ROAE Bonus) for each executive would be earned to the extent that Distributable Earnings ROAE was in excess of 11.0% for the 2022 Performance Period.

To the extent that MFA’s Distributable Earnings ROAE for the 2022 Performance Period were to be greater than the threshold Distributable Earnings ROAE level of 5.5% but less than 11%, then the executive would be paid a multiple of between zero and two times his target Distributable Earnings ROAE Bonus, with the executive being paid the target amount ($750,000 in the case of

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Mr. Knutson and $356,250 in the case of each of Mr. Kristjansson and Mr. Wulfsohn) to the extent that MFA’s Distributable Earnings ROAE equaled the Distributable Earnings ROAE Target for the 2022 Performance Period.

The Compensation Committee considered several factors in establishing the Adjusted GAAP ROAE target of 6.5% and the Distributable Earnings ROAE Target of 8.0% for the 2022 Performance Period. In particular, prior to establishing the performance levels for threshold, target and maximum payouts for each component of the Formulaic Bonus, the Compensation Committee reviewed and was informed by the Company’s internal forecasts for 2022, which were presented to it and the full Board. Based on the Compensation Committee’s review of the forecast, as well as its consideration of the investing and interest rate environment at the time of its review, the Compensation Committee believed that the prior year’s Adjusted GAAP ROAE “target” of 5.5% was no longer appropriate and that a higher Adjusted GAAP ROAE target was merited in order to properly incent management, while not encouraging it to undertake undue risks to achieve target performance. At the same time, the Compensation Committee recognized that in light of the methodology used to calculate Distributable Earnings, a Distributable Earnings ROAE target would, in light of the 2022 forecast, necessarily need to be higher than the Adjusted GAAP ROAE target, and the Compensation Committee believed a Distributable Earnings ROAE target of 8.0% was a level that would appropriately incent management for the 2022 Performance Period.

IRM Bonus

The Compensation Committee continues to believe that it is also important for the committee to retain a discretionary component of the annual incentive award process in order to be able to factor non-objective and non-quantifiable measures into the bonus decision-making process. With this in mind under the terms of Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s employment agreements, for each performance period, the target amount of each executive’s IRM Bonus (the “Target IRM Bonus”) is equal to 25% of his Overall Target Bonus. For the 2022 Performance Period, the Target IRM Bonus for Mr. Knutson was $500,000 (which was unchanged from the Target IRM Bonus of $500,000 for the 2021 Performance Period), and the Target IRM Bonus for each of Mr. Kristjansson and Mr. Wulfsohn was $237,500 (which was unchanged from each executive’s Target IRM Bonus of $237,500 for the 2021 Performance Period). Each executive’s employment agreement provides that he is eligible to receive from zero to 200% of his respective Target IRM Bonus.

The actual amount of the IRM Bonus to be paid to each of Messrs. Knutson, Kristjansson and Wulfsohn is determined by the Compensation Committee in its discretion based upon factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, our total stockholder return (“TSR”) (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies), overall management of risk and asset selection in generating our returns and the executive’s individual performance.

Long-Term Incentive Awards. Under our Equity Compensation Plan the Compensation Committee has available to it a portfolio of equity compensation vehicles, including shares of Common Stock, RSUs, dividend equivalent rights, stock options and other stock-based awards. The Compensation Committee uses this incentive compensation program to award Named Executive Officers with long-term incentives, including in connection with entering into or extending the term of employment agreements or other employment arrangements. The Compensation Committee makes these awards in its discretion without any pre-set target levels; however, in determining LTIAs, the Compensation Committee may consider the advice of its compensation consultant.

LTIAs to Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn

Under the terms of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn’s employment agreement as in effect during the 2022 Performance Period, each executive was entitled to a grant of RSUs, consisting of TRSUs and a “target” amount of PRSUs. More specifically, for 2022, Mr. Knutson was granted TRSUs with a grant date value of approximately $1,280,000 (as compared to $1,040,000 for 2021) and a “target” number of PRSUs with a grant date value of approximately $1,920,000 (as compared to $1,810,000 for 2021), and each of Mr. Kristjansson and Mr. Wulfsohn was granted TRSUs with a grant date value of approximately $400,000 (as compared to $320,000 for 2021) and a “target” number of PRSUs with a grant date value of approximately $600,000 (as compared to $480,000 for 2021).

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TRSUs. Subject to exceptions in certain circumstances described below in “Potential Payments upon Termination of Employment or Change in Control” found on pages 61 to 65 of this Proxy Statement, each grant of TRSUs to each executive will vest on the third December 31st to occur following the date of grant, subject to his continued employment with the Company. In addition, subject to exceptions in certain circumstances, unvested TRSUs will be forfeited as of the date of his termination of employment with the Company. Upon vesting, each executive will receive one share of our Common Stock for each TRSU that vests. Beginning with grants of TRSUs made in 2021, the executives no longer receive dividend equivalent payments in respect of the TRSUs as and when dividends are paid on our Common Stock during the period in which TRSUs are outstanding. Rather, to further the retention value of such awards, each executive is credited with an amount, per TRSU, equal to the amount of dividends declared, which will be paid in cash following the vesting of the TRSU at the end of the three-year vesting period.

PRSUs. Subject to exceptions in certain circumstances described below in “Potential Payments upon Termination of Employment or Change in Control,” each grant of PRSUs to each executive will vest on the last day of the applicable three-year performance period, subject to the achievement of the TSR-based objectives described below and his continued employment with the Company.

Of the target amount of PRSUs granted to each executive under his employment agreement, one-half of such target amount will vest based on the Company’s level of absolute TSR during the applicable three-year performance period (such PRSUs referred to as the “Absolute TSR PRSUs”) and one-half of such target amount will vest based on the Company’s level of TSR during the applicable three-year performance period relative to the TSR of a peer group of companies designated by the Compensation Committee at the time of each grant (such PRSUs referred to as the “Relative TSR PRSUs”).

With respect to the Absolute TSR PRSUs, the actual number of PRSUs that will be earned and that will vest will be based on the level of our cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR (assuming no reinvestment of dividends) for the three-year performance period beginning on January 1st of the year of grant (e.g., the performance period for the PRSUs granted in 2022 is January 1, 2022 through December 31, 2024). To determine the actual number of PRSUs that will be earned and will vest, the “target” amount of each grant of PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period.

With respect to the Relative TSR PRSUs, the actual number of PRSUs that will be earned and that will vest will be based on the Company’s cumulative TSR during the applicable three-year performance period beginning on January 1st of the year of grant as compared to the cumulative TSR of designated peer group companies for such performance period. To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is in the 50th percentile, each executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, each executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR ranking falls in between the percentiles identified above, the number of Relative TSR PRSUs that vest will be interpolated.

With respect to the Relative TSR PRSUs, regardless of the Company’s TSR rank, in no event will an executive vest in more than 100% of the target number of Relative TSR PRSUs to the extent the Company’s absolute TSR for the applicable performance period is less than zero.

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PRSUs that do not vest at the end of an applicable performance period will be forfeited. Upon vesting, each executive will receive one share of the Company’s common stock for each PRSU that vests, provided that the fair market value of the shares of Common Stock delivered upon settlement may not exceed 400% of the grant date value of the PRSUs granted in respect of the completed performance period. Any PRSUs that vest are subject to an additional one year deferral prior to settlement, subject to accelerated payout under certain circumstances.

Dividend equivalents are not paid in respect of the PRSUs during the performance period. Rather, dividend equivalents accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to each executive in the form of additional shares of our Common Stock based on the closing price of the Common Stock on the vesting date.

2022 Compensation Decisions

The following discussion addresses the actions taken by the Compensation Committee during 2022 regarding the base salaries, annual incentives and long-term equity awards for the Named Executive Officers.

Base Salary

The Compensation Committee believes that the annual base salary paid in 2022 to each of the Named Executive Officers appropriately reflected the scope of the role and responsibilities of the applicable position, individual performance and experience and competitive market practices. The annual base salary for each of the Named Executive Officers during 2022 was as follows (which reflected no adjustments to the base salaries paid to any of the Named Executive Officers as compared to 2021 except for Mr. Kristjansson and Mr. Wulfsohn, each of whose base salary was increased by $100,000 for 2022 following a review of market data):

Executive	2022 Base Salary $
Craig L. Knutson	800,000
Gudmundur Kristjansson	500,000
Bryan Wulfsohn	500,000
Stephen D. Yarad	475,000
Harold E. Schwartz	455,000

Annual Incentives

Messrs. Knutson, Kristjansson and Wulfsohn. The annual incentive award opportunity for each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn consisted of both the formulaic ROAE Bonus and the discretionary IRM Bonus. A discussion of the Compensation Committee’s determination of each of these components is set forth below.

Formulaic Bonus. Under the methodology for determining the Adjusted GAAP ROAE Bonus, which is described on pages 37 to 40 of this Proxy Statement, we had negative Adjusted GAAP ROAE for the 2022 Performance Period (December 1, 2021 to November 30, 2022), which was a result of our Adjusted GAAP Earnings for the period being negative. In light of the negative Adjusted GAAP ROAE, none of Mr. Knutson, Mr. Kristjansson or Mr. Wulfsohn earned or was otherwise paid an Adjusted GAAP ROAE Bonus.

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Under the methodology for determining the Distributable Earnings ROAE Bonus, Distributable Earnings ROAE for the 2022 Performance Period was approximately 11.39%*, which was greater than the Distributable Earnings ROAE level of 11.0% that was established by the Compensation Committee for purposes of determining the maximum payout under the Formulaic Bonus for the 2022 Performance Period.

The amount of the Distributable Earnings ROAE Bonus for each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn was determined by applying the Distributable Earnings ROAE of 11.39%* to the methodology established by the Compensation Committee (see pages 38 to 40 above), with the result that each executive earned a Distributable Earnings ROAE Bonus that was equal to the maximum amount that could be earned by the executive for this component of his Formulaic Bonus.

The target amount of each component of the Formulaic Bonus, the percentage of the target amount earned and the total amount of the 2022 Formulaic Bonus earned by Messrs. Knutson, Kristjansson and Wulfsohn are set forth in the table below:

Executive	Adjusted GAAP ROAE Target Bonus $	Adjusted GAAP ROAE Bonus Earned % of Target	Distributable Earnings ROAE Target Bonus $	Distributable Earnings Bonus Earned % of Target	Total Formulaic Bonus Earned $
Mr. Knutson	750,000	0%	750,000	200%	1,500,000
Mr. Kristjansson	356,250	0%	356,250	200%	712,500
Mr. Wulfsohn	356,250	0%	356,250	200%	712,500
*	Distributable Earnings and Distributable Earnings ROAE are non-GAAP financial measures. See Appendix A for a reconciliation of each such measure to its comparable GAAP measure for the 2022 Performance Period.

IRM Bonus. The actual amount of the IRM Bonus paid to each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn was determined by the Compensation Committee in its discretion based upon its review of each executive’s individual performance and overall company performance. In considering these factors, the Compensation Committee did not assign specific weightings to each, but instead considered them together as part of a comprehensive review.

Based on the above-described review, the Compensation Committee determined that an IRM Bonus for each executive that was in excess of the Target IRM Bonus was merited. The target amount of this component of annual bonus, the percentage of that target amount earned and the total amount of the 2022 IRM Bonus earned by Messrs. Knutson, Kristjansson and Wulfsohn is set forth in the following table:

Executive	Target IRM Bonus $	IRM Bonus Earned %	2022 IRM Bonus Earned $
Mr. Knutson	500,000	150%	750,000
Mr. Kristjansson	237,500	150%	356,250
Mr. Wulfsohn	237,500	150%	356,250

In determining the amount of Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s respective IRM Bonuses and its decision to pay out such bonuses at a level that was 150% of each such executive’s Target IRM Bonus for the 2022 Performance Period, the Compensation Committee recognized the leadership of each executive in steering MFA through the volatile operating and financial environment that defined the 2022 Performance Period. In particular, the Compensation Committee recognized Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s efforts to manage the impact of the interest rate environment on the Company’s cost of funding through an active hedging strategy, their efforts to execute securitization transactions even in the face of difficult market conditions in order to reduce the Company’s reliance on shorter term, mark-to-market, recourse funding, and their focus on maintaining a healthy level of liquidity throughout the year to meet margin calls and

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other obligations and to give the Company the ability to take advantage of new investment opportunities. The Compensation Committee also recognized management’s success in prudently managing credit risk in the MFA’s investment portfolio, overseeing the growth of the Company’s Lima One Capital subsidiary, which achieved its highest ever volume of originations of business purpose mortgage loans, and maintaining the Company’s relationships with its most important lending counterparties throughout the year. In addition, the Compensation Committee recognized each executive’s contribution to promoting the unity and focus of MFA’s work force in a challenging operating environment and supporting and enhancing MFA’s workplace culture, including increasing engagement with our employees and promoting various diversity, equity and inclusion initiatives in the organization.

Mr. Yarad and Mr. Schwartz. Mr. Yarad and Mr. Schwartz are eligible to receive an annual performance bonus in such amount as approved by the Compensation Committee after receiving the input of our CEO. Annual incentive compensation for Mr. Yarad and Mr. Schwartz is based upon subjective assessments and evaluation of MFA’s annual performance and each executive’s individual performance. After receiving the input of Mr. Knutson, the Compensation Committee approved an annual incentive bonus to Mr. Yarad of $370,000 for 2022 and an annual incentive bonus to Mr. Schwartz of $425,000 for 2022, all of which was paid in cash. Mr. Yarad’s and Mr. Schwartz’s bonuses were based on, among other things, their integral roles in the various financing and other transactions undertaken by the Company during 2022 and their leadership in directing the activities performed by our legal, finance and accounting staffs in support of our business activities.

2022 Long-Term Equity-Based Incentive Awards

Under the terms of his employment agreement, Mr. Knutson was granted RSUs, consisting of 69,717 TRSUs (with a grant date value of approximately $1,280,000) and a target amount of 119,701 PRSUs (with a grant date value of approximately $1,920,000), respectively, in January 2022. In addition, in order to further align the interests of the other Named Executive Officers and foster their retention (and, in the case of Messrs. Kristjansson and Wulfsohn, in accordance with their employment agreements), the Compensation Committee also made awards of TRSUs and PRSUs to Messrs. Kristjansson, Wulfsohn, Yarad and Schwartz in January 2022. For each Named Executive Officer, with respect to the target number of PRSUs, one-half of such target amount is comprised of Absolute TSR PRSUs and one-half is comprised of Relative TSR PRSUs.

●	The TRSUs will “cliff” vest on December 31, 2024, subject solely to continued employment through the vesting date. Upon vesting, the executive will receive one share of our Common Stock for each TRSU that vests. The executives do not receive dividend equivalent payments in respect of the TRSUs as and when dividends are paid on our Common Stock during the period in which TRSUs are outstanding. Rather, to further the retention value of such awards, each executive is credited with an amount, per TRSU, equal to the amount of dividends declared, which will be paid in cash following the vesting of the TRSU at the end of the three-year vesting period.
●	The Absolute TSR PRSUs will “cliff” vest on December 31, 2024, subject to the achievement of the average TSR objective described below and the executive’s continued employment with the Company. The actual number of PRSUs that will be earned and will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR (assuming no reinvestment of dividends) for the three-year performance period beginning on January 1, 2022 and ending on December 31, 2024. To determine the actual number of Absolute TSR PRSUs that will be earned and will vest, the target amount of each grant of Absolute TSR PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period.
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●	The actual number of Relative TSR PRSUs that will be earned and that will vest will be based on the Company’s cumulative TSR during the applicable performance period beginning on January 1, 2022 and ending on December 31, 2024, as compared to the cumulative TSR of designated peer group companies (listed below) for such performance period. To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, the executive will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is in the 50th percentile, the executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, the executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR ranking falls in between the percentiles identified above, the number of Relative TSR PRSUs that vest will be interpolated. Regardless of the Company’s TSR rank, in no event will an executive vest in more than 100% of the target number of Relative TSR PRSUs to the extent the Company’s absolute TSR for the applicable performance period is less than zero.

In choosing the companies for the Relative TSR PRSUs against whose TSR the Company’s TSR will be measured over the course of the three-year performance period, the Compensation Committee selected the internally- and externally-managed residential mortgage REITs listed below. (We note that the companies selected by the Compensation Committee for the purposes of the Relative TSR PRSUs are not the same as the companies identified on page 35 of this proxy statement because TSR can be determined without regard to the availability of compensation information, which the Company’s externally-managed peers do not report.)

AG Mortgage Investment Trust, Inc. (MITT)	Invesco Mortgage Capital Inc. (IVR)
AGNC Investment Corp. (AGNC)	New York Mortgage Trust Inc. (NYMT)
Annaly Capital Management, Inc. (NLY)	PennyMac Mortgage Investment Trust (PMT)
Arlington Asset Investment Corp. (AAIC)	Redwood Trust, Inc. (RWT)
Armour Residential REIT, Inc. (ARR)	Two Harbors Investment Corp. (TWO)
Chimera Investment Corporation (CIM)	Western Asset Mortgage Capital Corp. (WMC)
Dynex Capital, Inc. (DX)

PRSUs that do not vest at the end of the performance period will be forfeited. Upon vesting, the executive will receive one share of the Company’s Common Stock for each PRSU that vests, provided that the fair market value of the shares of Common Stock delivered upon settlement may not exceed 400% of the grant date value of the PRSUs granted in respect of the completed performance period. Any PRSUs that vest are subject an additional one year deferral prior to settlement, subject to accelerated payout under certain circumstances.

Dividend equivalents will not be paid on a current basis in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of Common Stock based on the closing price of the Common Stock on the vesting date.

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The number and grant date fair value of TRSUs and PRSUs comprising the 2022 long-term equity-based awards granted to each of the Named Executive Officers are set forth in the table below:

	TRSUs		PRSUs
Executive	#	Aggregate Grant Date Fair Value(1) $	#	Aggregate Grant Date Fair Value(1) $
Mr. Knutson	69,717	1,280,024	119,701	1,920,008
Mr. Kristjansson	21,787	400,009	37,407	600,016
Mr. Wulfsohn	21,787	400,009	37,407	600,016
Mr. Yarad	8,170	150,001	14,028	225,012
Mr. Schwartz	8,170	150,001	14,028	225,012
1.	Determined at the time the grant was made (January 3, 2022) in accordance with FASB Accounting Standards Codification Topic 718.

Other Elements of Compensation. The following briefly summarizes the other elements of compensation that we provide to our Named Executive Officers beyond salary, annual incentives and long-term equity awards.

Deferred Compensation and Retirement Benefits. In 2003, the Board adopted the Senior Officers Plan, which gives executive officers the ability to elect to defer up to 100% of their annual cash incentive compensation. Amounts deferred under this plan are subject to a five-year deferral period and can be paid in a lump sum or in installment payments at the termination of the deferral period. Amounts deferred under the plan are deemed to be converted into hypothetical “stock units” of MFA, which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts (and the resultant hypothetical stock units), together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. Prior to the time that the deferred accounts are settled, participants are unsecured creditors of MFA.

The Named Executive Officers are also eligible to participate in our tax qualified retirement savings plan (the “401(k) Plan”) under which all full time employees, subject to certain restrictions, are able to contribute compensation up to the limit prescribed by the Internal Revenue Service on a before tax basis. We match 100% of the first 3% of eligible compensation deferred by our employees and 50% of the next 2%, subject to a maximum ($12,200 for 2022) as provided by Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We have elected to operate this plan under applicable safe harbor provisions of the Code, whereby, among other things, we must make contributions for all participating employees, and all matches contributed by us vest immediately.

No Perquisites and Other Benefits. The Compensation Committee provides no perquisites and other benefits to the Named Executive Officers (other than those provided to all employees more generally). We do not provide a perquisite allowance to the Named Executive Officers, nor do we reimburse the Named Executive Officers for automobiles, clubs, financial planning, tax preparation, personal or home security or items of a similar nature. The Compensation Committee periodically reviews the appropriateness of perquisites in light of market practices, an individual executive’s particular facts and circumstances and within the context of the total compensation program. No actions were taken during 2022 regarding perquisites.

The Named Executive Officers are eligible to participate in our employee health and welfare benefit programs that are generally available to all employees. Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of, the Named Executive Officers.

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Other Features of Our Executive Compensation Program

Use of Employment Agreements. We have historically used written employment agreements with certain of our executive officers to evidence our mutual understanding regarding the key terms of employment, including the employment term, level of base salary, other elements of compensation, reasons for termination of employment before the end of the term, severance payments and post-employment covenants. At present, we have written employment agreements with three executive officers (Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn). The Compensation Committee believes that the use of employment agreements in certain instances helps the Company to retain key personnel responsible for the execution of MFA’s strategies and the management of its operations and provides certain protections for MFA in the form of covenants restricting employment with a competitor and solicitation of our employees. Although the Compensation Committee has used written employment agreements to provide the Company and certain of its executives with certainty regarding the terms of employment and to encourage stability of key management, the Compensation Committee periodically discusses their merit in achieving these objectives and may, in its discretion, determine not to use written employment agreements in the future for certain or all of our employees. For additional details regarding the employment agreements of Messrs. Knutson, Kristjansson and Wulfsohn, including the circumstances in which severance is payable and the amount of such severance benefits, see “Employment Contracts” on pages 57 to 61 and “Potential Payments upon Termination of Employment or Change in Control” on pages 61 to 65 of this Proxy Statement.

The Compensation Committee believes that the written employment agreements have been responsibly structured, including as follows:

●	Employment terms are renewable and may otherwise be terminated on an annual basis;
●	Severance arrangements individually tailored for each executive depending on his role and for the applicable termination scenario;
●	No “single trigger” or “modified single trigger” vesting of severance benefits and/or outstanding equity awards upon a change in control of the Company; and
●	No tax gross-up payments.
●	Clawback Policy. We have a policy pursuant to which we seek to recover, to the extent practicable and as may be permitted by applicable law, incentive compensation payments that were paid or awarded to our executive officers and certain other members of management when:
●	the payment of such compensation was based on the achievement of financial results that were subsequently the subject of a material restatement; and
●	in the Board’s view, the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based on our restated financial results.

In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. The Company intends to monitor the development of NYSE’s final listing standards (which were proposed in February 2023) and plans to amend its existing clawback policy, as appropriate, in accordance with requirements of NYSE’s final listing standards.

We also have included in Messrs. Knutson’s, Kristjansson’s and Wulfsohn’s respective employment agreements, as well as in the TRSU and PRSU award agreements relating to awards made to Mr. Yarad and Mr. Schwartz, provisions requiring the forfeiture of unvested awards and permitting the recoupment of the after-tax value of vested awards in the event that that employee breaches certain covenants regarding, among other matters, confidentiality of Company information and solicitation of employees for a period of time after termination of employment.

Stock Retention and Ownership Requirements. Equity awards received by certain of our Named Executive Officers are subject to a stock retention and ownership policy intended to further encourage significant long-term share ownership. Messrs. Knutson, Kristjansson and Wulfsohn are not permitted to sell or otherwise transfer shares received from equity awards granted pursuant to

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their employment agreements during the executive’s employment or for a period of six months following the termination of the executive’s employment, unless the value of the executive’s stock holdings (inclusive of shares of common stock and restricted stock units) in MFA exceeds four times the executive’s annual base salary.

Anti-Hedging Policy; No Pledging of Securities. Our Insider Trading Policy prohibits our employees, including our executive officers, from engaging in short sales or in transactions in puts, calls or other derivative securities in respect of MFA’s equity and debt securities, whether on an exchange or in any other organized market. In addition, we prohibit our employees from engaging in other forms of hedging transactions involving MFA’s equity and debt securities, such as zero cost collars and forward sale contracts. We also prohibit our employees from holding MFA equity or debt securities in a margin account or pledging MFA securities as collateral for a loan.

Advice from Independent Compensation Consultant. The Compensation Committee has historically retained an independent compensation consultant to assist it in reviewing the competitiveness of our executive compensation program, considering the overall design of the compensation program and providing compensation advice independent of company management. In the fall of 2020 (and annually since then), the Compensation Committee directly retained FW Cook, a nationally-recognized compensation consulting firm, in this role. One or more representatives from FW Cook meet, from time to time, with the Compensation Committee and provide assistance to the Compensation Committee with respect to various matters, including: (i) a benchmarking review of peer company executive compensation; (ii) the awards of annual incentive compensation; (iii) evaluating the elements and design of various aspects of our compensation program in light of current executive compensation practices for companies in our industry and public companies more generally; (iv) assisting in the development of an appropriate peer group; and (v) assisting in the design and review of employment agreements and other employment arrangements for certain of our senior executives.

Under the terms of its engagement, FW Cook does not provide any other services to us, except as may be pre-approved by the Chair of the Compensation Committee.

Compensation Committee Conflicts of Interest Analysis. The Compensation Committee assessed the independence of FW Cook pursuant to the factors set forth in its Charter and Rule 10c-1(b)(4) under the Exchange Act. Based on this assessment, the Compensation Committee concluded that FW Cook’s work for the Board of Directors did not raise any conflicts of interest.

Use of Tally Sheets. The Compensation Committee periodically examines the components of our compensation programs offered to the Named Executive Officers, including, among other things, base salary, annual incentives, equity and long-term compensation, dividend and dividend equivalent payments, the dollar value (and the cost to us) of any perquisites and other personal benefits, the earnings and accumulated payout obligations under the Senior Officers Plan (as may be applicable) and the actual projected payout obligations under several potential severance and change in control scenarios. In connection with such review, a compensation tally sheet setting forth these components of our executive compensation program typically is prepared with respect to our most senior executives and reviewed by the Compensation Committee for this purpose.

Role of Executive Officers in Compensation Decisions. The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the independent directors of the Board on all compensation decisions relating to our CEO, and it determines and approves all compensation decisions related to our other Named Executive Officers. When making compensation recommendations for Named Executive Officers other than the CEO, the Compensation Committee will typically seek and consider the advice and counsel of the CEO in light of his direct day-to-day working relationship with these senior executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and makes final determinations related to compensation paid to the Named Executive Officers. All decisions regarding the compensation of our CEO are ratified and confirmed independently by the independent directors of the Board.

Deductibility of Executive Compensation. Section 162(m) of the Code generally provides that, for federal tax purposes, a public company may not deduct compensation in excess of $1 million paid in any fiscal year to any of certain executive officers (who are referred to as “covered employees”). For taxable years beginning on or after January 1, 2018, (i) the Company’s “covered employees”

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are our chief executive officer, chief financial officer and our three other most highly compensated executives, (ii) an individual who is a “covered employee” in any year after 2016 will remain a “covered employee” under Section 162(m) regardless of the individual’s officer status or level of compensation and (iii) the exception for compensation that qualifies as “performance-based” is eliminated.

The Compensation Committee considers the Section 162(m) deduction limit when it assesses the Company’s executive compensation practices. However, in order to maintain flexibility in compensating the Company’s executive officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the executive officers, the Compensation Committee has not adopted a policy that all compensation must be deductible and may, as it has in prior years (including 2022), authorize payments to executives that may not be fully deductible if the Compensation Committee believes that such payments are in the Company’s interests.

Compensation Risk Considerations

The Compensation Committee monitors the risks and rewards associated with our compensation programs and considers, in establishing our compensation programs, whether they encourage unnecessary or excessive risk taking.

The Compensation Committee designs our compensation programs with features that are intended to mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk taking over the long term.

With respect to the primary elements of our compensation programs, we use a number of practices designed to help mitigate unnecessary risk taking, including:

●	annual base salaries for all employees, including the Named Executive Officers, which are fixed in amount and determined or approved in advance by the Compensation Committee and/or the Board;
●	annual incentive compensation, which for 2022 was partly or wholly discretionary and subjectively determined for all employees (including the IRM Bonus for Messrs. Knutson, Kristjansson and Wulfsohn), is determined or approved by the Compensation Committee and/or the Board; and
●	long-term incentive compensation is determined or approved in advance by the Compensation Committee and/or the Board and typically vests over a multi-year time period and/or is subject to the achievement of one or more performance criteria. Such compensation may also, in certain instances, be subject to forfeiture upon termination of service and subject to retention requirements.

With respect to the IRM-determined bonus used in 2022 for Messrs. Knutson, Kristjansson and Wulfsohn, mitigating factors included in the use of this element of compensation consisted of the Compensation Committee’s right to apply, in any given year, a discretionary adjustment to adjust this component of each such executive’s annual incentive award based upon the Compensation Committee’s assessment of certain company-related, market-related and individual performance factors.

Based on the foregoing, we believe that our compensation programs for 2022 were appropriately balanced, did not motivate or encourage unnecessary or excessive risk taking and did not create risks that were reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

While MFA’s management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robin Josephs, Chair
Sheila A. Stamps
Richard C. Wald
Francis J. Oelerich III

The foregoing Compensation Committee Report shall not be deemed under the Securities Act of 1933, as amended, or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

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Compensation of Named Executive Officers

The following table summarizes the compensation of our Named Executive Officers for the years ended December 31, 2022, 2021 and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $[1]	Stock Awards $[2][3]	Non-Equity Incentive Plan Compensation $[4]	All Other Compensation $[5]	Total $
C. L. Knutson	2022	800,000	750,000	3,200,032	1,500,000	12,200	6,262,232
Chief Executive Officer	2021	800,000	750,000	2,850,004	3,000,000	11,600	7,411,604
and President	2020	800,000	1,100,000	2,668,552	—	11,400	4,579,952
G. Kristjansson	2022	500,000	356,250	1,000,025	712,500	12,200	2,580,975
Co-Chief Investment Officer and	2021	400,000	356,250	800,002	1,425,000	11,600	2,992,852
Senior Vice President	2020	400,000	475,000	850,269	—	11,400	1,736,669
B. Wulfsohn	2022	500,000	356,250	1,000,025	712,500	12,200	2,580,975
Co-Chief Investment Officer and	2021	400,000	356,250	800,002	1,425,000	11,600	2,992,852
Senior Vice President	2020	400,000	475,000	850,269	—	11,400	1,736,669
S. D. Yarad	2022	475,000	370,000	375,013	—	12,200	1,232,213
Chief Financial Officer	2021	475,000	410,000	375,002	—	11,600	1,271,602
	2020	475,000	290,000	319,850	—	11,400	1,096,250
H. E. Schwartz	2022	455,000	425,000	375,013	—	12,200	1,267,213
Senior Vice President and	2021	455,000	470,000	375,002	—	11,600	1,311,602
General Counsel	2020	455,000	330,000	319,850	—	11,400	1,116,250
1.	Amounts in this column represent the discretionary portion (in the case of Messrs. Knutson, Kristjansson and Wulfsohn, the IRM Bonus) of the annual incentive awards that were paid to each of the Named Executive Officers in respect of the years presented.
2.	Amounts in this column represent the aggregate grant date fair value of awards granted in the year indicated computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For 2022, 2021 and 2020, amounts included in this column are comprised of TRSUs and PRSUs granted to each of the Named Executive Officers in January 2022, January 2021 and February 2020, respectively. See the Grants of Plan-Based Awards for 2022 table on pages 53 to 54 of this Proxy Statement for further information on awards made in 2022. A discussion of the assumptions underlying the calculation of the RSU values may be found in Note 2(k) and Note 12 to our 2022 Consolidated Financial Statements on page 91 and pages 125 to 129, respectively, of our 2022 Annual Report to Stockholders on Form 10-K.

As indicated above, the amounts in this column for 2022 include the grant date fair value of, among other awards, PRSUs granted to each of the Named Executive Officers during the year. For purposes of the Summary Compensation Table, the grant date fair value of these PRSUs that is included in the amount reported in this column assumes that “target” performance is achieved during the three-year performance period. The target value of these PRSUs (which is included in the column) is as follows: for Mr. Knutson, $1,920,008; for Mr. Kristjansson, $600,016; for Mr. Wulfsohn, $600,016; for Mr. Yarad, $225,012; and for Mr. Schwartz, $225,012. The maximum value of these PRSUs as of the grant date assuming the highest level of performance is achieved is as follows: for Mr. Knutson, $3,840,016; for Mr. Kristjansson, $1,200,032; for Mr. Wulfsohn, $1,200,032; for Mr. Yarad, $450,024; and for Mr. Schwartz, $450,024. A description of these PRSU awards, including the vesting and performance conditions of such awards, can be found in note 5 to the Grants of Plan-Based Awards for 2022 table below.

3.	Amounts in this column exclude dividend equivalents paid during the year in respect of outstanding TRSUs (both vested and unvested). Dividend equivalents consist of a cash distribution in respect of each RSU equal to the cash dividend paid on a share of Common Stock. For 2022, the Company paid dividend equivalents on unvested TRSUs that were granted in 2020. (In connection with a change in the terms of the TRSUs granted under the Company’s long-term incentive award program, it did not pay dividend equivalents on unvested TRSUs that were granted in 2021 or 2022.) The Company does not pay dividend equivalents on unvested PRSUs. The right to receive dividend equivalents was factored into the grant date fair value of the TRSUs and PRSUs reported for each year in the column. The following table sets forth the value of dividend equivalents, paid to the Named Executive Officers in 2022 in respect of TRSU awards granted in 2020 as described above.
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Name	Cash Dividend Equivalents $
C. L. Knutson	62,072
G. Kristjansson	21,444
B. Wulfsohn	21,444
S. D. Yarad	8,800
H. E. Schwartz	8,800
4.	Amounts in this column represent the cash payment, if any, made to each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn in respect of the Formulaic Bonus portion of his respective annual incentive award. For 2022, the amount of the Formulaic Bonus was based on Adjusted GAAP ROAE and Distributable Earnings ROAE. For 2021 and 2020, the amount of the Formulaic Bonus was based on Adjusted GAAP ROAE only. See pages 37 to 40 and 42 to 43 of this Proxy Statement for additional information regarding the Formulaic Bonus, including the Adjusted GAAP ROAE Bonus and the Distributable Earnings ROAE Bonus, which are the two components of the Formulaic Bonus.
5.	Amounts in this column represent the employer matching contributions under the 401(k) Plan in the amount of $12,200 for 2022, $11,600 for 2021 and $11,400 for 2020, in each case credited to each of the Named Executive Officers.
MFA Financial, Inc.	52	2023 Proxy Statement

2022 Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted to the Named Executive Officers during the year ended December 31, 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards $			Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) $	All Other Stock Awards: Number of Shares of Stock or Units(2) #	Grant Date Fair Value of Stock and Option Awards(3) $
Name	Type of Award(1)	Grant Date	Threshold $	Target $	Maximum $
	Formulaic Bonus	—	—	1,500,000	3,000,000	—	—	—
C. L. Knutson	TRSU	01/03/2022(4)	—	—	—	—	69,717	1,280,024
	PRSU	01/03/2022(5)	—	—	—	119,701	—	1,920,008
	Formulaic Bonus	—	—	712,500	1,425,000	—	—	—
G. Kristjansson	TRSU	01/03/2022(4)	—	—	—	—	21,787	400,009
	PRSU	01/03/2022(5)	—	—	—	37,407	—	600,016
	Formulaic Bonus	—	—	712,500	1,425,000	—	—	—
B. Wulfsohn	TRSU	01/03/2022(4)	—	—	—	—	21,787	400,009
	PRSU	01/03/2022(5)	—	—	—	37,407	—	600,016
S. D. Yarad	TRSU	01/03/2022(4)	—	—	—	—	8,170	150,001
	PRSU	01/03/2022(5)	—	—	—	14,028	—	225,012
H. E. Schwartz	TRSU	01/03/2022(4)	—	—	—	—	8,170	150,001
	PRSU	01/03/2022(5)	—	—	—	14,028	—	225,012
1.	Type of Award:
●	Formulaic Bonus = Formulaically-determined cash award paid as part of annual incentive award (see note 4 to Summary Compensation Table for additional information)
●	TRSU = Time-based RSUs
●	PRSU = Performance-based RSUs
2.	These columns show the number of TRSUs and “target” number of PRSUs granted to each of the Named Executive Officers (adjusted in each case for our 1-for-4 reverse stock split effected on April 4, 2022). The number of PRSUs that will ultimately vest is based upon the level of total stockholder return (“TSR”) of our Common Stock for the three-year performance period beginning January 1, 2022, and ending December 31, 2024. See note 5 below for further discussion regarding the applicable TSR goal and other material terms of these PRSU awards.
3.	Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For PRSUs, the grant date fair value is based on the assumption that the vesting condition for “target” performance will be achieved. See note 2 to the Summary Compensation Table for additional information. The closing price per share of our Common Stock on the grant date of the TRSU and PRSU awards was $18.36 (as adjusted for our 1-for-4 reverse stock split effected on April 4, 2022).
4.	In accordance with the terms of the applicable award agreements, these TRSU awards “cliff” vest on December 31, 2024, subject generally to the executive’s continued employment with MFA through such date. Dividend equivalents will not be paid in respect of the TRSUs during the period in which TRSUs are outstanding. Rather, to further the retention value of such awards, each executive will be credited with an amount, per TRSU, equal to the amount of dividends declared, which will be paid in cash following the vesting of the TRSU at the end of the three-year vesting period.

Each vested and outstanding TRSU will be settled in one share of Common Stock within 30 days following the date that such TRSU vests.

5.	The number of PRSUs shown represents the aggregate “target” number of PRSUs granted. The number of underlying shares that the Named Executive Officer will become entitled to receive at the time of vesting will range from 0% to 200% of the target number of PRSUs granted, subject to the achievement of a pre-established performance metric tied to TSR. PRSUs with a grant date fair value of one-half of the value reported in the table will vest based on our level of absolute TSR during the three-year performance period ending December 31, 2024 (the “Absolute TSR PRSUs”), and PRSUs with a grant date fair value of one-half of the value reported in the table will vest based on our level of TSR for the three-year performance period ending December 31, 2024, relative to the TSR of a peer group of companies designated by the Compensation Committee of the Board at the time of grant (the “Relative TSR PRSUs”). For the Absolute TSR PRSUs, to determine the actual number of these PRSUs that will vest, the target number of such PRSUs will be adjusted up or down at the end of the three-year performance period, based on our cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period (i.e., cumulative TSR of 24% during the performance period). PRSUs that do not vest at the end of the performance period will be forfeited.

MFA Financial, Inc.	53	2023 Proxy Statement

With respect to the Relative TSR PRSUs, to the extent that our TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, 0% of the target number of Relative TSR PRSUs will vest. To the extent that our TSR rank is in the 50th percentile, 100% of the target number of Relative TSR PRSUs will vest, and to the extent that our TSR rank is greater than or equal to the 80th percentile, 200% of the target number of Relative TSR PRSUs will vest. Regardless of our TSR rank, in no event will an executive vest in more than 100% of the target number of Relative TSR PRSUs to the extent our absolute TSR for the three-year performance period is less than zero. PRSUs that do not vest at the end of the performance period will be forfeited.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the Named Executive Officer in the form of additional shares of Common Stock based on the closing price of the Common Stock on the vesting date.

The PRSUs will be settled in an equivalent number of shares of our Common Stock in January 2026.

Information regarding the vesting of the awards set forth in the table above upon termination of employment or change in control of MFA can be found under “Potential Payments upon Termination of Employment or Change in Control” on pages 61 to 65 of this Proxy Statement.

MFA Financial, Inc.	54	2023 Proxy Statement

Outstanding Equity Awards

The following table summarizes all outstanding equity awards held by the Named Executive Officers on December 31, 2022 (number of shares or units reported has been adjusted to reflect our 1-for-4 reverse stock split effected on April 4, 2022).

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $(1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $(1)
C. L. Knutson	69,149(2)	681,118	—	—
	—	—	155,083(4)	1,527,568
	69,717(3)	686,712	—	—
	—	—	119,701(5)	1,179,055
G. Kristjansson	21,277(2)	209,578	—	—
	—	—	41,127(4)	405,101
	21,787(3)	214,602	—	—
	—	—	37,407(5)	368,459
B. Wulfsohn	21,277(2)	209,578	—	—
	—	—	41,127(4)	405,101
	21,787(3)	214,602	—	—
	—	—	37,407(5)	368,459
S.D. Yarad	9,974(2)	98,244	—	—
	—	—	19,279(4)	189,898
	8,170(3)	80,475	—	—
	—	—	14,028(5)	138,176
H. E. Schwartz	9,974(2)	98,244	—	—
	—	—	19,279(4)	189,898
	8,170(3)	80,475	—	—
	—	—	14,028(5)	138,176
1.	For purposes of this table, the market value of the unvested RSUs is deemed to be $9.85 per share, the closing price of the Company’s Common Stock on December 30, 2022, the last trading day of the year.
2.	In accordance with the terms of the applicable award agreements, dated January 4, 2021, these TRSU awards “cliff” vest on December 31, 2023, assuming continued employment with us through such date (subject to earlier vesting in the event of termination of employment under certain circumstances). To further the retention value of these TRSU awards, each executive will be credited with an amount, per TRSU, equal to the dividends declared, which will be paid in cash following the vesting of the TRSUs at the end of the vesting period.
3.	In accordance with the terms of the applicable award agreements, dated January 3, 2022, these TRSU awards “cliff” vest on December 31, 2024, assuming continued employment with us through such date (subject to earlier vesting in the event of termination of employment under certain circumstances). To further the retention value of these TRSU awards, each executive will be credited with an amount, per TRSU, equal to the dividends declared, which will be paid in cash following the vesting of the TRSUs at the end of the vesting period.
4.	In accordance with the terms of the applicable award agreements, dated January 4, 2021, these PRSU awards “cliff” vest on December 31, 2023, assuming continued employment with us through such date (except in the event of termination of employment under certain circumstances). The number of PRSUs to ultimately vest is subject to the level of TSR achieved in respect of the Common Stock for the three-year period from January 1, 2021, to December 31, 2023. The number of units reported reflects the number of PRSUs that will vest assuming “target” level TSR performance (both on an absolute basis and relative to a designated group of peer companies) is achieved. Dividend equivalents will not be paid during the performance period, but rather will accrue during such period and will be paid out at the end of the performance period in the form of additional shares of Common Stock based on the number of PRSUs to ultimately vest.

MFA Financial, Inc.	55	2023 Proxy Statement

5.	In accordance with the terms of the applicable award agreements, dated January 3, 2022, these PRSU awards “cliff” vest on December 31, 2024, assuming continued employment with us through such date (except in the event of termination of employment under certain circumstances). The number of PRSUs to ultimately vest is subject to the level of TSR achieved in respect of the Common Stock for the three-year period from January 1, 2022, to December 31, 2024. The number of units reported reflects the number of PRSUs that will vest assuming “target” level TSR performance (both on an absolute basis and relative to a designated group of peer companies) is achieved. Dividend equivalents will not be paid during the performance period, but rather will accrue during such period and will be paid out at the end of the performance period in the form of additional shares of Common Stock based on the number of PRSUs to ultimately vest.

Options Exercised and Stock Vested in 2022

The following table summarizes certain information regarding options exercised and stock awards vested with respect to the Named Executive Officers during the year ended December 31, 2022.

	Option Exercises and Stock Vested in 2022
Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise #	Value Realized Upon Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $(2)
C. L. Knutson	—	—	40,386	397,802
G. Kristjansson	—	—	13,720	135,142
B. Wulfsohn	—	—	13,720	135,142
S. D. Yarad	—	—	5,536	54,530
H. E. Schwartz	—	—	5,536	54,530
1.	Vested awards include TRSUs and PRSUs granted in February 2020, which vested in December 2022 (and which were settled in the form of Common Stock in January 2023). Number of shares acquired excludes the following shares issued to each executive in respect of dividend equivalents (“DEs”) accrued during the three-year performance period on the vested PRSUs referred to in the preceding sentence, which were settled in shares of Common Stock in January 2023: for Mr. Knutson, 1,927 shares with a value at issuance of approximately $18,981; for each of Mr. Kristjansson and Mr. Wulfsohn, 578 shares with a value at issuance of approximately $5,693; and for each of Mr. Yarad and Mr. Schwartz, 201 shares with a value at issuance of approximately $1,980.
2.	Amount is determined by reference to the closing price per share of our Common Stock on the date on which the applicable TRSUs or PRSUs vested.

The table below provides additional information regarding the grants of TRSUs and PRSUs referred to in Note 1 to the above table, including the number and value of the shares issued to each executive following vesting of the TRSUs and PRSUs on December 31, 2022. Number of units granted and vested has been adjusted to reflect our 1-for-4 reverse stock split effected on April 4, 2022.

	2020 TRSUs				2020 PRSUs
Executive	Units Granted #	Grant Date Value/Target Value $	Units Vested #	Value Realized(1) $	“Target” Units Granted #	Grant Date Value/Target Value $	Units Vested #	Value Realized(1) $
C. L. Knutson	35,268	1,093,300	35,268	347,390	71,668	1,575,252	5,118	50,412
G. Kristjansson	12,184	377,688	12,184	120,012	21,502	472,581	1,536	15,130
B. Wulfsohn	12,184	377,688	12,184	120,012	21,502	472,581	1,536	15,130
S. D. Yarad	5,000	155,000	5,000	49,250	7,500	164,850	536	5,280
H. E. Schwartz	5,000	155,000	5,000	49,250	7,500	164,850	536	5,280
1.	Value realized excludes cash dividend equivalents paid during or in respect of the vesting period.
MFA Financial, Inc.	56	2023 Proxy Statement

Deferred Plans

On December 19, 2002, the Board adopted the Senior Officers Plan, which is intended to provide our executive officers with an opportunity to defer up to 100% of certain compensation, as delineated in the Senior Officers Plan. Under the Senior Officers Plan, amounts deferred are deemed to be converted into hypothetical “stock units,” which do not represent our capital stock, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts (and the resultant hypothetical stock units), together with any cash dividend equivalents credited to outstanding stock units, increase or decrease in value as would an equivalent number of shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. The Senior Officers Plan is a non-qualified plan under the Employee Retirement Income Security Act of 1974, as amended, and is not funded. Prior to the time that the deferred accounts are settled, participants are unsecured creditors of MFA. At present, none of our executive officers have any amounts deferred under the Senior Officers Plan.

Pension Benefits

The Named Executive Officers received no benefits in 2022 from us under defined benefit pension plans. Our only retirement plan in which the Named Executive Officers were eligible to participate, apart from the Senior Officers Plan, is the 401(k) Plan.

Employment Contracts

We have employment agreements with the following Named Executive Officers: Craig L. Knutson, Gudmundur Kristjansson and Bryan Wulfsohn. As described below, these employment agreements provide Messrs. Knutson, Kristjansson and Wulfsohn with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment.

Craig L. Knutson, Gudmundur Kristjansson and Bryan Wulfsohn. On November 26, 2019, we entered into an employment agreement with Mr. Knutson, effective as of January 1, 2020, which was amended and restated on February 22, 2021, effective as of January 1, 2021, and further amended as of May 3, 2022 (as amended, the “Knutson Employment Agreement”). Also on November 26, 2019, we entered into an employment agreement with each of Mr. Kristjansson and Mr. Wulfsohn, each of which became effective as of January 1, 2020, and each of which was amended and restated on February 22, 2021, effective as of January 1, 2021, and further amended as of May 3, 2022 (as amended, the “Kristjansson/Wulfsohn Employment Agreements” and together with the Knutson Employment Agreement, the “Employment Agreements”). Set forth below is a summary of the material terms and conditions of the Knutson Employment Agreement and the Kristjansson/Wulfsohn Employment Agreements. We filed a copy of the Knutson Employment Agreement and copies of the Kristjansson/Wulfsohn Employment Agreements with the SEC on February 23, 2021, and filed copies of the most recent amendment to each executive’s Employment Agreement with the SEC on May 4, 2022.

Term

The Knutson Employment Agreement and the Kristjansson/Wulfsohn Employment Agreements each had an initial fixed term running through December 31, 2021, provided that the agreement automatically renews for an additional one-year period at the end of the initial term and each year thereafter, unless either MFA or the executive gives the other party written notice of its or his intent not to renew the term of the applicable employment agreement at least 90 days prior to the end of the then-current term. Neither the Company, on the one hand, nor any of Mr. Knutson, Mr. Kristjansson or Mr. Wulfsohn, on the other hand, delivered a notice of intent not to renew at least 90 days prior to December 31, 2022 (the expiration of the most recent renewal term). Accordingly, each of the Knutson Employment Agreement and the Kristjansson/Wulfsohn Employment Agreements currently remain in effect until December 31, 2023 (subject to any further renewal).

Base Salary

The Employment Agreements provide for each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn to receive a base salary. For 2022, Mr. Knutson was paid a base salary of $800,000 per annum, and each of Mr. Kristjansson and Mr. Wulfsohn was paid a base salary of $500,000. Each of the Employment Agreements provides that the Compensation Committee of the Board shall review

MFA Financial, Inc.	57	2023 Proxy Statement

the executive’s base salary annually to determine whether an increase or decrease is appropriate. Generally, the executive’s base salary may be increased, but not decreased unless in connection with an overall reduction of base salaries for the Company’s senior executives.

Annual Performance-Based Bonus

The Knutson Employment Agreement and the Kristjansson/Wulfsohn Employment Agreements provide that each executive is eligible to receive an annual performance-based bonus (the “Annual Bonus”) based on the Company’s and each executive’s individual performance during the 12-month period beginning each December 1st during the term and ending on November 30th of the next succeeding year (each 12-month period being a performance period). Pursuant to the terms of their respective employment agreements, For the 2022 performance period Mr. Knutson’s 2022 target annual bonus (the “Overall Target Bonus”) was $2,000,000 and each of Mr. Kristjansson’s and Mr. Wulfsohn’s Overall Target Bonus was $950,000. Generally, the executive’s Overall Target Bonus may be increased by the Compensation Committee, but not decreased unless in connection with an overall reduction in target bonuses for the Company’s senior executives.

The Employment Agreements provide that each executive’s Annual Bonus is comprised of two components. In the case of each executive (i) a portion of his Annual Bonus is payable based on the achievement of objective performance goals established by the Compensation Committee on an annual basis, which may include performance goals based on ROAE as well as other objective performance measures that the Compensation Committee shall determine are appropriate for a given performance period and (ii) a portion of his Annual Bonus is based on the executive’s individual performance and other factors determined by the Compensation Committee. The Employment Agreements provide that each executive’s Annual Bonus shall be paid in the form of cash. More specifically, the actual amount of the Annual Bonus payable to the Executive, if any, for each Performance Period, shall be determined by the Compensation Committee based on the following allocation of the Overall Target Bonus for each executive: (a) 75% of the Overall Target Bonus shall be based on achievement of objective performance goals established by the Compensation Committee (i.e., the Formulaic Bonus), and (b) 25% of the Overall Target Bonus shall be based on such factors as determined by the Compensation Committee, including individual performance (i.e., the IRM Bonus). The amount of the Annual Bonus paid to an executive may range from zero to two times his respective Overall Target Bonus for each Performance Period.

Formulaic Bonus. With respect to the Formulaic Bonus, for each performance period the target amount of the Formulaic Bonus (the “Target Formulaic Bonus”) for each executive is equal to 75% of such executive’s Overall Target Bonus. Based on his Overall Target Bonus for the 2022 Performance Period, Mr. Knutson’s Target Formulaic Bonus was $1,500,000, and Messrs. Kristjansson and Wulfsohn’s Target Formulaic Bonus was $712,500. The Employment Agreements provide that each executive is eligible to receive from zero to 200% of his respective Target ROAE Bonus (i.e., for the 2022 Performance Period, up to $3,000,000 in the case of Mr. Knutson and up to $1,425,000 in the case of each of Mr. Kristjansson and Mr. Wulfsohn).

The actual amount of the Formulaic Bonus to be paid to each executive is based on the objective measures determined by the Compensation Committee for the applicable performance period relative to threshold, target, and maximum performance goals established by the Compensation Committee for each performance period.

IRM Bonus. With respect to the IRM Bonus, for each performance period the target amount of the IRM Bonus (the “Target IRM Bonus”) for each executive is equal to 25% of such executive’s Overall Target Bonus. Based on his Overall Target Bonus for the 2022 performance period, Mr. Knutson’s Target IRM Bonus was $500,000, and Messrs. Kristjansson and Wulfsohn’s Target IRM Bonus was $237,500. The Employment Agreements provide that each executive will be eligible to receive from zero to 200% of his Target IRM Bonus (i.e., for the 2022 performance period, up to $1,000,000 in the case of Mr. Knutson and up to $475,000 in the case of each of Mr. Kristjansson and Mr. Wulfsohn).

The actual amount of the IRM Bonus to be paid to the executive is determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, the executive’s individual performance.

MFA Financial, Inc.	58	2023 Proxy Statement

Equity Awards (LTIAs)

Under his respective Employment Agreement, each of Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn. is entitled to receive an annual grant of each of TRSUs and PRSUs.

TRSUs. For 2022, the Compensation Committee granted to Mr. Knutson TRSUs with an aggregate grant date value of approximately $1,280,000, with the number of TRSUs granted determined by the quotient of 1,280,000 divided by the closing price of MFA common stock on the date of grant (the “Grant Date Share Price”). For 2022, the Compensation Committee granted to each of Mr. Kristjansson and Mr. Wulfsohn TRSUs with an aggregate grant date value of approximately $400,000, with the number of TRSUs granted determined by the quotient of 400,000 divided by the Grant Date Share Price. Subject to exceptions in certain circumstances described below in “Potential Payments upon Termination of Employment or Change in Control,” each grant of TRSUs to be granted to Messrs. Knutson, Kristjansson and Wulfsohn will vest on the third December 31st to occur following the date of grant, subject to the executive’s continued employment with the Company. In addition, subject to exceptions in certain circumstances described below (see “Potential Payments upon Termination of Employment or Change in Control”), unvested TRSUs will be forfeited as of the date of the executive’s termination of employment with the Company. Upon vesting, each executive will receive one share of MFA Common Stock for each TRSU that vests. Under the terms of the Employment Agreements, the Compensation Committee may increase or decrease the aggregate grant date value for any annual grant of TRSUs as compared to a grant made in a prior year.

Beginning with grants of TRSUs made in 2021, the executives no longer receive dividend equivalent payments in respect of the TRSUs as and when dividends are paid on our Common Stock during the period in which TRSUs are outstanding. Rather, to further the retention value of such awards, each executive is credited with an amount, per TRSU, equal to the amount of dividends declared, which will be paid in cash following the vesting of the TRSU at the end of the three-year vesting period.

PRSUs. For 2022, the Compensation Committee granted to Mr. Knutson PRSUs with an aggregate grant date value of approximately $1,920,000 and granted to each of Mr. Kristjansson and Mr. Wulfsohn PRSUs with an aggregate grant date value of approximately $600,000 (for each executive, the “PRSU Grant Date Value”). Under the terms of the Employment Agreements, the Committee may increase or decrease the PRSU Grant Date Value for any annual grant of PRSUs as compared to a grant made in a prior year.

A portion of each annual PRSU award vests based on the Company’s level of absolute TSR during the applicable three-year performance period and a portion vests based on the Company’s level of TSR during the applicable three-year performance period relative to the TSR during such period of a peer group of companies designated by the Compensation Committee at the time of each grant. (The PRSUs that vest based on the Company’s level of absolute TSR are hereinafter referred to as the “Absolute TSR PRSUs,” and the PRSUs that vest based on the Company’s level of relative TSR are hereinafter referred to as the “Relative TSR PRSUs.”) Subject to certain exceptions described below in “Potential Payments upon Termination of Employment and Change in Control,” each grant of PRSUs to be granted to the executives will vest on the last day of the applicable performance period, subject to the level of performance achieved and the executive’s continued employment with the Company.

Each annual grant of PRSUs provides for a “target” grant of Absolute TSR PRSUs (the “Absolute TSR Target Award”) and a “target” grant of Relative TSR PRSUs (the “Relative TSR Target Award”). For each executive, the Absolute TSR Target Award is a number of PRSUs equal to the quotient of (a) 50% of the Executive’s PRSU Grant Date Value divided by (b) the grant date fair value per unit of one Absolute TSR PRSU. Similarly, the Relative TSR Target Award for each Executive is a number of PRSUs equal to (a) 50% of the Executive’s PRSU Grant Date Value divided by (b) the grant date fair value per unit of one Relative TSR PRSU.

With respect to the Absolute TSR PRSUs, the actual number of Absolute TSR PRSUs that will vest is based on the level of the Company’s cumulative TSR (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR (assuming no reinvestment of dividends) for the three-year performance period beginning on January 1st of the year of grant (e.g., the performance period for the PRSUs granted in January 2022 is January 1, 2022 through December 31, 2024). To determine the actual number of Absolute TSR PRSUs that vests, the target number of units of each grant of Absolute TSR PRSUs will be adjusted up or down at the end of the applicable three-year performance period based

MFA Financial, Inc.	59	2023 Proxy Statement

on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target number (reflecting 0% per annum TSR during the performance period) to 200% of the target number (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target number vesting if TSR of 8% per annum is achieved during the performance period.

With respect to the Relative TSR PRSUs, the actual number of Relative TSR PRSUs that will vest is based on the Company’s cumulative TSR during the applicable three-year performance period (beginning on January 1st of the year of grant) as compared to the cumulative TSR of a designated group of peer companies for such performance period. To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, the executive will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is in the 50th percentile, the executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, the executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. (To the extent that the Company’s TSR ranking falls in between the percentiles identified in the preceding sentences, the number of Relative TSR PRSUs that vest will be interpolated.) Regardless of the Company’s TSR rank, in no event will an executive vest in more than 100% of the target number of Relative TSR PRSUs to the extent the Company’s absolute TSR for the applicable performance period is less than zero.

PRSUs that do not vest at the end of an applicable performance period will be forfeited. Upon vesting, the executive will receive one share of MFA Common Stock for each PRSU that vests, provided that the fair market value of the shares of Common Stock delivered upon settlement may not exceed 400% of the PRSU Grant Date Value of the PRSUs granted in respect of the completed performance period. Any PRSUs that vest are subject to an additional one year deferral prior to settlement, subject to accelerated payout under certain circumstances.

Dividend equivalents are not paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of MFA Common Stock based on the closing price of MFA Common Stock on the vesting date.

Notice of Resignation by Executive/Termination by Company

Each executive must provide 90 days’ notice prior to his resignation, and the Company must provide 90 days’ notice prior to any termination by the Company without cause (in either case, except upon termination in connection with a change in control). During this period, the executive will continue to receive base salary and benefits, but will be ineligible to receive an Annual Bonus for any performance period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

Each of Mr. Knutson’s, Mr. Kristjansson’s and Mr. Wulfsohn’s respective employment agreement provides that if any payments or benefits provided to the executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the executive a better after-tax result than if he received the full payments and benefits and paid the excise tax. In addition, the Knutson Employment Agreement provides for the vesting of Mr. Knutson’s outstanding unvested equity awards in the event he should retire from the Company in certain circumstances.

Stephen D. Yarad. Mr. Yarad’s employment is not governed by an employment agreement, and consequently, Mr. Yarad is an “at will” employee. For 2022, Mr. Yarad was paid a base salary of $475,000. Mr. Yarad’s annual performance bonus is determined in the discretion of the Compensation Committee, in consultation with our CEO. On May 5, 2021, the Company and Mr. Yarad entered into an amended and restated agreement regarding payments to be made to him upon the termination of his employment under certain circumstances, a copy of which was filed with the SEC on May 6, 2021.

MFA Financial, Inc.	60	2023 Proxy Statement

Harold E. Schwartz. Mr. Schwartz’s employment is not governed by an employment agreement, and consequently, Mr. Schwartz is an “at will” employee. For 2022, Mr. Schwartz was paid a base salary of $455,000. Mr. Schwartz’s annual performance bonus is determined in the discretion of the Compensation Committee, in consultation with our CEO. On May 5, 2021, the Company and Mr. Schwartz entered into an amended and restated agreement regarding payments to be made to him upon the termination of his employment under certain circumstances, a copy of which was filed with the SEC on May 6, 2021.

Each of the employment agreements of Messrs. Knutson, Kristjansson and Wulfsohn includes limitations on (a) providing services to, or acquiring certain interests in, other mortgage REITs and (b) soliciting our employees, in either case without our consent, for a period of time following a termination of employment and require each executive to maintain the confidentiality of our confidential and proprietary information. Mr. Yarad’s and Mr. Schwartz’s terms of employment prohibit them from soliciting our employees without our consent for a period of time following a termination of employment and require them to maintain the confidentiality of our confidential and proprietary information.

Potential Payments upon Termination of Employment or Change in Control (CIC)

The tables below show certain potential payments that would have been made to a Named Executive Officer under his then-current employment agreement or award agreement(s) assuming such person’s employment had terminated at the close of business on December 31, 2022, under various scenarios, including a change in control.

The tables include only the value of the incremental amounts payable to the Named Executive Officer arising from the applicable scenario and do not include the value of vested or earned, but unpaid, amounts owed to the applicable Named Executive Officer as of December 31, 2022 (including, for example, any annual bonus earned but not yet paid as of such date, dividend equivalents relating to dividends declared but not paid as of such date, vested but not settled TRSUs or PRSUs, or the employer 401(k) match of $12,200 for the Named Executive Officers).

The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

As used below, the terms “Cause,” “Change in Control,” “Disability,” and “Good Reason” shall have the respective meanings set forth in the applicable employment agreement, each of which has been filed with the SEC, or award agreement(s), forms of which have been filed with the SEC.

Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a Named Executive Officer’s termination of employment can only be determined at the time of the executive’s separation from the Company.

Potential Payments upon Termination of Employment/CIC: C. L. Knutson

	Death $ (a)	Disability $ (a)	Termination Without Cause/ Resignation for Good Reason $ (b)	Voluntary Resignation $ (c)	Change in Control $ (d)
Incremental Benefits Due to Termination Event
Severance/Payment to Representative or Estate	3,050,000	3,050,000	6,100,000	200,000	6,100,000
Value of Accelerated Equity Awards(1)	4,074,452	4,074,452	2,100,029	—	4,074,452
Deferred Compensation	—	—	—	—	—
Other Benefits	—	55,691	—	—	55,691
Total Value of Incremental Benefits	7,124,452	7,180,143	8,200,029	200,000	10,230,143

MFA Financial, Inc.	61	2023 Proxy Statement

Potential Payments upon Termination of Employment/CIC: G. Kristjansson

	Death $ (a)	Disability $ (a)	Termination Without Cause/ Resignation for Good Reason $ (b)	Voluntary Resignation $ (c)	Change in Control $ (d)
Incremental Benefits Due to Termination Event
Severance/Payment to Representative or Estate	1,568,750	1,568,750	2,353,125	125,000	2,353,125
Value of Accelerated Equity Awards(1)	1,197,740	1,197,740	604,594	—	1,197,740
Deferred Compensation	—	—	—	—	—
Other Benefits	—	80,297	—	—	80,297
Total Value of Incremental Benefits	2,766,490	2,846,787	2,957,719	125,000	3,631,162

Potential Payments upon Termination of Employment/CIC: B. Wulfsohn

	Death $ (a)	Disability $ (a)	Termination Without Cause/ Resignation for Good Reason $ (b)	Voluntary Resignation $ (c)	Change in Control $ (d)
Incremental Benefits Due to Termination Event
Severance/Payment to Representative or Estate	1,568,750	1,568,750	2,353,125	125,000	2,353,125
Value of Accelerated Equity Awards(1)	1,197,740	1,197,740	604,594	—	1,197,740
Deferred Compensation	—	—	—	—	—
Other Benefits	—	80,297	—	—	80,297
Total Value of Incremental Benefits	2,766,490	2,846,787	2,957,719	125,000	3,631,162

Potential Payments upon Termination of Employment/CIC: S. D. Yarad

	Death $ (a)	Disability $ (a)	Termination Without Cause/ Resignation for Good Reason $ (b)	Voluntary Resignation $ (c)	Change in Control $ (d)
Incremental Benefits Due to Termination Event
Severance/Payment to Representative or Estate	—	—	950,000	—	—
Value of Accelerated Equity Awards(1)	506,792	506,792	352,290	—	506,792
Deferred Compensation	—	—	—	—	—
Other Benefits	—	—	32,109	—	—
Total Value of Incremental Benefits	506,792	506,792	1,334,399	—	506,792

MFA Financial, Inc.	62	2023 Proxy Statement

Potential Payments upon Termination of Employment/CIC: H. Schwartz

	Death $ (a)	Disability $ (a)	Termination Without Cause/ Resignation for Good Reason $ (b)	Voluntary Resignation $ (c)	Change in Control $ (d)
Incremental Benefits Due to Termination Event
Severance/Payment to Representative or Estate	—	—	910,000	—	—
Value of Accelerated Equity Awards(1)	506,792	506,792	352,290	—	506,792
Deferred Compensation	—	—	—	—	—
Other Benefits	—	—	53,531	—	—
Total Value of Incremental Benefits	506,792	506,792	1,315,821	—	506,792
1.	Value of Accelerated Equity Awards. For purposes of these tables, values for restricted shares, TRSUs and PRSUs are based on $9.85 per share, the closing price of our stock on December 30, 2022, the last trading day of the year. For purposes of these tables, we have assumed that “target” performance metrics with respect to the PRSUs have been achieved.

(a)   Death and Disability

The following incremental benefits would be paid to a Named Executive Officer or his estate or legal representative in the event of his death or Disability:

(i)	Severance/Payment to Representative or Estate: For Messrs. Knutson, Kristjansson and Wulfsohn, a payment equal to 100% of the sum of his (a) base salary and (b) the median of the annual bonuses paid to him for the three calendar years preceding such termination (the “Median Bonus”).
(ii)	Value of Accelerated Equity Awards: For Messrs. Knutson, Kristjansson, Wulfsohn, Yarad and Schwartz, amounts represent the aggregate value resulting from the (i) immediate full vesting and settlement of all outstanding TRSUs (and any unpaid dividend equivalents in respect thereof) and (ii) full vesting of outstanding PRSUs as though the executive had remained employed through the end of the applicable performance period, subject to the achievement of applicable performance goals measured through the end of the applicable performance period (including the value of any shares issued in respect of dividends accrued in respect thereof during the applicable performance period).

For purposes of the above tables, we have assumed that the “target” performance metric with respect to outstanding PRSUs has been achieved.

(iii)	Other Benefits: For Messrs. Knutson, Kristjansson and Wulfsohn, in the event of Disability only, the continued participation, at MFA’s expense, in MFA’s health insurance for himself and his eligible dependents for the 18-month period following the executive’s termination.

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(b)	Termination Without Cause/Resignation for Good Reason

The following incremental benefits would be paid to a Named Executive Officer in the event he is terminated without Cause or resigns for Good Reason, in either event, not in connection with a Change in Control:

(i) Severance: For Mr. Knutson, a payment equal to 200% of the sum of (a) his base salary and (b) the Median Bonus. For Messrs. Kristjansson and Wulfsohn, a payment equal to 150% of the sum of (x) his base salary and (y) the Median Bonus. For Messrs. Yarad and Schwartz, a payment equal to the greater of (i) 100% of the sum of (a) his base salary and (b) the Median Bonus and (ii) 200% of his base salary.

(ii) Value of Accelerated Equity Awards: For Messrs. Knutson, Kristjansson and Wulfsohn, amounts represent the aggregate value resulting from the (i) immediate full vesting of all outstanding time-based equity-based awards that would have otherwise vested within 12 months from the date of the executive’s termination (and any unpaid dividend equivalents in respect thereof) and (ii) pro rata vesting of outstanding PRSUs, subject to the achievement of applicable performance goals measured through the end of the applicable performance period (including the value of any shares issued in respect of dividends accrued in respect thereof during the applicable performance period).

For Messrs. Yarad and Schwartz, amount represents the aggregate value resulting from the (i) immediate full vesting and settlement of all outstanding TRSUs (and any unpaid dividend equivalents in respect thereof) and (ii) pro rata vesting of outstanding PRSUs, subject to the achievement of applicable performance goals measured through the end of the applicable performance period (including the value of any shares issued in respect of dividends accrued in respect thereof during the applicable performance period).

For purposes of the above tables, we have assumed that the “target” performance metric with respect to outstanding PRSUs has been achieved and a pro rata portion of the “target” number of PRSUs would vest.

(iii) Other Benefits: For Messrs. Yarad and Schwartz, the continued participation, at MFA’s expense, in MFA’s health insurance for himself and his eligible dependents for the 12-month period following the executive’s termination.

(c)	Voluntary Resignation

The following incremental benefits would be paid to Mr. Knutson, Mr. Kristjansson or Mr. Wulfsohn in the event he resigns without Good Reason: three months’ base salary pursuant to the “Garden Leave” provisions set forth in each executive’s respective employment agreement.

(d)	Termination/Resignation upon Change in Control

The following incremental benefits would be paid to a Named Executive Officer in the event he resigns or is terminated under certain circumstances in connection with a Change in Control:

“Double Trigger.” For each of Messrs. Knutson, Kristjansson, Wulfsohn, Yarad and Schwartz, benefits would be payable only in the event the executive’s employment is terminated by MFA (other than for Cause), or he resigns for Good Reason, within 12 months following a Change in Control.

(i) Severance: For Mr. Knutson, 200% of the sum of his (a) base salary and (b) Median Bonus. For Mr. Kristjansson and Mr. Wulfsohn, 150% of the sum of his (a) base salary and (b) Median Bonus.

MFA Financial, Inc.	64	2023 Proxy Statement

(ii) Value of Accelerated Equity Awards: For Messrs. Knutson, Kristjansson, Wulfsohn, Yarad and Schwartz, amounts represent the aggregate value resulting from the immediate full vesting of all outstanding equity-based awards (assuming the achievement of “target” performance in the case of outstanding PRSUs) (and the payment of all dividends and dividend equivalents, including accrued dividends and dividend equivalents, on such awards).

(iii) Other Benefits: For Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn, the continued participation, at MFA’s expense, in MFA’s health insurance plan for himself and his eligible dependents for the 18-month period following the executive’s termination.

Pay Ratio Disclosure

The annual total compensation of our CEO for the year ended December 31, 2022, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,262,232. The median of the annual total compensation of all employees, excluding our CEO, for fiscal year 2022 was $92,427. As a result, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for fiscal year 2022 was approximately 67.8 to 1.

We identified the median employee by annual total compensation, for all employees excluding our CEO, as of December 31, 2022. We calculated annual total compensation for those employees whose compensation is included in the pay ratio calculation using the same methodology used for calculating the annual total compensation of our named executive officers as set forth in the Summary Compensation Table.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we have prepared this pay versus performance disclosure, which serves to further demonstrate the alignment of our executive compensation program with stockholder interests.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Stockholder Return(3) ($)	Peer Group Total Stockholder Return(3)(4) ($)	Net Income/ (Loss)(5) ($ in thousands)	Distributable Earnings ROAE(6)(%)
2022	6,262,232	1,389,265	1,915,344	894,725	42.43	69.20	(264,456)	11.03%
2021	7,411,604	8,397,730	2,142,227	2,342,923	67.39	91.50	295,995	10.46%
2020	4,579,952	1,012,481	1,421,460	557,399	52.80	77.80	(709,186)	(0.72%)
1.	For each of 2022, 2021 and 2020, our principal executive officer (PEO) was Craig L. Knutson. For more detail regarding how the amounts in this column are calculated, refer to the Summary Compensation Table found on page 51 of this Proxy Statement and “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid” tables below.
2.	For each of 2022, 2021 and 2020, our remaining NEOs consisted of Gudmundur Kristjansson, Bryan Wulfsohn, Stephen D. Yarad and Harold E. Schwartz. For more detail regarding how the amounts in this column are calculated, refer to the Summary Compensation Table found on page 51 of this Proxy Statement and “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid" tables below.
3.	Total Stockholder Return and Peer Group Total Stockholder Return assume an initial investment of $100 invested at December 31, 2019.
4.	As permitted by SEC rules, the Peer Group referenced for purpose of the Total Stockholder Return comparison consists of the Bloomberg Mortgage REIT Index (BBREMTG), which is an industry peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 35.
5.	Reflects after-tax net income/(loss) available to common stock and participating securities prepared in accordance with GAAP for each of the years shown.
6.	The Company has designated “Distributable Earnings ROAE” as its Company Selected Measure, as this measure (as well as, “Adjusted GAAP ROAE”) is the most important measure identified below under “2022 Most Important Financial Measures” which in the Company’s assessment, represents for 2022 the most important performance measure used to link compensation actually paid to our PEO and other NEOs to the Company’s performance. Distributable Earnings ROAE is defined on page 38 and is a non-GAAP financial measure. Per SEC rules, percentage shown is for the applicable calendar year.

MFA Financial, Inc.	65	2023 Proxy Statement

Compensation Actually Paid represents the Summary Compensation Table Totals adjusted for the following items:
	Year 2022
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	PEO	Average for Non-PEO- NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	($3,200,032)	($687,519)
Increase for fair value at 12/31/2022 of awards granted during 2022 that remain unvested as of year-end	$1,244,743	$267,430
Increase/(Deduction) for change in fair value from 12/31/2021 to 12/31/2022 of awards granted in 2021 that were outstanding and unvested as of 12/31/2022	($2,318,936)	($469,731)
Increase/(Deduction) for change in fair value from 12/31/2021 to vesting date of awards granted in 2020 that vested during 2022	($304,753)	($73,879)
(Deduction) for fair value at 12/31/2021 of forfeited performance-based awards granted in 2020 due to failure to meet required performance levels for vesting	($375,042)	($75,879)
Increase for dividend equivalents paid on performance-based awards that vested at year-end	$18,981	$3,837
Increase for dividend equivalents paid during year on outstanding time-based awards	$62,072	$15,122
Total adjustments added to/(subtracted from) Summary Compensation Table Total to determine Compensation Actually Paid	($4,872,967)	($1,020,619)
	Year 2021
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	PEO	Average for Non-PEO- NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	($2,850,004)	($587,502)
Increase for fair value at 12/31/2021 of awards granted during 2021 that remain unvested as of year-end	$4,049,339	$827,995
Increase/(Deduction) for change in fair value from 12/31/2020 to 12/31/2021 of awards granted in 2020 that were outstanding and unvested as of 12/31/2021	($219,388)	($40,488)
Increase/(Deduction) for change in fair value from 12/31/2020 to vesting date of awards granted in 2019 that vested during 2021	$87,209	$22,282
(Deduction) for fair value at 12/31/2020 of forfeited performance-based awards granted in 2019 due to failure to meet required performance levels for vesting	($222,777)	($57,283)
Increase for dividend equivalents paid on performance-based awards that vested at year-end	$57,310	$14,738
Increase for dividend equivalents paid during year on outstanding time-based awards	$84,437	$20,954
Total adjustments added to/(subtracted from) Summary Compensation Table Total to determine Compensation Actually Paid	$986,126	$200,696

MFA Financial, Inc.	66	2023 Proxy Statement

	Year 2020
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	PEO	Average for Non-PEO- NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	($2,668,552)	($585,060)
Increase for fair value at 12/31/2020 of awards granted during 2020 that remain unvested as of year-end	$1,296,984	$285,082
Increase/(Deduction) for change in fair value from 12/31/2019 to 12/31/2020 of awards granted in 2019 that were outstanding and unvested as of 12/31/2020	($1,093,613)	($280,402)
Increase/(Deduction) for change in fair value from 12/31/2019 to vesting date of awards granted in 2018 that vested during 2020	($617,410)	($157,956)
(Deduction) for fair value at 12/31/2019 of forfeited performance-based awards granted in 2018 due to failure to meet required performance levels for vesting	($626,427)	($161,073)
Increase for dividend equivalents paid on performance-based awards that vested at year-end	$79,243	$20,380
Increase for dividend equivalents paid during year on outstanding time-based awards	$62,304	$14,968
Total adjustments added to/(subtracted from) Summary Compensation Table Total to determine Compensation Actually Paid	($3,567,471)	($864,061)

The following graph illustrates the relationship between compensation actually paid (“CAP”) to our NEOs and each of MFA’s total stockholder return (TSR) and (ii) the TSR of The Bloomberg Mortgage REIT Index (BBREMTG), in each case on a cumulative basis assuming an initial investment of $100 made on December 31, 2019:

Comparison of CAP to Total Stockholder Return

MFA Financial, Inc.	67	2023 Proxy Statement

The following graph illustrates the relationship between compensation actually paid (CAP) to our NEOs and MFA’s GAAP net income/(loss) available to common stock and participating securities on an annual basis for the years ended December 31, 2020, 2021 and 2022:

Comparison of CAP to GAAP Net Income

The following graph illustrates the relationship between compensation actually paid (CAP) to our NEOs and Distributable Earnings ROAE for the years ended December 31, 2020, 2021 and 2022:

Comparison of CAP to Distributable Earnings ROAE

MFA Financial, Inc.	68	2023 Proxy Statement

2022 Most Important Financial Measures

MFA’s current compensation program is structured with the objective of linking the compensation of our NEOs to achievement of short- and long-term financial and market-based goals. In 2022, incentive compensation served as a material element of each NEO’s compensation package and serves to further align compensation to Company performance. In addition, a significant percentage of our NEOs’ compensation is in the form of equity awards that “cliff” vest after three years, and with respect to grants of awards made to our NEOs in 2022, the vesting of 60% of these awards (as determined by grant date value) is subject to our total stockholder return (both on an absolute basis and as compared to a group of peer companies) for the three-year period ending December 31, 2024. The most important financial performance measures utilized by the Compensation Committee to link compensation paid to our NEOs to MFA’s performance for 2022 were:
●	Distributable Earnings ROAE
●	Adjusted GAAP ROAE
●	Absolute TSR
●	Relative TSR

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents certain information with respect to our Existing Plan under which our Common Stock may be issued to employees or non-employees (such as directors) as of December 31, 2022, which was approved by our stockholders. Our stockholders have approved all of our equity compensation plans.

Award(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights #	Weighted-average exercise price of outstanding options, warrants and rights #	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table) #
Stock Options	–	N/A
Restricted Stock Units (RSUs)	2,059,803	N/A(2)
Total	2,059,803	N/A(2)	2,245,985(3)
1.	All equity-based compensation is granted pursuant to plans that have been approved by our stockholders.
2.	RSUs include unvested TRSUs and PRSUs and vested but not settled stock units, TRSUs and PRSUs. A weighted average exercise price is not applicable for our RSUs, as such equity awards result in the issuance of shares of our Common Stock provided that such awards vest and, as such, do not have an exercise price. As of December 31, 2022, 585,796 RSUs were vested, and 526,312 RSUs were subject to time-based vesting, and 947,695 RSUs will vest subject to achieving a market condition based on total stockholder return as measured on an absolute basis and relative to the TSR of a group of peer companies.
3.	Number of securities remaining available for future issuance under equity compensation plans excludes RSUs presented in the table, which were granted prior to December 31, 2022, and remained outstanding at such date. In addition, the number of securities remaining available for issuance does not reflect 520,292 TRSUs and 997,383 PRSUs, which were granted after December 31, 2022.

MFA Financial, Inc.	69	2023 Proxy Statement

Proposal 3. Advisory
(Non-Binding) Resolution
to Approve Executive
Compensation

Pursuant to Section 14A of the Exchange Act, and in accordance with the Board’s determination, based on the recommendation of the Compensation Committee, we are seeking an advisory (non-binding) vote on the compensation of our Named Executive Officers (as defined in “Compensation Discussion and Analysis” of this Proxy Statement) as disclosed on pages 30 to 56 of this Proxy Statement. Stockholders are being asked to vote on the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of MFA Financial, Inc. approve, on an advisory basis, the compensation of MFA’s Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual Meeting, including the Compensation Discussion and Analysis, Summary Compensation Table and other related tables and disclosures.”

This proposal, commonly known as a Say-on-Pay proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, program design and practices.

You are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Vote

The Board recommends that stockholders vote “FOR” the approval of the Advisory (Non-Binding) Resolution to Approve the Compensation of our Named Executive Officers disclosed in this proxy statement.

MFA Financial, Inc.	70	2023 Proxy Statement

Proposal 4. Approval
of the MFA Financial, Inc.
Equity Compensation Plan,
as Amended and Restated

We currently maintain the Existing Plan, which was originally effective as of May 20, 2010, and most recently amended and restated effective June 10, 2020. In April 2023, the Board adopted, subject to stockholder approval, the Amended Plan, which is an amendment and restatement of the Existing Plan.

Principal Changes

Stockholder approval of the Amended Plan is being sought in order to (1) authorize additional shares, (2) meet New York Stock Exchange listing requirements, (3) allow for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and (4) extend the term of the Existing Plan. If our stockholders do not approve the Amended Plan, the Existing Plan will remain in effect according to its terms.

The principal changes made by the Amended Plan are to:

1.

Increase the number of shares of Common Stock reserved for issuance, so that the number of shares reserved for issuance under the Amended Plan on or after June 6, 2023 (the “Effective Date”) is 8,468,548, which is equal to the sum of (i) the number of shares subject to outstanding grants under the Existing Plan as of March 31, 2023, assuming target performance of performance-based grants (3,240,238 shares) and after giving effect, as applicable, to the Company’s 1-for-4 reverse stock split effected on April 4, 2022 (the “Reverse Stock Split”), (ii) 728,310 shares remaining available for grant under the Existing Plan (assuming target performance of performance-based grants, and after giving effect to the Reverse Stock Split) and (iii) 4,500,000 additional shares of Common Stock to be made available for grants, subject to adjustments as described in the Amended Plan. Accordingly, the increase represents an additional 4,500,000 shares over the number of shares currently available for grants under the Existing Plan.

Vote

The Board recommends a vote “FOR” the approval of the MFA Financial, Inc. Equity Compensation Plan, as Amended and Restated.

MFA Financial, Inc.	71	2023 Proxy Statement

2.

Provide that for grants of restricted stock, dividend equivalent rights and phantom shares (but not for options or stock appreciation rights) outstanding as of the Effective Date or granted following the Effective Date, shares of Common Stock withheld or surrendered for payment of taxes may be the subject of further grants.

3.	Extend the term of the Existing Plan from June 9, 2030, to June 6, 2033.
4.	Make corresponding and appropriate clarifying changes and updates.

Awards granted under the Existing Plan prior to the Effective Date will continue to be governed by the terms of the Existing Plan in effect prior to the Effective Date, without giving effect to the amendments described above, except that, as noted in item 2. above, shares withheld or surrendered for payment of taxes with respect to any restricted stock, dividend equivalents and phantom shares outstanding as of the Effective Date may be the subject of further grants under the Amended Plan.

Determination of Shares to be Available for Issuance

As of March 31, 2023, the number of shares subject to outstanding grants under the Existing Plan was 3,240,238 shares and 728,310 shares remain available for grant under the Existing Plan (assuming target performance of performance-based grants and after giving effect to the Reverse Stock Split). If this Proposal is approved by our stockholders at the Annual Meeting, subject to adjustments set forth in the Amended Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Amended Plan on or after the Effective Date is 8,468,548, which is calculated as follows:

●	3,240,238 shares of Common Stock, which is the number of shares subject to outstanding grants under the Existing Plan as of March 31, 2023 (assuming target performance of outstanding performance-based grants and after giving effect to the Reverse Stock Split), plus
●	728,310 shares of Common Stock, which is the number of shares of Common Stock that remained available for grants under the Existing Plan as of March 31, 2023 (assuming target performance of outstanding performance-based grants and after giving effect to the Reverse Stock Split), plus
●	an additional 4,500,000 shares of Common Stock over the number of shares currently available for grants under the Existing Plan.

Grants made after the date of this Proxy Statement, but prior to the Annual Meeting, will increase the number of shares subject to outstanding grant and consequently reduce the number of shares remaining available for grant under the Existing Plan; however, any such grants are not expected to be material in amount, either individually or in the aggregate. Shares of Common Stock subject to outstanding grants under the Existing Plan as of March 31, 2023, that are forfeited, expire or terminate without having been exercised or paid in shares of Common Stock may be returned to the Amended Plan and issued pursuant to grants made under the Amended Plan. The Board believes that the requested increase in the maximum number of shares that may be issued under the Existing Plan will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy and allow for growth.

When deciding on the number of shares to be available for grants under the Amended Plan, the Compensation Committee considered a number of factors, including the number of shares currently available under the Existing Plan, our past share usage (“burn rate”), the number of shares needed for future grants, the ability to recycle under the Amended Plan certain shares withheld for tax purposes, a dilution analysis, the current and future accounting expenses associated with our equity award practices and input from an outside consultant.

Dilution Analysis

As of March 31, 2023, our capital structure consisted of 101,912,357 shares of Common Stock outstanding and 19,000,000 shares of preferred stock outstanding. 728,310 shares of Common Stock remained available for grants under the Existing Plan as of March 31, 2023 (assuming target performance of outstanding performance-based grants and after giving effect to the Reverse Stock Split). The proposed share authorization is a request for 4,500,000 additional shares of Common Stock to be available for grants

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made under the Amended Plan. The table below shows our potential dilution (referred to as “overhang”) levels, based on our “Total Potential Overhang,” which includes our request for 4,500,000 additional shares of Common Stock to be available for grants made under the Amended Plan, and our “Fully Diluted Shares of Common Stock.” The additional 4,500,000 shares represent approximately 4.3% of our Fully Diluted Shares of Common Stock, as described in the table below. The Board believes that the increase in the number of shares of Common Stock under the Amended Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity grants. Equity grants are an important component of our overall compensation program for our executive officers and other key employees, as well as our Non-Employee Directors.

Potential Overhang with 4,500,000 Additional Shares

Options Outstanding as of March 31, 2023	-0-
Weighted Average Exercise Price of Options Outstanding as of March 31, 2023	-0-
Weighted Average Remaining Term of Options Outstanding as of March 31, 2023	-0-
Outstanding Full Value Grants as of March 31, 2023(1)	3,240,238
Total Equity Grants Outstanding as of March 31, 2023	3,240,238
Shares Available for Grant under the Existing Plan as of March 31, 2023(2)	728,310
Additional Shares Requested	4,500,000
Total Potential Overhang under the Amended Plan(3)	8,468,548
Common Stock Outstanding as of March 31, 2023	101,912,357
Fully Diluted Shares of Common Stock	105,152,595
Potential Dilution of 4,500,000 Additional Shares as a Percentage of Fully Diluted Shares of Common Stock Outstanding	4.3%

1.	Consists of 248,556 fully vested RSUs (granted to the Company’s Non-Employee Directors as a component of their director fees), 1,046,604 TRSUs and 1,945,078 PRSUs (assuming target performance in the case of the PRSUs and, in each case, after giving effect to the Reverse Stock Split). PRSUs can be paid at 0% to 200% of target. The Outstanding Full Value Grants do not include dividend equivalents. Dividend equivalents on TRSUs and fully vested RSUs are payable in cash. Dividend equivalents on PRSUs are payable in shares, based on performance. The shares payable on dividend equivalents for PRSUs granted on or after January 1, 2021, are calculated by dividing the accumulated dividend equivalents at the end of the performance period by the share price at the time of settlement.
2.	Assumes target performance of outstanding performance-based grants and calculated after giving effect to the Reverse Stock Split.
3.	The Total Potential Overhang consists of (i) 3,240,238 total shares subject to outstanding awards as of March 31, 2023, plus (ii) 728,310 shares that remain available for grants under the Existing Plan as of March 31, 2023, plus (iii) 4,500,000 additional shares requested, and assumes target performance of outstanding performance-based grants.

Burn Rate

Our equity plan share usage over 2020, 2021 and 2022 represented a three-year average burn rate of 0.32%, as described in the table below (with number of shares reported in each column after giving effect to the Reverse Stock Split).

	Vested RSUs/ Shares Granted	TRSUs Granted	PRSUs Earned(1)	Total Awards	Weighted Average Common Stock Outstanding	Burn Rate
Year	(#)	(#)	(#)	(#)	(#)	(%)
2022	74,251	222,128	18,757	315,136	103,152,891	0.31
2021	53,991	325,290	51,836	431,117	110,703,908	0.39
2020	144,267	110,386	55,350	310,003	113,008,230	0.27
Three Year Average	90,836	219,268	41,981	352,085	108,955,010	0.32

1.	Reflects PRSUs that vested at December 31st of applicable year upon conclusion of three-year performance period. Amount also includes shares issued in respect of dividend equivalents on PRSUs earned.
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We calculated our burn rate for each year by dividing the sum of (x) all vested RSUs granted to our Non-Employee Directors in the applicable year, (y) all TRSUs granted in the applicable year and (z) all PRSUs earned in the applicable year, divided by the weighted average number of shares of Common Stock outstanding at the end of the applicable year. Because our PRSUs vest based on attainment of a threshold performance goal and the number of shares that vest could be 0 to 200% of the target value, based on actual performance, we have included these grants in the burn rate calculation in the year in which they are earned, rather than in the year in which they are granted. There are no stock options included in the burn rate calculation because we have not granted any stock options in the past three years. Dividend equivalents on time-based grants are payable only in cash. Dividend equivalents accumulated on performance-based grants are payable in shares at the end of the performance period, based on performance, and have been included in the “PRSUs Earned” column.

The burn rate means that we used an annual average of 0.32% of the weighted average shares outstanding at December 31 of the applicable year for equity grants made over the past three years under the Existing Plan.

The Board believes that equity compensation is an effective retention tool that provides incentive, rewards performance and aligns the interests of our stockholders with those of our employees, officers and directors. The Board believes that grants made pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of Common Stock be authorized for issuance under the Amended Plan. The Board believes that the increased number of shares available for issuance under the Amended Plan represents a reasonable amount of potential equity dilution.

Summary of the Amended Plan

Purpose. The Amended Plan is intended to provide incentives to key employees, officers and directors who are expected to provide significant services to us and any of our subsidiaries which, with the consent of the Board, participate in the Amended Plan (collectively, the “Participating Companies”), to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the Participating Companies, and to attract new employees.

Consideration to Be Received by the Company for Grants. The Board believes that we will significantly benefit from having our employees, officers and directors receive grants under the Amended Plan. Providing an opportunity for such individuals to acquire Common Stock or benefit from the appreciation of Common Stock is valuable in attracting and retaining highly qualified employees, officers and directors, and providing additional motivation for them to use their best efforts on our behalf and on behalf of our stockholders.

Administration. As with the Existing Plan, the Amended Plan will be administered by the Compensation Committee of the Board or another committee that may be appointed by the Board. The Compensation Committee is currently comprised of four directors, none of whom is an officer or employee of the Company and all of whom have been determined to be independent under SEC and NYSE rules. The current members of the Compensation Committee are Robin Josephs, Francis J. Oelerich III, Sheila A. Stamps and
Richard C. Wald. The committee administering the Amended Plan will be comprised only of members who (at the time of their appointment) qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and independent directors, as determined under the independence standards established by the New York Stock Exchange. If the Board does not appoint a committee, the Amended Plan will be administered by the Board. References below to the Compensation Committee include a reference to the Board or another appointed committee for any period in which the Board or other committee is administering the Amended Plan or is otherwise acting as the Compensation Committee or performing the functions of the Compensation Committee under the Amended Plan.

The Compensation Committee generally has the full authority to administer and interpret the Amended Plan, to authorize grants, to determine the eligibility of an employee, officer or director to receive a grant, to determine the number of shares of Common Stock to be covered by each grant, to determine the terms, provisions and conditions of each grant and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended Plan or the administration or interpretation thereof. However, grants to members of the Board are made by the entire Board, and the Board has all authority otherwise provided to the Compensation Committee with respect to these grants.

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Eligibility and Types of Grants. Eligibility for grants under the Amended Plan will be determined by the Compensation Committee. Directors, officers and employees of the Participating Companies are eligible to receive grants under the Amended Plan. As of the date of this Proxy Statement, six Non-Employee Directors and all of the approximately 350 employees of the Company and its subsidiaries (including our CEO, who is also a director, and our other officers) are eligible to be participants. Because our officers and Non-Employee Directors are eligible to receive grants under the Amended Plan, they may be deemed to have a personal interest in the approval of this Proposal.

The following types of grants may be made under the Amended Plan:

●	Nonqualified stock options;
●	Incentive stock options (“ISOs”);
●	Restricted stock;
●	Phantom shares (which may include restricted stock units);
●	Stock appreciation rights;
●	Dividend equivalent rights (“DERs”); and
●	Other equity-based awards.

Shares. Subject to adjustment, the maximum aggregate number of shares of Common Stock that may be issued under the Amended Plan on or after the Effective Date is 8,468,548 shares, which is the sum of (i) the number of shares subject to outstanding grants as of March 31, 2023, assuming target performance of performance-based grants (3,240,238 shares), (ii) 728,310 shares remaining available for grant under the Existing Plan, assuming target performance of performance-based grants, and (iii) 4,500,000 additional shares of Common Stock to be made available for grants. All of the authorized shares may be issued pursuant to ISOs as described in section 422 of the Code or any other types of grants.

Shares of Common Stock that have been the subject of grants of restricted stock, phantom shares, stock options, stock appreciation rights, dividends, DERs or other equity-based grants that have been forfeited or that expire or terminate without having been exercised or paid in shares of Common Stock and shares as to which a stock option or stock appreciation right remains unexercised upon expiration, forfeiture or other termination will not count towards the share limitation and will be available for issuance under the Amended Plan. In addition, shares surrendered in payment of taxes with respect to grants of restricted stock, dividend equivalent rights, and phantom shares outstanding as of the Effective Date or granted following the Effective Date will not count towards the share limitation and will be available for issuance under the Amended Plan. Shares surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes with respect to a stock option or stock appreciation right will not be available for issuance under the Amended Plan. If stock appreciation rights are exercised and settled in Common Stock, the full number of shares subject to the stock appreciation rights will be considered issued under the Amended Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights. To the extent that grants are designated to be paid in cash, or are otherwise paid in cash, and not in shares of Common Stock, such grants will not count against the share limits set forth above. The preceding sentences will apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Amended Plan,but will not apply for purposes of determining the maximum number of shares of Common Stock with respect to which grants may be made to any participant under the Amended Plan. For the avoidance of doubt, if shares of Common Stock are repurchased by us on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the Amended Plan. Shares issued under the Amended Plan may consist of authorized and unissued shares.

No grant may be made under the Amended Plan to any person who, assuming exercise of all stock options and payment of all grants held by such person, would own or be deemed to own more than 9.8% (in value or number) of the outstanding shares of all classes and series of our stock, unless otherwise determined by the Board in accordance with our charter.

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Individual Limits. All grants under the Amended Plan, other than DERs, will be expressed in shares. The Amended Plan provides the following individual limits, which are subject to adjustment as described below:

●

The maximum number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted under the Amended Plan in any one calendar year to any employee is 2,000,000;

●

The maximum number of shares of Common Stock that may be subject to grants of restricted stock, phantom shares and other equity-based grants (other than stock options and stock appreciation rights) granted to any employee under the Amended Plan during any calendar year is 2,000,000; and

●

The maximum grant date value of shares of Common Stock that may be subject to grants made to any Non-Employee Director under the Amended Plan during any calendar year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the calendar year, will not exceed $600,000 in total value.

The individual limits above will apply without regard to whether the grants are to be paid in stock or cash and will not apply to dividends or DERs which accrue or are paid with respect to grants made under the Amended Plan. Cash payments, other than for DERs, will equal the fair market value of the shares to which the cash payment relates.

Stock Options. Officers, directors and employees are eligible to receive stock options under the Amended Plan. The terms of grants of stock options, including whether stock options will constitute nonqualified stock options or ISOs for purposes of section 422 of the Code, will be determined by the Compensation Committee, provided that ISOs will only be granted to employees.

The exercise price of a stock option will be determined by the Compensation Committee and reflected in the applicable grant agreement and will not be less than the fair market value of a share of Common Stock on the date of grant. As permitted by the Compensation Committee, the exercise price may be paid in certified or bank cashier’s check, by delivering shares of Common Stock owned by the participant (or attesting to ownership of such shares), by permitting us to withhold shares of Common Stock for which the stock option is exercisable, by a broker-assisted exercise, by a combination of these methods, or by any other method permitted by the Compensation Committee. Stock options will be exercisable at such times and subject to such terms as determined by the Compensation Committee. The term of a stock option may not exceed ten years from the date of grant. A participant may not receive DERs with respect to stock options granted under the Amended Plan.

Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all stock options, to the extent not vested. Each grant agreement will specify the terms, if any, pursuant to which a vested stock option may be exercised following termination of employment. No stock option may be exercised beyond its initial expiration date.

Stock Appreciation Rights. Officers, directors and employees are eligible to receive stock appreciation rights under the Amended Plan. A stock appreciation right is the right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock in an amount equal to the increase in the fair market value of a specified number of shares from the date the right is granted to the date the right is exercised. The base price of a stock appreciation right granted under the Amended Plan may not be less than the fair market value of a share of Common Stock on the date the stock appreciation right is granted. A stock appreciation right will be exercisable at such times and subject to such terms as determined by the Compensation Committee. The term of a stock appreciation right may not exceed ten years from the date of grant. A participant may not receive DERs with respect to stock appreciation rights granted under the Amended Plan. Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all stock appreciation rights, to the extent not vested. Each grant agreement will specify the terms, if any, pursuant to which a vested stock appreciation right may be exercised following termination of employment. No stock appreciation right may be exercised beyond its initial expiration date. All other terms of grants of stock appreciation rights will be determined by the Compensation Committee.

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Restricted Stock. Officers, directors and employees are eligible to receive restricted stock awards under the Amended Plan. Restricted stock will be subject to such conditions and restrictions as the Compensation Committee determines, which may include vesting conditions or restrictions on sale, transfer or other alienation. Restricted stock may be issued for cash consideration or for no cash consideration, as determined by the Compensation Committee.

The applicable grant agreement will specify the extent to which a participant will have the rights of a stockholder with respect to shares of Common Stock subject to a restricted stock award. The Compensation Committee will determine whether dividends with respect to shares of restricted stock will be paid as and when dividends on Common Stock are declared or at the time of vesting of shares of restricted stock. However, any right to receive dividends with respect to restricted stock which vests based on performance will vest and be paid only if and to the extent that the underlying restricted stock vests, as determined by the Compensation Committee.

Unless otherwise provided in the applicable grant agreement, upon a termination of employment or other service during the restriction period, the participant will forfeit all restricted stock subject to restrictions, and we will pay the participant, as soon as practicable thereafter, the lesser of the amount paid by the participant (if any) for the forfeited restricted stock and the fair market value on the date of termination of the forfeited restricted stock.

Phantom Shares. Officers, directors and employees are eligible to receive phantom shares under the Amended Plan. Phantom shares are a right to receive payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Compensation Committee, of the fair market value of a share, or, as determined by the Compensation Committee, the fair market value of a share to the extent it exceeds a base value established by the Compensation Committee at the time of grant. Phantom shares include the grant of restricted stock units.

Phantom shares will vest over such periods and subject to such conditions as the Compensation Committee determines. Unless otherwise provided in the applicable grant agreement, upon a termination of employment or service for any reason during the applicable vesting period, a participant will forfeit all phantom shares, to the extent not vested.

Phantom shares will generally be settled in a lump sum payment on the date specified in the applicable grant agreement. However, subject to the requirements of section 409A of the Code, the Compensation Committee may permit a participant to elect to receive settlement of vested phantom shares in installments over a period not to exceed ten years or to defer settlement of vested phantom shares to a future date permitted by the Compensation Committee. The Compensation Committee may grant DERs, as described under “DERs” below, with respect to phantom shares.

DERs. The Compensation Committee may grant DERs to officers, directors and employees in connection with all grants under the Amended Plan, except stock options and stock appreciation rights, and may grant DERs independent of any other grants. A DER is a right to receive an amount equal to the dividends paid on a share of Common Stock. DERs may be converted to cash, additional shares or phantom shares on such terms and conditions as determined by the Compensation Committee. DERs will be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as determined by the Compensation Committee. The Compensation Committee will determine whether DERs will be paid as and when dividends are declared, at the time of payment of an underlying grant or deferred. However, DERs granted with respect to grants that vest based on performance will vest and be paid only if and to the extent the underlying grant vests and is paid, as determined by the Compensation Committee.

Other Equity-Based Awards. The Board may grant to directors, officers and employees other awards based upon the Common Stock, subject to terms and conditions established by the Board at the time of grant.

Transferability of Grants. Grants are not transferable by a participant except to the legal representative of the estate of a deceased participant or the person who acquires the right to a grant by bequest or inheritance or by reason of a participant’s death (to the extent any such grant, by its terms, survives the participant’s death), and, if exercisable, will be exercisable during the lifetime of a participant only by such participant or his or her guardian or legal representative. However, if permitted by the Compensation

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Committee, grants may be transferred during the lifetime of a participant to one or more of the following transferees on such terms as then may be permitted by the Committee: the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings (each, a “Permitted Transferee”), to a trust for the benefit of the participant and/or a Permitted Transferee, to a partnership, limited liability company or corporation in which the participant and/or a Permitted Transferee are the only partners, members or stockholders, or for charitable donations to a charitable organization. No transfer of a grant will be valid unless it does not result in accelerated taxation, does not cause any option intended to be an ISO to fail to be described in Section 422(b) of the Code, and complies with applicable law, including securities law.

Performance-Based Grants. The Compensation Committee may determine that any grants made under the Amended Plan may be designated as performance-based grants. The grant, exercise, or settlement of performance-based grants will be based upon the attainment of performance goals. The performance goals for performance-based grants will be established by the Compensation Committee and will consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Compensation Committee.

In establishing performance goals for performance-based grants, the Compensation Committee may use various business criteria, which may include, but is not limited to: pre-tax income; after-tax income; net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis); operating income; cash flow; earnings per share; return on equity or return on average equity; return on invested capital or assets; cash and/or funds available for distribution; appreciation in the fair market value of the Common Stock; return on investment; total stockholder return; net earnings growth; stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period); related return ratios; increase in revenues; the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return; net earnings; changes (or the absence of changes) in the per share or aggregate market price of the Common Stock; number of securities sold; earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period; and total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

The performance goals may relate to one or more performance criteria on a specified date or over any period of up to ten years and may be based on the achievement of specified levels of performance or achievement relative to the performance of one or more other corporations or indices. The performance criteria may apply to one or more of the Company, any Participating Company or any division or operating unit thereof. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of performance goals will be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used by the Company in the preparation of its periodic reports to stockholders.

The Compensation Committee will determine the extent to which performance goals are achieved and the amount, if any, payable pursuant to each performance-based grant. The Compensation Committee may make adjustments to the performance goals applicable to performance-based grants, the amounts payable in respect of the applicable performance goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable grant.

Change of Control. Unless the Compensation Committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

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Unless a grant agreement or written employment agreement between the participant and the Company or a Participating Company provides otherwise, if a participant’s employment or service is terminated by us without Cause (as defined in the Amended Plan) upon or within 12 months following a change of control, the participant’s outstanding grants will become fully vested as of the date of termination. If the vesting of any such grant is based, in whole or in part, on performance, the grant agreement will specify how the portion of the grant that becomes vested will be calculated.

In the event of a change of control, if all outstanding grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Compensation Committee may take any of the following actions with respect to any or all outstanding grants, without the consent of any participant: (i) the Compensation Committee may determine that outstanding stock options and stock appreciation rights will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding restricted stock, phantom shares, DERs and other equity-based awards will immediately lapse; (ii) the Compensation Committee may determine that participants will receive a payment in settlement of outstanding phantom shares, DERs, dividends, and other equity-based awards in such amount and form as may be determined by the Compensation Committee; (iii) the Compensation Committee may require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment, in cash, Common Stock, or the common stock of the surviving corporation (or parent of the surviving corporation), as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the fair market value of the shares of Common Stock subject to the unexercised stock options or stock appreciation rights exceeds the exercise price or base price, as applicable, and (iv) the Compensation Committee may terminate outstanding stock options and stock appreciation rights after giving participants an opportunity to exercise the outstanding stock options and stock appreciation rights. Such surrender, termination or payment will take place as of the date of the change of control or such other date as the Compensation Committee may specify. If the per share fair market value of Common Stock does not exceed the per share exercise price or base price, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right.

Under the Amended Plan, a change of control is defined as any one of the following events:

●

Any person, other than we, any of our affiliates, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of us or any of our affiliates becomes the beneficial owner of 30% or more of the outstanding shares of our Common Stock or 30% or more of the combined voting power of our then outstanding securities having a right to vote in an election of the Board.

●

Individuals who, as of the Effective Date, are members of the Board (each referred to as an incumbent director) cease to constitute at least a majority of the Board. However, any individual who becomes a director after the Effective Date and whose election or nomination was approved or ratified by at least a majority of the then incumbent directors will be considered an incumbent director of the Board.

●

Consummation of (i) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer of all or substantially all of our assets or (iii) any plan for the liquidation or dissolution of the Company.

Adjustments in Capitalization. If (i) we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of our assets or stock or a similar transaction, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in capital structure, spin-off, or any distribution to holders of Common Stock other than cash dividends occurs or (iii) any other event occurs which in the Compensation Committee’s judgment necessitates action by way of adjusting the terms of the outstanding grants, then the maximum aggregate number and kind of shares available for issuance under the Amended Plan, the maximum number and kind of shares which may be subject to grants under the Amended Plan, the maximum number and kind of shares with respect to which a participant may receive grants in

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any year, the number and kind of shares covered by outstanding grants, and the number and kind of shares to be issued or issuable under the Amended Plan will be appropriately adjusted by the Compensation Committee in its discretion. Unless the Compensation Committee determines otherwise, any fractional shares resulting from such adjustment will be eliminated. In addition, the Compensation Committee will take any such action as it determines in its discretion will be necessary to maintain each participant’s rights under the Amended Plan so that they are substantially proportionate to the rights existing in such grants, prior to such event, including, without limitation, adjustments in (A) the exercise price, base price and phantom share value and (B) performance goals. In the discretion of the Compensation Committee, the performance goals may also be adjusted in the case of any event relating to one of our subsidiaries if the event would have given rise to potential adjustment if the event related to the Company.

Prohibition on Repricing. Except in connection with certain corporate transactions, the Amended Plan does not permit the repricing of stock options or stock appreciation rights, the exchange of underwater stock options or stock appreciation rights (i.e., stock options or stock appreciation rights having an exercise price or base price in excess of the current market value of the underlying stock) for cash or other securities, or the exchange of stock options or stock appreciation rights for stock options or stock appreciation rights with a lower exercise price or base price, as applicable.

Amendment and Termination of the Amended Plan. The Amended Plan will terminate on June 6, 2033, unless sooner terminated by the Board. The Board may amend the Amended Plan at any time. However, no amendment may materially impair the rights or obligations of a participant, unless such amendment is in connection with compliance with applicable laws or the participant consents to such amendment. In addition, the Board may not amend the Amended Plan without stockholder approval if stockholder approval is required to comply with applicable law or regulation or to comply with applicable stock exchange requirements.

The Board may amend any grant agreement. However, no amendment may materially impair any participant’s rights or obligations without the participant’s consent, unless such amendment is required to comply with applicable law.

Company Policies. All grants made under the Amended Plan will be subject to our clawback policy, as in effect from time to time, and any applicable share trading policies and other policies that may be implemented by the Board or the Compensation Committee from time to time, including our stock retention and ownership policy applicable to certain of our Named Executive Officers, as described above on pages 47 and 48 of this Proxy Statement under “Stock Retention and Ownership Requirements”. Any grant is subject to the mandatory repayment by the participant to us if the participant is, or becomes in the future, subject to any clawback or recoupment policy that requires the participant to repay compensation paid by us to the participant upon circumstances specified in the applicable policy.

Federal Income Tax Consequences

The following description of the United States federal income tax consequences of grants under the Amended Plan is a general summary. State, local, foreign and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Amended Plan.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the stock option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Incentive Stock Options. A participant who receives an incentive stock option (or ISO) will recognize no income at the time of grant or exercise of the ISO. If the participant does not dispose of the shares purchased pursuant to an ISO within two years after the ISO is granted or within one year after the transfer of the shares to the participant, the sale of Common Stock received upon the exercise

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of an ISO is treated as a capital gain to the participant and the Company will not be entitled to a tax deduction. However, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying the holding period requirements, the participant will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a business expense deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

Phantom Shares. A participant who receives a phantom share will not recognize taxable income until the phantom share is paid to the participant. When the phantom share is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the Common Stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Restricted Stock. A participant who receives restricted stock generally will not recognize taxable income until the restricted stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the restricted stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when restricted stock is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights and Dividend Equivalent Rights. A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalent rights (or DERs) are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. We generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who have been covered employees (for years after 2016). Compensation paid to our covered employees in excess of $1 million is generally not deductible. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the Company’s interests.

Section 409A. Section 409A of the Code imposes requirements on deferred compensation, including deferral election and payment timing requirements. If a deferred compensation arrangement fails to comply with Code section 409A in form or operation, a participant may become subject to: (i) federal income tax on all deferred amounts; (ii) a penalty tax of 20% of the includable amount; and (iii) interest at the underpayment rate plus 1%.

Section 280G. Under certain circumstances, the accelerated vesting or exercise of stock options or stock appreciation rights or the accelerated lapse of restrictions with respect to other grants in connection with a Change of Control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Tax Withholding. Each participant must pay to us, or make satisfactory arrangements regarding the payment of, any federal, state or local taxes required to be withheld in connection with any grant under the Amended Plan. The Compensation Committee may require that the participant’s tax withholding obligation with respect to grants paid in Common Stock be satisfied by withholding Common Stock otherwise payable pursuant to the grant. The Compensation Committee may allow a participant to elect to have the participant’s tax withholding obligation satisfied by withholding shares otherwise payable pursuant to the grant, by transferring shares owned by the participant to us or, for participants who are employees, by withholding from the participant’s cash compensation.

MFA Financial, Inc.	81	2023 Proxy Statement

New Plan Benefits

Future grants under the Amended Plan generally will be granted at the discretion of the Compensation Committee. Additionally, no awards have been made under the Amended Plan that are contingent upon stockholder approval of the Amended Plan. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Amended Plan.

The grants made to each of the persons or groups described in the below table under the Existing Plan during the fiscal year ended December 31, 2022, valued as of the grant date, were as follows:

Name and Position	Stock Awards(1) (#)	Grant Date Fair Value ($)
Craig L. Knutson	189,418	3,200,032
Gudmundur Kristjansson	59,194	1,000,025
Bryan Wulfsohn	59,194	1,000,025
Stephen D. Yarad	22,198	375,013
Harold E. Schwartz	22,198	375,013
All current executive officers as a group (9 persons)	392,163	6,625,210
All current directors who are not executive officers as a group (6 persons)	74,251	1,015,011
All employees, including current officers who are not executive officers, as a group (45 persons)	603,525	10,195,916

1.	Represents TRSUs, PRSUs and stock awards granted to employees and fully vested RSUs granted to our Non-Employee Directors. Number of awards has been adjusted to reflect the Reverse Stock Split.

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Proposal 5. Advisory
(Non-Binding) Vote on the
Frequency of Executive
Compensation Advisory
Votes

In addition to providing stockholders with the opportunity to cast an advisory vote on the Say-on-Pay proposal, in accordance with SEC rules, we are also providing our stockholders with the opportunity to indicate how frequently we should seek an advisory (non-binding) vote on the compensation of our Named Executive Officers in the future. This non-binding advisory vote is commonly referred to as a “Say-on- Frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every one, two or three years.

The Compensation Committee and the Board believe that the advisory vote on executive compensation should be conducted every year because we believe this frequency will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between the Company and our stockholders on the compensation of our Named Executive Officers.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 Year,” “2 Years,” “3 Years,” or “Abstain.”

The Say-on-Frequency vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal.

Vote

The Board
recommends that
stockholders vote
for a frequency of
“1 YEAR”.

MFA Financial, Inc.	83	2023 Proxy Statement

Certain Relationships and Related Transactions

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us as of the Record Date, regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the Common Stock, (ii) the Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group.

Name and Business Address(1)	Common Stock Beneficially Owned Shares(2) #	Percent of Class	Fully-Vested RSUs(3) #
Directors and Officers
Craig L. Knutson	372,430	*	—
Gudmundur Kristjansson	98,668	*	—
Bryan Wulfsohn	69,551	*	—
Stephen D. Yarad	25,004	*	—
Harold E. Schwartz	34,925	*	—
Laurie S. Goodman	2,854	*	70,807
Robin Josephs	28,828	*	56,277
Francis J. Oelerich III	4,924	*	40,267
Lisa Polsky	-0-	*	35,116
Sheila A. Stamps	-0-	*	10,973
Richard C. Wald	-0-	*	35,116
All directors and executive officers as a group (15 persons)	687,537	*	248,556
5% Beneficial Owners
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	9,745,113	9.57%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	8,421,643	8.3%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
1.	The business address of each director and Named Executive Officer is c/o MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017.
2.	Each director and Named Executive Officer has sole or shared voting and investment power with respect to these shares. Amounts exclude any RSUs that do not settle within 60 days of the Record Date.
3.	Each stock unit represents the right to receive one share of Common Stock and will be settled in an equivalent number of shares of Common Stock.
4.

On its Schedule 13G/A (Amendment No. 10) filed with the SEC on February 9, 2023, The Vanguard Group reported beneficially owning 9,745,113 shares of Common Stock, comprised of the following: (i) shared voting power with respect to 69,578 shares of Common Stock beneficially owned by it, (ii) sole dispositive power with respect to 9,572,471 shares of Common Stock beneficially owned by it and (iii) shared dispositive power with respect to 172,642 shares of Common

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Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 9.57%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G, or subsequent sales or purchases by the reporting entity.

5.

On its Schedule 13G filed with the SEC on February 3, 2023, Blackrock, Inc. reported beneficially owning 8,421,643 shares of Common Stock, comprised of the following: (i) sole voting power with respect to 8,204,232 shares of Common Stock beneficially owned by it and (ii) sole dispositive power with respect to 8,421,643 shares of Common Stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 8.3%, which does not include any shares issued or repurchased by MFA since such percentage was calculated for purposes of the Schedule 13G/A, or subsequent sales or purchases by the reporting entity.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MFA. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on our records and other information, we believe that each of our directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements on a timely basis during 2022, except that Mei Lin and Natasha Seemungal, each an executive officer, filed one late report and, Michael C. Roper, also an executive officer filed two late reports.

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Other Matters

The Board knows of no other business to be presented at the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

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Submission of Stockholder Proposals

Any stockholder intending to present a proposal at our 2024 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting in accordance Rule 14a-8 of the SEC’s proxy rules must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 26, 2023.

Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, which is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not earlier than the 150th day nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2024 Annual Meeting of Stockholders must notify us in writing of such proposal by 5:00 p.m. Eastern Time December 26, 2023, but in no event earlier than November 26, 2023.

In addition to satisfying the foregoing requirements, pursuant to the Company’s Bylaws and to comply with the universal proxy rules, any stockholder intending to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary of the previous year's annual meeting date (for the 2024 Annual Meeting of Stockholders, no later than April 8, 2024 (first business day following April 7, 2024)). If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders and the 10th calendar day following the date on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made.

Any such nomination or proposal should be sent to the attention of our Secretary at MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017 and must include the applicable information required by our Bylaws.

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Householding of Proxy Materials

The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: MFA Financial, Inc., One Vanderbilt Avenue, 48th Floor, New York, New York 10017, Attention: Secretary, or by calling our investor relations phone line at (212) 207-6488. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

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Miscellaneous

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the internet and by mail, but may also be made by our directors, executive officers, employees and representatives by telephone, facsimile transmission, electronic transmission, internet, mail or in person. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We have retained Saratoga Proxy Consulting, LLC, 520 Eighth Avenue, 14th Floor, New York, New York 10018, a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $11,000 plus reimbursement of certain out-of-pocket expenses. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF OUR SECRETARY AT MFA FINANCIAL, INC., ONE VANDERBILT AVENUE, 48TH FLOOR, NEW YORK, NEW YORK 10017.

By Order of the Board

/s/ Harold E. Schwartz

Harold E. Schwartz

Secretary

New York, New York

April 24, 2023

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APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF

DISTRIBUTABLE EARNINGS RETURN ON AVERAGE EQUITY

TO

RETURN ON AVERAGE EQUITY BASED ON GAAP FINANCIAL RESULTS

for the 2022 Performance Period (December 1, 2021 through November 30, 2022)

For the 2022 Performance Period
GAAP Net income/(loss) available to common stockholders	($204,261,377)
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	853,437,940
Securities held at fair value	3,464,393
Interest rate swaps	(204,693,739)
Securitized debt held at fair value	(303,753,351)
Investments in loan origination partners	18,343,100
Expense items:
Amortization of intangible assets	9,866,667
Equity based compensation	11,406,686
Deferred taxes	0
Securitization-related transaction costs	18,016,816
Depreciation Expense	2,564,321
Total adjustments	408,652,833
Distributable earnings	$204,391,457

Average common stockholders’ equity	$2,290,779,747
Less: Average accumulated other comprehensive income	(37,642,782)
Less: Average preferred stock equity	(459,368,444)
Average common stockholders’ equity (as adjusted)	$1,793,768,521

Return on average equity - GAAP Net income/(loss) available to common stockholders(1)	-8.92%
Return on average equity - Distributable earnings(2)	11.39%

1.	Return on average equity on a GAAP basis is calculated by dividing (i) GAAP net income/(loss) available to common stockholders by (ii) average common stockholders’ equity.
2.	Return on average equity based on Distributable Earnings (“Distributable Earnings ROAE”) is calculated by dividing (i) Distributable earnings by (ii) average common stockholders’ equity (as adjusted).

MFA Financial, Inc.	A-1	2023 Proxy Statement

APPENDIX B

MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN

(Amended and Restated effective as of June 6, 2023)

1. PURPOSE. The Plan is intended to provide incentives to key employees, officers and directors expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, and to attract new employees with outstanding qualifications. In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of the Company or any other Participating Company.

The Plan was originally effective as of May 20, 2010 and was subsequently amended restated as of May 21, 2015 and June 10, 2020. This amended and restated Plan will be effective as of June 6, 2023, subject to approval by the Company’s stockholders (the “2023 Amendment Effective Date”). Except as otherwise provided in Section 6(c) below, changes made pursuant to this amendment and restatement shall only apply to Grants made on or after the 2023 Amendment Effective Date.

2. DEFINITIONS. As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company (other than a termination of employment by the Grantee) or any material Company policy, or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

“Charter” shall mean the charter of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean (i) the Compensation Committee of the Board or such other committee appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, are each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(b)(i) promulgated under the Exchange Act and an “independent director” as determined in accordance with independence standards established by the stock exchange on which the Common Stock is at the time primarily listed or traded or (ii) the Board, where the Board is acting as the Committee or performing the functions of the Committee,

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean MFA Financial, Inc., a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

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“Disability” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the occurrence of an event which would entitle the Grantee to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax. Nothing herein shall limit or restrict the payment of any amount subject to Section 409A of the Code upon an otherwise permitted payment event under Section 409A of the Code, including upon a Termination of Service.

“Eligible Persons” shall mean officers, directors and Employees of the Participating Companies.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) as an employee by the Participating Company. In no event shall any of the following persons be considered an Employee for purposes of the Plan: (i) independent contractors, (ii) persons performing services pursuant to an arrangement with a third party leasing organization or (iii) any person whom the Company determines, in its discretion, is not a common law employee, whether or not any such person is later determined to have been a common law employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean (i) the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised or (ii) the base price, determined by the Board or the Committee, of a Stock Appreciation Right.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.
(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.
(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(5)(iv).

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Share, DER, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of Employees, officers and directors based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Stock Appreciation Rights, Restricted Stock, Phantom Shares, DERs or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee.

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“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

“Participating Companies” shall mean the Company and any of its Subsidiaries which with the consent of the Board participate in the Plan.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Agreement; Phantom Shares shall include, but not be limited to, restricted stock units.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Retirement” shall mean, unless otherwise provided in an Agreement or defined in a written employment agreement between the Grantee and the Company or a subsidiary, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee’s attainment of age 65;
(ii)	on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or
(iii)	as determined by the Committee in its discretion pursuant to such other standard as may be adopted by the Committee.

“Stock Appreciation Right” shall mean a right to receive a payment in cash, shares of Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

“Successors of the Grantee” shall mean the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to a Grant by bequest or inheritance or by reason of the death of the Grantee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service

MFA Financial, Inc.	B-3	2023 Proxy Statement

was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined by the Committee in its discretion). Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3. EFFECTIVE DATE. The initial effective date of the Plan was May 20, 2010. This amended and restated Plan shall become effective on the 2023 Amendment Effective Date, subject to approval by the Company’s stockholders. The Plan shall terminate on, and no award shall be granted hereunder on or after, the tenth anniversary of the 2023 Amendment Effective Date; provided, however, that the Board may at any time prior to that date terminate the Plan.

4. ADMINISTRATION.

a. Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b. Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing or by electronic transmission by each member of the Committee, shall be the acts of the Committee for purposes of the Plan.

c. Grant of Awards.

(i)	The Committee shall from time to time in its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants, any restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants) and clawback or recoupment provisions, as the Committee may deem advisable); (B) determine the time or times when and the manner and condition in which each Option and Stock Appreciation Right shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options or Stock Appreciation Rights under the Plan as it may deem appropriate. The Committee may determine the extent, if any, to which Options, Stock Appreciation Rights, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company (or one of its Subsidiaries, to the extent permitted by Section 422 of the Code). The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.
(ii)	Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Board shall be made by the full Board. With respect to such awards, the Board shall have all authority otherwise provided to the Committee pursuant to the Plan.

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d. Awards.

(i)	Agreements. Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth herein.
(ii)	Grantee Acknowledgment. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by on-line or other acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.
(iii)	Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.
(iv)	Grants. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the powers described elsewhere in the Plan and the power:
(1)	to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;
(2)	to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees. Without limiting the generality of Section 26, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder;
(3)	to amend any outstanding Grant, subject to Sections 17 and 18, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and
(4)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.
(v)	All Grants made under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time, and any applicable share trading policies and other policies that may be implemented by the Board or the Committee from time to time. In furtherance of the foregoing, any Grant is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company clawback or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee upon circumstances specified in the policy.

5. PARTICIPATION.

a. Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

b. Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% (in value or number) of the outstanding shares of all classes and series of stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the Board in accordance with the Charter.

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c. Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

d. Outstanding Stock. For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6. SHARE RESERVE AND GRANT LIMITS

a. Subject to adjustments pursuant to Section 6(c) and Section 15, the aggregate number of shares of Common Stock that may be issued on or after the 2023 Amendment Effective Date with respect to Grants under the Plan shall not exceed the sum of (i) the number of shares of Common Stock subject to outstanding Grants under the Plan as of March 31, 2023 (3,240,238 Shares), and (ii) 5,228,310 Shares. All of the authorized Shares may be issued as Options or any other type of Grants.

b. All Grants under the Plan shall be expressed in shares of Common Stock (other than DERs, which need not be expressed in shares of Common Stock). The individual Share limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in shares of Common Stock or cash and shall not apply to dividends or DERs which accrue or are paid with respect to Grants. Subject to adjustments pursuant to Section 15 with respect to clauses (i) and (ii) below:

(i)	the maximum number of Shares with respect to which any Options and Stock Appreciation Rights may be granted under the Plan in any one calendar year to any Employee shall not exceed 2,000,000;
(ii)	the maximum number of Shares that may underlie Grants of Phantom Shares, Restricted Stock and other equity-based grants (other than Options and Stock Appreciation Rights) granted under the Plan in any one calendar year to any Employee shall not exceed 2,000,000; and
(iii)	the maximum grant date value of Shares subject to Grants made to any non-employee director during any one calendar year, taken together with any cash fees payable to such non-employee director for services rendered during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.

c. Notwithstanding Section 6(a), the following Shares may be the subject of further Grants under the Plan: (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Stock Appreciation Rights, Phantom Shares, dividends, DERs or other equity-based grants, which are later forfeited or for any other reason are not payable in Shares under the Plan, (ii) Shares as to which an Option or Stock Appreciation Right is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option or Stock Appreciation Right, and (iii) with respect to Grants of Restricted Stock, DERs and Phantom Shares outstanding as of the 2023 Amendment Effective Date or granted following the 2023 Amendment Effective Date, Shares withheld or surrendered for payment of taxes. Shares of Common Stock surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes with respect to an Option or Stock Appreciation Right shall not be subject to further Grants under the Plan. If Stock Appreciation Rights are exercised and settled in Common Stock, the full number of Shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the Stock Appreciation Rights. The preceding provisions of this Section 6(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan under Section 6(a), but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Grants may be granted to any Grantee under Section 6(b) of the Plan.

MFA Financial, Inc.	B-6	2023 Proxy Statement

d. To the extent that Grants are designated in an Agreement to be paid in cash or are otherwise paid in cash, and not in shares of Common Stock, such Grants shall not count against the share limits in Section 6(a). Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued Shares or previously issued Shares under the Plan. For the avoidance of doubt, if Shares of Common Stock are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such Shares may not again be made available for issuance under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS AND STOCK APPRECIATION RIGHTS.

a. Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option or Stock Appreciation Right shall not be less than the Fair Market Value on the date of Grant.

b. Notwithstanding any provision of the Plan, DERs may not be granted with respect to Options or Stock Appreciation Rights.

c. The term of each Option and Stock Appreciation Right may not exceed ten years from the date of Grant, subject to Section 8(b) with respect to Incentive Stock Options.

d. Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option or Stock Appreciation Right, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 21. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier’s check;
(ii)	by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option (or by attestation to such ownership), and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;
(iii)	by the withholding of shares of Common Stock for which an Option is exercisable;
(iv)	by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Purchase Price, under procedures acceptable to the Company; or
(v)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan. Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid adverse accounting consequences. Any fractional shares of Common Stock shall in the discretion of the Committee be paid in cash.

e. Term and Nontransferability of Options and Stock Appreciation Rights.

(i)	Each Option and Stock Appreciation Right granted under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.
(ii)	No Option or Stock Appreciation Right shall be exercisable except by the Grantee or a transferee permitted hereunder.
(iii)	No Option or Stock Appreciation Right shall be assignable or transferable, except to the extent permitted by Section 19.

MFA Financial, Inc.	B-7	2023 Proxy Statement

(iv)	No Option or Stock Appreciation Right shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).
(v)	The Committee may not modify, extend or renew any Option or Stock Appreciation Right granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act and Section 409A of the Code, to the extent applicable, and subject to Sections 17 and 18.

f. Termination of Service. Except as otherwise provided by the Committee, the Grantee’s Options and Stock Appreciation Rights which are not otherwise exercisable as of the Grantee’s Termination of Service shall terminate as of such date. The Committee shall specify in an Agreement such terms as the Committee deems appropriate, if any, with respect to the exercise of Options and Stock Appreciation Rights after a Grantee’s Termination of Service; provided that, no Option or Stock Appreciation Right may be exercised after expiration of its term. Unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service for Cause, all of the Grantee’s Options and Stock Appreciation Rights (whether or not such Options or Stock Appreciation Rights are otherwise vested) shall be canceled.

g. Rights as a Stockholder. A Grantee or a Successor of the Grantee shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Option or Stock Appreciation Right settled in Shares, the date of the issuance of a stock certificate for such Shares or, if such Shares are not represented by certificates, the date the book entry for such Shares is recorded. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to (i) the date such stock certificate is issued or (ii) if such Shares are not represented by certificates, the date the book entry for such Shares is recorded, except in each case as provided in Section 15.

h. Other Provisions. The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option or Stock Appreciation Right) as the Committee shall deem advisable.

8. SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

a. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Grantee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

b. In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

c. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Grantee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Grantee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Grantee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

9. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

a. Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee may establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Agreement. Subject to the provisions of this

MFA Financial, Inc.	B-8	2023 Proxy Statement

Section 9, the applicable Agreement and the other provisions of the Plan, any restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

b. Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock, if any, and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

c. Certificates.

(i)	In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Any such certificate shall be registered in the name of the Grantee. In addition to any legend that might otherwise be required by the Board or the Charter, bylaws or other applicable documents, the certificates, if any, for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MFA FINANCIAL, INC. EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MFA FINANCIAL, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF MFA FINANCIAL, INC. AT 350 PARK AVENUE, NEW YORK, NEW YORK 10022.

(ii)	The Committee may require that any stock certificates representing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

d. Restrictions and Conditions. Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.
(ii)	Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 15, or as otherwise provided in the applicable Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares. The Committee shall determine whether dividends with respect to Shares of Restricted Stock will be paid as and when dividends on Common Stock are declared or at the time of vesting of the Shares of Restricted Stock; provided that, dividends with respect to Shares of Restricted Stock that vest based on performance shall vest and be paid only if and to the extent such Shares of Restricted Stock vest, as determined by the Committee. Certificates for Shares (not subject to restrictions hereunder), or, in the event that the Company issues Shares

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without certificates, to the extent then required by the Maryland General Corporation Law, a written statement of the information required by the Maryland General Corporation Law to be included on stock certificates, shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)	Termination of Service. Unless otherwise provided in the applicable Agreement, if the Grantee has a Termination of Service for any reason during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10. PROVISIONS APPLICABLE TO PHANTOM SHARES.

a. Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

b. Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

c. Vesting.

(i)	Subject to the provisions of the applicable Agreement and Section 10(c)(ii) and (iii), Phantom Shares shall vest as provided in the applicable Agreement.
(ii)	Unless otherwise determined by the Committee in an applicable Agreement, in the event that a Grantee has a Termination of Service, the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and except as provided in Section 10(c)(iii), the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).
(iii)	Unless otherwise determined by the Committee in an applicable Agreement, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

d. Settlement of Phantom Shares.

(i)	Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of Shares representing such Phantom Share Value; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.
(ii)	Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

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(iii)	(1)	Each Phantom Share shall be settled on the date specified in the applicable Agreement (such date, the “Settlement Date”); provided, however, that, subject to the requirements of Section 409A of the Code, to the extent permitted by the Committee, a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.
(2)	Notwithstanding the foregoing, unless the Agreement provides otherwise, in the event of the death of the Grantee, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death as described in Section (e)(i) below.
(iv)	Notwithstanding any other provision of the Plan, to the extent consistent with Section 409A of the Code, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) upon the occurrence of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee, the Grantee’s spouse, or the Grantee’s “dependent,” as defined in Section 152 of the Code (without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:
(1)	through reimbursement or compensation by insurance or otherwise;
(2)	by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or
(3)	by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency, as determined by the Committee, shall be permitted to the extent reasonably needed to satisfy the emergency need.

e. Other Phantom Share Provisions.

(i)	In the event of a Grantee’s death, unless an Agreement provides otherwise, any vested Phantom Shares held by the Grantee shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s estate.
(ii)	The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

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(iii)	Notwithstanding any other provision of this Section 10, unless the Committee determines otherwise, any fractional Phantom Share will be paid out in cash at the Phantom Share Value at the same time and consistent with the same payment schedule as the Phantom Shares to which it relates.
(iv)	No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. For the avoidance of doubt, DERs may, but need not, be granted in respect of Phantom Shares. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share. DERs granted with respect to Phantom Shares that vest based on performance shall vest and be paid only if and to the extent the underlying Phantom Shares vest and are paid, as determined by the Committee.

11.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

a. Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant vests or expires, as determined by the Committee. DERs may be granted on Phantom Shares and other equity based awards other than Options and Stock Appreciation Rights. DERs may be converted to cash, additional Shares or Phantom Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a DER is granted in respect of a Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been settled, or has expired, been forfeited or otherwise lapsed, as applicable. For the avoidance of doubt, DERs may not be granted with respect to Options or Stock Appreciation Rights.

b. Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.
(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of both, as determined by the Committee.
(iii)	The Committee shall determine whether DERs will be paid as and when dividends are declared, at the time of payment of any underlying Grant or deferred as described below in Section 11(c); provided that, DERs granted with respect to Grants that vest based on performance shall vest and be paid only if and to the extent the underlying Grant vests and is paid, as determined by the Committee.

c. Deferral.

(i)	The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.
(ii)	The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
12.	OTHER EQUITY-BASED AWARDS. The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

MFA Financial, Inc.	B-12	2023 Proxy Statement

13.	PERFORMANCE-BASED GRANTS. The provisions of this Section 13 shall apply to any Grants designated as “Performance-Based Grants” by the Committee. The grant, exercise and/or settlement of a Performance-Based Grant shall be based upon the achievement of performance goals as described in this Section 13.

a. Performance Goals. The performance goals (“Performance Goals”) for Performance-Based Grants shall be established by the Committee and shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee. The Committee may determine that Performance-Based Grants shall be granted, exercised, and/or settled upon achievement of any one Performance Goal or that two or more Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance-Based Grants. In establishing the Performance Goals, the Committee may use the performance criteria set forth in Exhibit A hereto, which is hereby incorporated herein by reference as though set forth in full, or such other criteria as determined by the Committee. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used by the Company in the preparation of its periodic reports to stockholders.

b. Committee Determinations; Settlement of Performance-Based Grants. The Committee shall determine the extent to which Performance Goals are achieved, and determine the amount, if any, payable pursuant to each Performance-Based Grant. The Committee, in its sole discretion, may make adjustments to the Performance Goals applicable to Performance-Based Grants, the amounts payable in respect of the applicable Performance Goals, and performance results (including adjustments of performance results to take into account transactions or other events occurring during the applicable performance period or changes in accounting principles or applicable law), to the extent consistent with the terms of the applicable Grant. The Committee shall determine the circumstances in which Performance-Based Grants shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a performance period or settlement of Performance-Based Grants.

14.	TERM OF PLAN. Grants may be granted pursuant to the Plan until the tenth anniversary of the 2023 Amendment Effective Date.
15.	RECAPITALIZATION AND CHANGES OF CONTROL.

a. Subject to any required action by stockholders if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, spin-off, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1)	the maximum aggregate number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares which shall be made subject to Options or any other types of Grants under the Plan, the maximum number and kind of Shares with respect to which a Grantee may receive Grants in any year as set forth in Section 6(b), the number and kind of Shares covered by outstanding Grants, and the number and kind of Shares to be issued or issuable under the Plan shall be appropriately adjusted by the Committee in its discretion; provided that, unless the Committee determines otherwise, any fractional Shares resulting from such adjustment shall be eliminated.
(2)	the Committee shall take any such action as it determines in its discretion shall be necessary to maintain each Grantee’s rights hereunder (including under the applicable Agreements) so that they are, in their respective Grants, substantially proportionate to the rights existing in such Grants, prior to such event, including, without limitation, adjustments in (A) the Exercise Price, Purchase Price and Phantom Share Value, and (B) Performance Goals. In the discretion of the Committee, the foregoing clause (B) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

MFA Financial, Inc.	B-13	2023 Proxy Statement

b. Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor, if any, with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

c. If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

d. The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

e. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.

f. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

g. Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option or Stock Appreciation Right.

h. Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i.	Upon the occurrence of a Change of Control:
(i)	If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(ii)	Unless the Agreement or a written employment agreement between the Grantee and the Company or a Subsidiary provides otherwise, if a Grantee’s employment or service is terminated by the Company without Cause upon or within 12 months following the Change of Control, the Grantee’s outstanding Grants shall become fully vested as of the date of such termination; provided that if the vesting of any such Grants is based, in whole or in part, on performance, the applicable Agreement shall specify how the portion of the Grant that becomes vested pursuant to this Section 15(i) shall be calculated.
(iii)	If and to the extent that outstanding Grants are not assumed by, or replaced with Grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: (1) the Committee

MFA Financial, Inc.	B-14	2023 Proxy Statement

may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Phantom Shares, DERs, dividends and other grants under Section 12 shall immediately lapse; (2) the Committee may determine that Grantees shall receive a payment in settlement of outstanding Phantom Shares, DERs, dividends, and other Grants under Section 12 in such amount and form as may be determined by the Committee; (3) the Committee may require that Grantees surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash, Common Stock or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Options and Stock Appreciation Rights exceeds the applicable Exercise Price, and (4) after giving Grantees an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the applicable Exercise Price, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or Stock Appreciation Right.

j. “Change of Control” shall mean the occurrence of any one of the following events:

(i)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or
(ii)	persons who, as of the 2023 Amendment Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the 2023 Amendment Effective Date whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or
(iii)	the consummation of (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting

MFA Financial, Inc.	B-15	2023 Proxy Statement

securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

16.	SECURITIES LAW REQUIREMENTS.

a. Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)	the obligation of the Company to sell or issue Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;
(ii)	the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to Grants; and
(iii)	each Grant under the Plan (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Grants or issuance of Shares, no payment or Grant shall be made, or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b. Restrictions on Transfer. The certificates, if any, for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 16 shall be conclusive and binding on all persons. Without limiting the generality of Section 9, stock certificates representing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

c. Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

d. Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall (to the extent that the Company continues to issue certificated shares) be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

MFA Financial, Inc.	B-16	2023 Proxy Statement

e. Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

17. AMENDMENT OF THE PLAN. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no amendment may materially impair the rights or obligations of a Grantee with respect to Grants previously made unless such amendment is in connection with compliance with applicable laws or the Grantee consents to such amendment. Notwithstanding the foregoing, the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained. The Board may also amend any Grant at any time, provided that no such amendment shall materially impair any rights or obligations of a Grantee, unless the Grantee consents to such amendment or such amendment is required to comply with applicable law.

18. NO REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price of such outstanding Options or Stock Appreciation Rights, (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights or (c) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price above the current stock price in exchange for cash or other securities.

19. TRANSFER OF GRANTS. Grants are not transferable by a Grantee except to the Successors of the Grantee in the event of the Grantee’s death (to the extent any such Grant, by its terms, survives the Grantee’s death), and, if exercisable, shall be exercisable during the lifetime of a Grantee only by such Grantee or his or her guardian or legal representative. Notwithstanding the foregoing, if and only to the extent permitted by the Committee, Grants may be transferred during the lifetime of a Grantee to one or more of the following transferees (each transferee a “Permitted Assignee”) on such terms as then may be permitted by the Committee: (a) the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (a) are the only partners, members or stockholders, or (d) for charitable donations to a charitable organization; provided that, such Permitted Assignee shall be bound by and subject to all the terms and conditions of the Plan and the Award and shall execute an agreement satisfactory to the Company evidencing such obligations; provided further that, that any such transfer shall not be permitted unless it (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) complies with applicable law, including securities law.

20. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

21. TAX WITHHOLDING. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in shares of Common Stock shall be satisfied by having shares of Common Stock withheld at the time such Grants become taxable. In addition, the Committee, in its discretion, may allow a Grantee to elect to have the Grantee’s tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold Shares, (b) transferring to the Company Shares owned by the Grantee, or

MFA Financial, Inc.	B-17	2023 Proxy Statement

(c) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

22. NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 22.

23. RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company to terminate the individual’s employment or other service at any time.

24. NO ASSIGNMENT. A Grantee’s rights with respect to any Grant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

25. CLAIMS PROCEDURES.

(i)	The Grantee or authorized representative, may file a claim for payments with respect to Grants under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:
(1)	approve the claim and take appropriate steps for satisfaction of the claim; or
(2)	if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 25 as the provision setting forth the claims procedure under the Plan.
(ii)	The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

26. EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

MFA Financial, Inc.	B-18	2023 Proxy Statement

27. COMPLIANCE WITH SECTION 409A OF THE CODE.

(i)	Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.
(ii)	With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service, or if earlier, within 30 days following the Grantee’s death which occurs during such six-month period.
(iii)	Notwithstanding any other provision of the Plan, the Plan and the Grants are intended to comply with the requirements of Section 409A of the Code. Accordingly, all provisions herein and with respect to any Grants shall be construed and interpreted to be consistent with the requirements of Section 409A of the Code to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Section 409A of the Code shall only be made in a manner and upon an event permitted by Section 409A of the Code; provided, however, that in no event shall the Company be obligated to reimburse a Grantee for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A of the Code. The Company makes no representations that Grants are exempt from or comply with Section 409A of the Code and makes no undertakings to ensure or preclude that Section 409A of the Code will apply to any Grants.
(iv)	Notwithstanding any other provision of the Plan or an Agreement, in the event that any Grant that constitutes nonqualified deferred compensation subject to Section 409A of the Code is to be paid or otherwise settled upon a Change of Control, such Grant shall not be paid or settled upon the Change of Control unless the applicable Change of Control constitutes a “change in control event” for purposes of Section 409A of the Code.

28. NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 28 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

29. NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 10(e)(ii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their directors or officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

MFA Financial, Inc.	B-19	2023 Proxy Statement

30. CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

31. GOVERNING LAW. The Plan shall be governed by the laws of Maryland, without reference to principles of conflict of laws.

32. EXECUTION. The Company has caused this amended and restated Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 6th day of June, 2023.

MFA FINANCIAL, INC.,
a Maryland corporation

By:
Name: Harold E. Schwartz
Title: Secretary

MFA Financial, Inc.	B-20	2023 Proxy Statement

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Grants may be granted, exercised and/or settled based upon the attainment of objective Performance Goals that are established by the Committee and relate to one or more Performance Criteria, in each case on a specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of specified levels of performance or achievement relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) or any other criteria determined by the Committee with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i)	pre-tax income,
(ii)	after-tax income,
(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),
(iv)	operating income,
(v)	cash flow,
(vi)	earnings per share,
(vii)	return on equity or return on average equity,
(viii)	return on invested capital or assets,
(ix)	cash and/or funds available for distribution,
(x)	appreciation in the fair market value of the Common Stock,
(xi)	return on investment,
(xii)	total stockholder return,
(xiii)	net earnings growth,
(xiv)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),
(xv)	related return ratios,
(xvi)	increase in revenues,
(xvii)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,
(xviii)	net earnings,
(xix)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,
(xx)	number of securities sold,
MFA Financial, Inc.	B-21	2023 Proxy Statement

(xxi)	earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and
(xxii)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).
MFA Financial, Inc.	B-22	2023 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2023 (June 1, 2023, for participants in the MFA Financial, Inc. 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95538-Z83911-P82975 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MFA FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Laurie S. Goodman	☐	☐	☐
1b. Richard C. Wald	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. Approval of the advisory (non-binding) resolution to approve the Company's executive compensation.	☐	☐	☐
4. Approval of the Company's Equity Compensation Plan, which is an amendment and restatement of the Company's existing Equity Compensation Plan.	☐	☐	☐

The Board of Directors recommends you vote on 1 YEAR on Proposal 5.

NOTE: The proxies are authorized to vote in their discretion upon any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date